SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-12
Allied Waste Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑		No fee required.

☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ALLIED WASTE INDUSTRIES, INC.
15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
SCOTTSDALE, ARIZONA 85260
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2006
Notice is hereby given that the annual meeting (the “Annual Meeting”) of the stockholders of Allied Waste Industries, Inc., a Delaware corporation (“Allied”, “company”, “we”, “us”, or “our”), will be held at the Marriott at McDowell Mountain, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260, on May 25, 2006 at 9:00 AM, MST, for the following purposes:
1.	To elect eleven directors to hold office until the 2007 Annual Meeting of stockholders and until their respective successors are duly elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (“independent auditor”) for fiscal year 2006.

3.	To approve the amendment and restatement of the 1991 Incentive Stock Plan into the 2006 Incentive Stock Plan.

4.	To approve the 2006 Executive Incentive Compensation Plan.

5.	To consider two stockholder proposals described in the accompanying Proxy Statement, if presented at the meeting.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
A record of the stockholders has been taken as of the close of business on April 3, 2006 (the “Record Date”) and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available commencing April 5, 2006, and may be inspected prior to the Annual Meeting during normal business hours at our corporate headquarters.
Your participation in our Annual Meeting is important. To ensure your representation, if you do not expect to be present at the meeting, at your earliest convenience, please vote your shares by phone at 1-800-PROXIES (instructions are on the enclosed proxy card), via the Internet at www.voteproxy.com (instructions are on the enclosed proxy card) or by signing, dating and returning the enclosed proxy in the prepaid-postage envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save our company the expense of further solicitation.

By Order of the Board of Directors,

/s/ John J. Zillmer

John J. Zillmer
Chairman of the Board and Chief Executive Officer

April 21, 2006

ALLIED WASTE INDUSTRIES, INC.
15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
SCOTTSDALE, ARIZONA 85260
PROXY STATEMENT MAILING INFORMATION
REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2006
This proxy statement is being mailed to stockholders on or about April 25, 2006, in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Allied Waste Industries, Inc., a Delaware corporation (“Allied”, “company”, “we”, “us”, or “our”), of proxies to be voted at the annual meeting of stockholders (the “Annual Meeting”) to be held in Scottsdale, Arizona on May 25, 2006, and upon any adjournment, for the purposes set forth in the accompanying notice.
The Securities and Exchange Commission permits us to deliver a single proxy statement and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in cost savings for our company. To take advantage of this opportunity, we do deliver only one proxy statement and annual report to multiple stockholders who share an address. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please send your request in writing to us at the following address: Allied Waste Industries, Inc., Attn: Investor Relations Department, 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

Unless the context requires otherwise, reference in this Proxy to “Allied”, “company”, “we”, “us”, or “our”, refers to Allied Waste Industries, Inc. and its consolidated subsidiaries.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q.	Who may vote at the Annual Meeting?

A.	You may vote if you were a holder of record of our common stock as of the close of business on April 3, 2006. Holders of our 6 1/4% Series D Senior Mandatory Convertible Preferred Stock are not entitled to vote at the Annual Meeting.

Q.	What will I be voting on?

A.	The following proposals will be considered at the Annual Meeting:
•	Election of directors (“Proposal 1”)

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2006 (“Proposal 2”).

•	Approval of the amendment and restatement of the 1991 Incentive Stock Plan into the 2006 Incentive Stock Plan (“Proposal 3”).

•	Approval of the 2006 Executive Incentive Compensation Plan (“Proposal 4”).

•	Two stockholder proposals (“Proposal 5” and “Proposal 6”).
Q.	How many votes do I have?

A.	You will have one vote for every share of our common stock you owned on April 3, 2006.

Q.	What constitutes a quorum for the Annual Meeting?

A.	A quorum is at least a majority of the voting power represented by the shares of our common stock, or 183,164,745 shares. As of April 3, 2006, there were issued, outstanding and entitled to vote 366,329,487 shares of our common stock. A quorum must be present or represented at the Annual Meeting for any action to be taken.

Q.	How many votes are required to approve the proposals?

A.	A plurality of the votes cast is required for the election of directors (Proposal 1), subject to the terms of our Shareholders’ Agreement, which is described below. The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote is required for approval of Proposals 2, 3, 4, 5 and 6.

We are a party to a Shareholders’ Agreement with Apollo Advisors II, L.P., Blackstone Capital Partners II Merchant Bank Fund L.P., and certain other stockholders. The Shareholders’ Agreement gives these stockholders the right to nominate five directors to our Board, and requires them to vote in favor of those nominees. These stockholders own approximately 37.3% of the voting power entitled to vote. These stockholders and our directors and executive officers, who in the aggregate own approximately 38.3% of the voting power entitled to vote, intend to vote for approval of the following five directors: David I. Foley, Joshua J. Harris, Steven Martinez, James A. Quella and Antony P. Ressler. The Shareholders’ Agreement is described in more detail under “Voting Agreements Regarding the Election of Directors.”

Q.	How do I vote?

A.	You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.

To vote by proxy, you must either:
•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed return envelope,

•	vote by phone at 1-800-PROXIES (instructions are on the proxy card), or

•	vote by Internet at www.voteproxy.com (instructions are on the proxy card).
If you wish to vote by proxy, please take one of the steps described above as soon as possible so that your shares can be voted at the Annual Meeting. If you wish to vote by phone or Internet, there is no need to mail back your proxy card.

Q.	What if I do not vote for some of the matters listed on my proxy card?

A.	If you return a proxy card without indicating your vote, your share(s) will be voted for the director nominees listed, for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors; for the approval of the 2006 Incentive Stock Plan; for the approval of the 2006 Executive Incentive Compensation Plan; and against the two stockholder proposals.

Q.	What are broker non-votes?

A.	The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the ratification of independent accountants are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes. If your shares are held in your broker’s name, you must give your broker instructions to ensure that your shares will be voted on non-routine matters at the Annual Meeting.

Q.	If my shares are held in “Street Name” by my broker, will my broker vote my shares for me?

A.	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q.	How are abstentions and broker non-votes counted?

A.	There are no broker non-votes on the election of directors (Proposal 1) and the ratification of auditors (Proposal 2) and abstentions will have no effect on either proposal. A broker non-vote will have no effect on the proposals to approve the 2006 Incentive Stock Plan (Proposal 3) or the 2006 Executive Incentive Compensation Plan (Proposal 4), provided that holders of over 50% of the outstanding shares of common stock cast votes on these proposals. Abstentions are equivalent to a vote cast against Proposals 2, 3, 4, 5 and 6.

Q.	Can I change my vote?

A.	Yes, you can change your vote at any time. You can do this in one of three ways. First, you can send a written notice to us stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card to us, or cast a new vote by phone or Internet. Third, you can attend the meeting and vote in person. Your attendance alone will not, however, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change these instructions.

Q.	Do I need to attend the Annual Meeting in person?

A.	No. Although you are welcome to attend, it is not necessary for you to attend the Annual Meeting in order to vote your shares.

Q.	Where can I find more information about Allied?

A.	We file reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at our website at http://www.alliedwaste.com and at the Internet site maintained by the SEC at http://www.sec.gov.

Q.	Who can help answer my questions?

A.	If you have questions about the Annual Meeting or the proposals after reading this proxy statement, or require assistance voting your shares, you can call D. F. King and Co., Inc., which is assisting us, toll-free at 1-800-549-6746.

ELECTION OF DIRECTORS
(Proposal 1)
At the Annual Meeting, eleven directors of our company are to be elected, with each director to hold office until our next Annual Meeting and until his respective successor is elected and qualified (the “Nominees”). The Nominees have been nominated by the Board based on the recommendation of the Governance Committee of the Board. Each Nominee has consented to be named in this proxy statement and has agreed to serve as a member of the Board if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the size of the Board may be reduced accordingly. The Board is not aware of any circumstances likely to render any Nominee unavailable.
Under the terms of a Shareholders’ Agreement with our company, four of our stockholders are required to vote for the election of five Nominees. These four stockholders control 37.3% of the vote. The Nominees for election by these stockholders are David I. Foley, Joshua J. Harris, Steven Martinez, James A. Quella and Antony P. Ressler. Please see “Voting Agreements Regarding the Election of Directors” for more information about this agreement.
The Nominees who receive a plurality of votes cast by the holders of the common stock represented at the Annual Meeting will be duly elected directors.
THE BOARD RECOMMENDS A VOTE FOR ALL ELEVEN NOMINEES TO THE BOARD OF OUR COMPANY.
Information Regarding the Nominees
Information about each of the Nominees is set forth below:

Director Name	Position Held	Age	Director Since
John J. Zillmer	Chairman of the Board of Directors and Chief Executive Officer	50	2005
Robert M. Agate	Director	70	2000
Charles H. Cotros	Director	68	2004
James W. Crownover	Director	62	2002
David I. Foley	Director	38	2006
Joshua J. Harris	Director	41	2005
Dennis R. Hendrix	Director	66	1997
Nolan Lehmann	Director	61	1990
Steven Martinez	Director	37	2006
James A. Quella	Director	56	2005
Antony P. Ressler	Director	45	1997
John J. Zillmer has served as our Chief Executive Officer and Chairman of the Board since May 2005. Mr. Zillmer was retired from January 2004 until his appointment as our Chief Executive Officer and Chairman of the Board in May 2005. From May 2000 until January 2004, Mr. Zillmer served as Executive Vice President of ARAMARK Corporation. During the same period, he also served as President of ARAMARK’s Food and Support Services Group. Prior to such time, he held various senior management positions with ARAMARK, including President of its Food and Support Services International division from August 1999 to May 2000 and President of its Business Services division from May 1995 to August 1999. From 1976 to 1986, Mr. Zillmer served in general management and staff positions with Saga Corporation and Szabo Food Service Company. Mr. Zillmer also serves as a director of United Stationers, Inc. and Pathmark Stores, Inc.

Robert M. Agate has served as a director since May 2000. Prior to that, Mr. Agate was a Senior Executive Vice President of the Colgate-Palmolive Company (“Colgate”). Mr. Agate joined Colgate in 1961 as an Assistant Accountant in the United Kingdom. Over the course of his career, Mr. Agate served as the Chief Financial Officer of Colgate operations in India, Malaysia, the United Kingdom and Australia. Later he served as Controller of the European Division and Controller of the Kendall Company (a subsidiary of Colgate). In 1984, Mr. Agate was promoted to Vice-President and Corporate Controller of Colgate and in 1987 he was promoted to Chief Financial Officer. Mr. Agate retired from Colgate in 1996. Mr. Agate has been a U.K. chartered accountant since 1958.
Charles H. Cotros has served as a director since July 2004. Mr. Cotros also served as our interim Chief Executive Officer and Chairman of the Board from October 2004 through May 2005. Mr. Cotros began his career in the foodservice industry in 1960 with Tri-State General Food Supply (“Tri-State”). After Tri-State merged with SYSCO in 1974 he served in various positions of increasing responsibility and was elected Chief Operating Officer in 1995, President in 1999 and Chief Executive Officer and Chairman of the Board of Directors in 2000. Mr. Cotros served as the Chief Executive Officer and Chairman of the Board of Directors for SYSCO from 2000 to 2002 until he retired from SYSCO in 2002. Mr. Cotros was retired from 2002 until his appointment as our interim Chief Executive Officer and Chairman of the Board in October 2004. Mr. Cotros serves as a director of AmerisourceBergen Corporation. Mr. Cotros also serves as a trustee of Christian Brothers College.
James W. Crownover has served as a director since December 2002. Mr. Crownover completed a 30-year career with McKinsey & Company, Inc. (“McKinsey”) when he retired in 1998. He headed the firm’s Southwest practice for many years, and also co-headed the firm’s worldwide energy practice. In addition, he served as a member of McKinsey’s Board of Directors. He also serves as a director of Chemtura Corporation and Weingarten Realty Investors. He is also Chairman of the Board of Trustees of Rice University and a trustee of St. John’s School, the Houston Grand Opera, and Project GRAD.
David I. Foley has served as a director since March 2006. Mr. Foley is a Senior Managing Director at The Blackstone Group, L.P. (“Blackstone”). Blackstone holds investments in our company. Prior to joining Blackstone in 1995, Mr. Foley was an employee of AEA Investors, Inc. from 1991 to 1993 and a consultant with The Monitor Company from 1989 to 1991. He also serves as a director of Foundation Coal Holdings, Inc., Covalence Specialty Materials Corp. and Mega Blocks, Inc.
Joshua J. Harris has served as a director since September 2005. Mr. Harris is a founding senior partner of Apollo Advisors, L.P. (“Apollo”). Apollo, together with its affiliates, acts as the managing general partner of the Apollo Investment Funds, which are private securities investment funds that hold investments in our company. Prior to joining Apollo in 1990, Mr. Harris was a member of the Mergers and Acquisitions department of Drexel Burnham Lambert Incorporated. Mr. Harris also serves as a director of Hexion Specialty Chemicals, Inc., Nalco Company, Quality Distribution, Inc. and UAP Holding Corp. Mr. Harris is also a member of the Council on Foreign Relations and serves on the Board of Internal Medicine for Mount Sinai Hospital.
Dennis R. Hendrix has served as a director since July 1997 and was appointed Lead Director in December 2002. From November 1990 until his retirement in April 1997, he served as Chairman of the Board of Directors of PanEnergy Corp. (“PanEnergy”) and as PanEnergy’s Chief Executive Officer from November 1990 until April 1995. Mr. Hendrix was President and Chief Executive Officer of Texas Eastern Corporation from 1986 to 1989. Mr. Hendrix also serves as a director of Newfield Exploration Company, Grant Prideco, Inc., and Duke Energy.
Nolan Lehmann has served as a director since October 1990. From 1983 until his retirement on June 30, 2005, Mr. Lehmann was President of Equus Capital Management Corporation, a registered investment advisor, and from 1991 to June 30, 2005, he was President and a director of Equus II Incorporated, a registered public investment company. Mr. Lehmann is a director of Child Advocates of Harris County and also serves as a director of several private corporations. Mr. Lehmann is a certified public accountant.

Steven Martinez has served as a director since March 2006. Mr. Martinez is a Partner at Apollo Management, LP (“Apollo”). Apollo, together with its affiliates, acts as the managing general partner of the Apollo Investment Funds, which are private securities investment funds that hold investments in our company. Prior to joining Apollo in 2000, he worked for Goldman Sachs & Company and Bain and Company. Mr. Martinez also serves as a director of Goodman Global Holdings, Inc.
James A. Quella has served as a director since August 2005. Mr. Quella is a Senior Managing Director and Senior Operating Partner at The Blackstone Group L.P. (“Blackstone”). Blackstone holds investments in our company. Prior to joining Blackstone in 2004, Mr. Quella was a Managing Director and Senior Operating Partner with DLJ Merchant Banking Partners from June 2000 to February 2004. From September 1981 to February 2004, Mr. Quella also worked at Mercer Management Consulting and Strategic Planning Associates, its predecessor firm, where he served as a senior consultant to CEOs and senior management teams, and was Co-Vice Chairman with shared responsibility for overall management of the firm. Mr. Quella also serves as a director of Houghton-Mifflin, Celanese Corporation and Graham Packaging Company, L.P.
Antony P. Ressler has served as a director since May 1997. Mr. Ressler, Managing Partner of Ares L.L.C. (“Ares”), was a co-founder of Ares, L.P., a private investment management firm, in 1997 and Apollo in 1990. Apollo, together with its affiliates, acts as the managing general partner of the Apollo Investment Funds, which are private securities investment funds that hold investments in our company. Mr. Ressler serves as a Partner in the Ares Private Equity Group and as an Investment Committee member on all Ares’ funds. Prior to 1990, Mr. Ressler served as a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Incorporated, with responsibility for the New Issue/Syndicate Desk. Mr. Ressler serves on the Board of Directors of Samsonite Corporation. Mr. Ressler also serves on the Board of Trustees of several not-for-profit organizations, including Los Angeles County’s Alliance for College Ready Public Schools, the Small School Alliance, the Asia Society of Southern California, the Los Angeles County Museum of Art, The Center for Early Education, The Painted Turtle Camp and Right to Play.
VOTING AGREEMENTS REGARDING THE ELECTION OF DIRECTORS
Our Shareholder Agreement with Apollo Advisors II, L.P. and Blackstone Capital Partners II Merchant Bank Fund L.P., including affiliated or related persons (collectively, the “Apollo/Blackstone Investors”) includes various agreements with the Apollo/Blackstone Investors relating to their original investment in our company in 1997 and their investment in connection with our acquisition of Browning-Ferris Industries, Inc. (“BFI”) in 1999. These agreements, among other things, grant the Apollo/Blackstone Investors rights to representation on the Board and to register under the Securities Act of 1933 the offer and sale of the securities of our company that they hold, and also govern the voting of these company securities. Following is a summary of the Third Amended and Restated Shareholders Agreement dated December 18, 2003:
We are a party to the Third Amended and Restated Shareholders Agreement, dated as of December 18, 2003 (the Shareholders’ Agreement), with the Apollo/Blackstone Investors and certain other stockholders (together with the Apollo/Blackstone Investors, the “Shareholders”). The Shareholders’ Agreement amended and restated the shareholders agreement that was entered into with the Shareholders at the time they acquired their shares of Series A Preferred Stock and became effective at the time of the exchange of 110.5 million shares of common stock for shares of Series A Preferred Stock. Under this Shareholders’ Agreement we have agreed, until the earlier to occur of July 31, 2009 or the date upon which the Apollo/Blackstone Investors own, collectively, less than 10% of the sum of the shares of common stock they acquired from TPG Partners, L.P., TPG Parallel, L.P. and Laidlaw Transportation, Inc. and the 87,295,000 shares of the common stock issued in connection with the exchange (collectively, the “Apollo/Blackstone Shares”), to nominate and support the election to the Board of certain individuals (the “Shareholder Designees”) designated by the Apollo/Blackstone Investors. For so long as the Apollo/Blackstone Investors beneficially own: (i) 80% or more of the Apollo/Blackstone Shares, they will be entitled to designate five Shareholder Designees; (ii) 60% or more but less than 80% of the

Apollo/Blackstone Shares, they will be entitled to designate four Shareholder Designees; (iii) 40% or more but less than 60% of the Apollo/Blackstone Shares, they will be entitled to designate three Shareholder Designees; (iv) 20% or more but less than 40% of the Apollo/Blackstone Shares, they will be entitled to designate two Shareholder Designees; and (v) 10% or more but less than 20% of the Apollo/Blackstone Shares, they will be entitled to designate one Shareholder Designee; provided, that if, at any time as a result of our issuance of voting securities, the Apollo/Blackstone Investors beneficially own 9% or less of the total voting power of voting securities then outstanding, the Apollo/Blackstone Investors will only be entitled to designate at most three Shareholder Designees. Currently, Messrs. Foley, Harris, Martinez, Quella and Ressler are the Shareholder Designees designated by the Apollo/Blackstone Investors.
In the Shareholders’ Agreement, we agreed to: (i) limit the number of our executive officers that serve on the Board to two; and (ii) nominate persons to the remaining positions on the Board who are recommended by the Governance Committee and are not our employees, officers or outside counsel or partners, employees, directors, officers, affiliates or associates of any Apollo/Blackstone Investors (the “Unaffiliated Directors”). Unaffiliated Directors will be nominated only upon the approval of a majority vote of the Governance Committee, which will consist of not more than four directors, at least two of whom will be Shareholder Designees, or such lesser number of Shareholder Designees as then serves on the Board. If the Apollo/Blackstone Investors beneficially own less than 50% of the Apollo/Blackstone Shares, the Governance Committee will contain only one member who is a Shareholder Designee.
In the Shareholders’ Agreement, the Shareholders agreed that, generally until the earlier to occur of July 31, 2009 or the date upon which the Apollo/Blackstone Investors own, collectively, voting securities of our company that represent less than 10% of the total voting power of all of our voting securities on a fully diluted basis, the Shareholders will vote all voting securities beneficially owned by such persons to elect the individuals nominated to the Board in accordance with the provisions of the Shareholders’ Agreement, to vote all their shares as recommended by a majority of the entire Board in connection with mergers, business combinations and other similar extraordinary transactions, and otherwise to vote as they wish.
The Shareholders continue to be subject to the same standstill and restriction on dispositions provisions that were contained in the previous shareholders agreement. At the time of the exchange, we entered into a registration rights agreement with the Shareholders, which provides that the shares of common stock received in the exchange transaction may be included in any registration of securities requested by the Shareholders. In addition, we have agreed that the Shareholders may request a shelf registration of their shares of common stock at any time after December 18, 2004.
THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE
Our operations are managed under the broad supervision of the Board, which has responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies. The Board currently has four standing committees, which, pursuant to delegated authority, perform various duties on behalf of and report to the Board. The four standing Committees are (a) the Executive Committee, (b) the Audit Committee, (c) the Management Development/Compensation Committee, and (d) the Governance Committee. From time to time, the Board may form special committees, such as a pricing committee for certain financing transactions.
During 2005, the Board held five regularly scheduled meetings and one specially scheduled meeting. There were 18 committee meetings during 2005. In addition, the Board acted by unanimous written consent on four occasions. The average attendance by the directors at scheduled Board and committee meetings during 2005 was approximately 89%. All directors served a full year in 2005 except Messrs. Gross, Harris, Jackson, Lipson, Quella, Rudman, and Zillmer. All of our Board members attended at least 75% of the scheduled Board meetings and meetings of committees of which they were members, except for one former Board member who did not attend any scheduled meetings, and one former Board member who attended 40% of the scheduled meetings.

The following table identifies the current membership of the Board committees and states the number of meetings held during 2005.

Management
					Development/	Governance
Director	Executive		Audit		Compensation	Committee
Robert M. Agate			Ö	*		Ö
Charles H. Cotros					Ö
James W. Crownover			Ö			Ö *
David I. Foley (1)						Ö
Joshua J. Harris (2)						Ö
Dennis R. Hendrix	Ö		Ö			Ö
Nolan Lehmann			Ö		Ö *
Steven Martinez (3)						Ö
James A. Quella (4)					Ö
Antony P. Ressler	Ö				Ö
John J. Zillmer	Ö	*
Number of meetings in 2005	—		8		6 **	4

*	Indicates Chairperson.

**	In addition, this committee acted by unanimous written consent on three occasions.

(1)	On March 16, 2006, the Board elected Mr. Foley to fill the vacancy created by the resignation of J. Tomilson Hill from the Board on March 16, 2006.

(2)	On September 29, 2005, the Board elected Mr. Harris to fill the vacancy created by the resignation of Michael S. Gross from the Board on September 29, 2005.

(3)	On March 16, 2006, the Board elected Mr. Martinez to fill the vacancy created by the resignation of Leon D. Black from the Board on March 16, 2006.

(4)	On August 1, 2005, the Board elected Mr. Quella to fill the vacancy created by the resignation of Howard A. Lipson on August 1, 2005.
The Executive Committee
The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full Board when a meeting of the full Board is not practicable or necessary, or otherwise as specifically delegated by the full Board. The Executive Committee operates under a formal charter that was approved by the Governance Committee and the full Board. The Executive Committee, however, is not subject to NYSE rules.
The Audit Committee
The Audit Committee, comprised of all independent directors, is established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934 (the Exchange Act) and operates under a formal charter that has been adopted by the Board in accordance with NYSE rules and all other applicable laws. The Audit Committee assists the Board in its oversight of our financial reporting process and consists of Robert M. Agate, Chairman of the Audit Committee, James W. Crownover, Dennis R. Hendrix and Nolan Lehmann. The Audit Committee report begins on page 15.

Audit Committee Financial Expert
The Board has determined that Robert M. Agate, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” under the Securities and Exchange Commission’s (“SEC”) definition. Mr. Agate is also independent as that term is defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board also has determined that other members of the Audit Committee satisfy the criteria adopted by the SEC for an audit committee financial expert. All Audit Committee members possess the required level of financial literacy and at least one member meets the current standard of requisite financial management expertise as required by the NYSE.
Management Development/Compensation Committee
The Management Development/Compensation Committee, comprised of all independent directors, operates under a formal charter in accordance with NYSE rules and all other applicable laws. The purpose of the Management Development/Compensation Committee is to discharge the Board’s responsibilities relating to the compensation of our directors, Chief Executive Officer (“CEO”), and other executives and to review and report on the continuity of executive leadership for our company. The Management Development/Compensation Committee report begins on page 19.
Governance Committee
The Governance Committee, comprised of all independent directors, operates under a formal charter in accordance with NYSE rules and all other applicable laws. The purpose of the Governance Committee is to develop and recommend a set of corporate governance principles applicable to our company, to identify director candidates and recommend that the Board select the director nominees for the next annual meeting or to fill vacancies, and to review and provide oversight of the effectiveness of our governance practices. The Governance Committee also oversees the annual evaluation of the Board and its committees.
Director Nomination Procedures
The Governance Committee has implemented measures to formalize the director nomination process. The Shareholders’ Agreement with the Apollo/Blackstone Investors currently entitles these investors to designate five members of the Board. The Governance Committee has the responsibility for identifying, screening, and recommending the remaining Board candidates. The Governance Committee assesses on a regular basis the current needs for the Board and continues to develop a list of qualified candidates that would add value to the Board’s composition. In determining whether to nominate a candidate for director, the Governance Committee will consider the candidate’s business experience and judgment, diversity, business and functional skills, integrity, financial literacy, time, other board appointments, public policy and government experience and degree of independence from management. Generally, the Governance Committee identifies candidates through the business and other organizational networks of the Board members.
When assessing the independence of a current director or prospective director candidate, the Governance Committee considers the five “per se” disqualifications to director independence in accordance with NYSE rules. In addition, the Board, based upon the recommendation of the Governance Committee, has adopted categorical standards, which state that certain relationships would not be considered to be material relationships that would bar a director’s independence. These categorical standards are detailed under “Independent Directors.”
The Governance Committee, if it so chooses, has the sole authority to retain any search firm to identify director candidates and to approve any fees and retention terms of the engagement.

Stockholder Director Recommendation Policy
The Governance Committee will consider director candidates recommended by stockholders. Written recommendations must include (1) the stockholder’s name, address, and relationship to the nominee, (2) the number of shares held by the stockholder, with the understanding that the number of shares held must be at least 2% or more of the outstanding shares of our company and must have been held by the stockholder for one year or more, (3) a written statement from the stockholder and a statement from the nominee, consenting to be named as a candidate and, if nominated and elected, to serve as a director, and (4) contact, biographical and business experience information regarding the nominee. A stockholder recommendation for a director candidate is not the same as a stockholder nomination for a director as provided for in our by-laws.
Stockholder-recommended director candidates are evaluated on the same basis as all other candidates as discussed above. The Governance Committee may, in its discretion, interview any stockholder-recommended director candidate before recommending him or her for nomination to the Board.
Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by giving the recommended candidate’s name, biographical data and qualifications in writing to: Attention: Office of the Secretary, Allied Waste Industries, Inc., 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260. In order to consider a candidate for nomination at the 2007 Annual Meeting, we must receive the written recommendation for consideration between 75 and 120 days before the anniversary date of this year’s Annual Meeting.
Independent Directors
When assessing the independence of a current director or prospective director candidate, the Governance Committee considers the five “per se” disqualifications from director independence in accordance with NYSE rules. In addition, the Board, based upon the recommendation of the Governance Committee, has adopted categorical standards, which provide that the following are not material relationships that would bar a director’s independence:
•	If any of our directors is an executive officer of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the consolidated assets of Allied and of the company for which the director serves as an executive officer.

•	If any of our directors or a member of a director’s immediate family serves as an officer, director or trustee of a charitable organization, and Allied’s discretionary charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts.

•	A passive investment by any of our directors, or member of a director’s immediate family, in a stockholder that owns less than 45% of our outstanding common stock, as long as that passive investment does not exceed 5% of the director’s net worth.

•	Affiliation or employment by any of our directors, or member of a director’s immediate family, with an entity that beneficially owns up to 45% of our outstanding common stock.
The Board undertook a review of director independence and considered relationships between each of the directors and their immediate family members and our company and its subsidiaries, both in the aggregate and individually. We believe that the ten non-management members of our Board meet the standards for independence set by the NYSE and the categorical standards adopted by the Board and have no material relationships with us. These ten directors are therefore “independent directors” under NYSE listing standards.

     Following is a list of our independent directors:

Robert M. Agate	Dennis R. Hendrix
Charles H. Cotros	Nolan Lehmann
James W. Crownover	Steven Martinez
David I. Foley	James A. Quella
Joshua J. Harris	Antony P. Ressler
The independent directors regularly meet in executive sessions of the Board and their respective committees, separate from management.
Lead Director
•	The Board established the position of Lead Director in 2002.

•	The Lead Director chairs all executive sessions of the Board, separate from management, and acts as a liaison between the non-management and management members of the Board with respect to matters addressed in the executive sessions.

•	The Lead Director acts as a resource to our Chairman and CEO.

•	The Lead Director further provides our Chairman with input on scheduling of Board meetings and preparing agendas and materials for Board meetings, and recommends the retention of advisors and consultants who report directly to the Board, as necessary.

•	Dennis R. Hendrix served as Lead Director throughout 2005 and currently serves as the Lead Director.

•	Interested parties may communicate directly with the Lead Director by following the procedures outlined under “Stockholder Communications with the Board of Directors”.
Corporate Governance
Allied operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We continuously monitor developments and best practices in the area of corporate governance, and modify our plan as warranted.
Corporate Governance Guidelines. Allied has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility.
Personal Loans to Executive Officers and Directors. Allied complies with and will operate in a manner consistent with legislation prohibiting extensions of credit in the form of a personal loan to or for its directors and executive officers.
Code of Ethics. We have adopted a Code of Business Conduct and Ethics that complies with all applicable laws and outlines the general standards of business conduct that all of our employees, officers, and directors are required to follow. In addition, we have adopted a Code of Ethics for our Executive and Senior Financial Officers, violations of which are required to be reported to the Audit Committee. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics that applies to our CEO, Chief Financial Officer, Controller, or Chief Accounting Officer, we will disclose the nature of such amendment or waiver on our website and/or in a report on Form 8-K.

The current charters for the Executive, Audit, Management Development/ Compensation, and Governance committees, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics (for all employees, officers and Board members) and our Code of Ethics for the Executive and Senior Financial Officers can be requested, free of charge, by writing to: Attention: Investor Relations, Allied Waste Industries, Inc., 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260. These documents are also available on our website at www.alliedwaste.com.
Stockholder Communications with the Board of Directors
Stockholders may communicate directly with our directors, our non-management directors as a group, or our Board as a group, by writing to: Attention: Chair of the Governance Committee, c/o Office of the Assistant Secretary and Deputy General Counsel, Allied Waste Industries, Inc., 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260. We do not have a policy of screening any of the communications received. All communications are provided to the designated Board member.
Attendance at Annual Meetings Policy
We do not have a policy requiring our directors to attend the Annual Meeting of our Stockholders. One of our directors attended the 2005 Annual Meeting.
COMPENSATION OF DIRECTORS
We currently pay each non-employee director a cash fee of $40,000 annually. In 2005, we also paid each non-employee director $2,000 for each regular and special meeting of the Board attended in person, $2,000 for each committee meeting attended in person, and $1,000 for each meeting (Board or committee, regular or special) attended by telephone. In 2005, the Chairs of the Management Development/Compensation Committee (“Compensation Committee”), Audit Committee, and Governance Committee each received annual cash retainers in the amount of $7,500. We also paid directly or reimbursed our directors for their travel, lodging, meals, and related expenses incurred in attending Board meetings, as appropriate.
Under the 2005 Non-Employee Director Equity Compensation Plan (the “2005 Directors’ Plan”), each non-employee director may elect to have all or any portion of his or her cash fees converted into shares of common stock at the market price of the stock on the last day of the quarter for which the fees are paid. The 2005 Directors’ Plan also provides for grants to non-employee directors as follows: (1) a one-time award of restricted stock or restricted stock units (“RSUs”) having a fair market value of $150,000 (or the equivalent value in the form of stock options) upon the initial election of a non-employee director to the Board, subject to vesting at a rate of one-third per year over three years following the date of grant and (2) annual grants of restricted stock or RSUs having a fair market value of up to $55,000 (or the equivalent value in the form of stock options) upon a non-employee director’s re-election to the Board, subject to vesting in full after one year. Under the 2005 Directors’ Plan, the Board has the discretion to adjust, upward or downward, the dollar value of the initial grants, up to a maximum of $200,000, and the dollar value of annual grants, up to a maximum of $80,000.
Awards granted pursuant to the 2005 Directors’ Plan that are attributable to the Blackstone Shareholder Designees are granted to Blackstone instead of the individual Blackstone Shareholder Designee. Under policies adopted by the Apollo/Blackstone Investors, no initial grant will be made if the Apollo/Blackstone Investors select a new Shareholder Designee to succeed a current Shareholder Designee. Also, no outstanding grants will be forfeited in the case of a Blackstone Shareholder Designee who is replaced.
In 2005, we made annual grants of restricted stock having a fair market value of $55,000 to each non-employee director who was re-elected to the Board. There were no new non-employee directors elected to the Board in 2005 other than Shareholder Designees of the Apollo/Blackstone Investors. Those directors were not entitled to receive initial grants under the policies described above.

The following table sets forth the compensation paid to our non-employee directors for their service in 2005:

		Board and		Cash Value
		Committee		Of
	Annual	Attendance		Restricted
Name	Retainer(1)	Fees	Chair Fees	Stock(2)	Total
Robert M. Agate	$40,000	$29,000	$7,500	$55,000	$131,500
Leon D. Black (3)	40,000	—	—	55,000	95,000
Charles H. Cotros (4)	20,000	12,000	—	—	32,000
James W. Crownover	40,000	30,000	7,500	55,000	132,500
Michael S. Gross (5)	30,000	8,000	—	55,000	93,000
Joshua J. Harris (5)	10,000	6,000	—	—	16,000
Dennis R. Hendrix	40,000	33,000	—	55,000	128,000
J. Tomilson Hill (6)	40,000	13,000	—	55,000	108,000
Nolan Lehmann	40,000	39,000	7,500	55,000	141,500
Howard A. Lipson (7)	23,333	8,000	—	55,000	86,333
James A. Quella (7)	16,667	6,000	—	—	22,667
Antony P. Ressler	40,000	11,000	—	55,000	106,000

(1)	The Annual Retainer is prorated for partial year of service.

(2)	Amounts shown represent the grant date fair value of such awards determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard (“SFAS”) No. 123, Accounting for Stock Based Compensation (“FAS 123”) for financial reporting purposes.

(3)	Mr. Black resigned as a director on March 16, 2006. On March 16, 2006, the Board elected Mr. Martinez to fill the vacancy created by Mr. Black’s resignation.

(4)	Mr. Cotros resigned as our interim Chief Executive Officer and Chairman of the Board on May 27, 2005 and continues to serve as a member of the Board.

(5)	Mr. Gross resigned as a director on September 29, 2005. On September 29, 2005, the Board elected Mr. Harris to fill the vacancy created by Mr. Gross’ resignation.

(6)	Mr. Hill resigned as a director on March 16, 2006. On March 16, 2006, the Board elected Mr. Foley to fill the vacancy created by Mr. Hill’s resignation.

(7)	Mr. Lipson resigned as a director on August 1, 2005. On August 1, 2005, the Board elected Mr. Quella to fill the vacancy created by Mr. Lipson’s resignation.
Employee directors do not receive additional compensation for service on the Board or its committees. Employee directors also are not eligible to participate in the 2005 Directors’ Plan, but are eligible to participate in our other incentive stock plans.
In February 2006, the Board, acting through a special subcommittee, approved stock ownership and retention guidelines in order to encourage our directors and executive officers to acquire and retain ownership of a significant number of shares of our common stock while they serve as our directors or officers. Under the guidelines, each non-employee director is expected to hold shares of our common stock having a value equal to five times his or her annual cash retainer. The expected number of shares to be held initially will be calculated as five times the annual cash retainer divided by a fixed stock price of $8.00 per share. The fixed stock price will be reviewed by the Compensation Committee at the beginning of each year and adjusted when the Compensation Committee determines, in its sole discretion, that it is appropriate to do so. All non-employee directors will be expected to retain 50% of all shares (after deducting shares to satisfy applicable tax obligations incurred as the result of any exercise or vesting event) received from our company in any manner until their ownership threshold is met. In some instances a Shareholder Designee director may instruct that any awards issuable to such Shareholder Designee director instead be issued to his or her designating person or affiliate. In these instances, the ownership test will be applied to the designating person or affiliate.

THE AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter approved by the Governance Committee and the full Board. The Audit Committee assists the Board in its oversight of (i) the integrity of our company’s financial statements, (ii) our company’s compliance with legal and regulatory requirements, (iii) the qualification and independence of our company’s independent auditor, and (iv) the performance of our company’s internal audit function and independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Our company’s independent auditors are responsible for expressing an opinion on the conformity of our company’s audited financial statements to generally accepted accounting principles.
In exercising our oversight function, we have reviewed and discussed with management and the independent auditors the quarterly operating results and the annual audited financial statements prior to their issuance. We have reviewed with management (i) its evaluation of the design and operations of internal controls, (ii) the quality of the accounting principles applied, (iii) the reasonableness of significant accounting judgments and estimates, and (iv) the clarity of disclosures in the financial statements.
We have discussed with our company’s head of internal audit and the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the head of internal audit and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls, and the overall quality of our company’s financial reporting. In addition, the Audit Committee has discussed with the Chief Executive Officer and Chief Financial Officer of our company the processes that they have undertaken to evaluate the accuracy and fair presentation of our company’s financial statements and the effectiveness of our company’s disclosure controls and procedures.
We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS 89 and SAS 90. The Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Allied and its management. We understand the need for our independent auditors to maintain objectivity and independence in its audit of our company’s financial statements. We have considered whether the independent auditors’ provision of non-audit services to our company is compatible with the independent auditors’ independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the audited financial statements for inclusion in Allied’s Annual Report on SEC Form 10-K for the year ended December 31, 2005, as filed with the SEC.

Submitted by the Audit Committee:
Robert M. Agate – Chairman
James W. Crownover
Dennis R. Hendrix
Nolan Lehmann

PRINCIPAL ACCOUNTANT FEES AND SERVICES
A summary of the services billed by PricewaterhouseCoopers LLP for the 2005 and 2004 fiscal years are as follows (in thousands):

	2005	2004
Audit Fees (1)	$2,560.7	$3,050.4
Audit-Related Fees (2)	170.5	758.2
Tax Fees (3)	12.0	23.5
All Other Fees(4)	3.2	—

(1)	Audit Fees for the years ended December 31, 2005 and 2004 related to services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting included in our Form 10-K, for the reviews of the financial statements included in our Form 10-Qs, in connection with capital markets transactions such as comfort letters and consents, and in connection with reviews of other documents filed with the SEC.

(2)	Audit-Related Fees for the years ended December 31, 2005 and 2004 were primarily for assistance with the preparation and planning for our first annual assessment of our internal controls over financial reporting assurance and related services with respect to employee benefit plan audits, subsidiary financial statement audits, and agreed-upon procedures engagements.

(3)	Tax Fees for the years ended December 31, 2005 and 2004 were for assistance with tax compliance requests (2005) and advice on a tax planning matter (2004).

(4)	All Other Fees for the year ended December 31, 2005 pertained to an annual license for access to a financial reporting accounting literature research database.
The Audit Committee’s policy is to pre-approve all audit and permissible audit-related services provided by the independent auditors. The Audit Committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related, tax and other services, for the upcoming or current fiscal year. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, derived from filings with the Securities and Exchange Commission and other public information, regarding the beneficial ownership of our common stock on April 3, 2006 by: (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock, (ii) each of our current directors and executive officers named in the Summary of Executive Compensation Table, and (iii) all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.

	Common Stock
	and Common Stock
Name of Person or Identity of Group(1)	Equivalents(2)		Percentage
Apollo Investment Fund III, L.P
Apollo Overseas Partners III, L.P
Apollo (U.K.) Partners III, L.P
Apollo Investment Fund IV, L.P
Apollo Overseas Partners IV, L.P
Apollo/AW LLC c/o Apollo Advisors, II, L.P	65,739,579	(3)	18.0%
10250 Constellation Blvd, Suite 2900
Los Angeles, CA 90067
Blackstone Capital Partners II and III Merchant Banking Fund L.P
Blackstone Offshore Capital Partners II and III L.P
Blackstone Family Investment Partnership II and III L.P c/o Blackstone Management Associates II L.L.C	48,045,880	(4)	13.1%
345 Park Avenue, 31st Floor
New York, NY 10154
Capital Research and Management Company	37,092,660		10.1%
333 South Hope Street
Los Angeles, CA 90071
John J. Zillmer	409,400	(5)	*
Robert M. Agate	111,976	(6)	*
Charles H. Cotros	275,000	(7)	*
James W. Crownover	64,006	(8)	*
David I. Foley	48,045,880	(9)	13.1%
Joshua J. Harris	65,739,579	(10)	18.0%
Dennis R. Hendrix	148,545	(11)	*
Nolan Lehmann	185,562	(12)	*
Steven Martinez	65,739,579	(10)	18.0%
James A. Quella	48,045,880	(9)	13.1%
Antony P. Ressler	139,517	(13)	*
Donald W. Slager	739,588	(14)	*
Peter S. Hathaway	648,760	(15)	*
Steven M. Helm	471,149	(16)	*
Edward A. Evans	14,000		*
Donald A. Swierenga	394,408	(17)	*
All directors and executive officers as a group (16 persons)	117,387,370		31.9%

*	Does not exceed one percent.

(1)	Unless otherwise indicated, the address of each person or group listed above is 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

(2)	Includes shares of common stock that may be acquired upon the exercise of options within 60 days of April 3, 2006, restricted stock units that will vest within 60 days of April 3, 2006, and shares of restricted stock outstanding as of April 3, 2006 as to which the holder has the right to vote.

(3)	This total represents shares held by Apollo Investment Fund III, LP (25,461,653 shares, representing 38%), Apollo Overseas Partners III, LP (1,672,338 shares, representing 2%), Apollo (UK) Partners III, LP (1,035,588 shares, representing 2%), Apollo Investment Fund IV, LP (31,401,337 shares, representing 48%), Apollo Overseas Partners IV, LP (1,748,663 shares, representing 3%), and Apollo/AW LLC (4,420,000 shares, representing 7%), (collectively, the “Apollo Investors”). Apollo Advisors II, LP, Apollo Advisors IV, LP and/or Apollo Management, LP (and together with affiliated investment managers, “Apollo Advisors”) which serves as general partner and/or manager for each of the Apollo Investors, each of which is affiliated with one another. Messrs. Harris and Martinez are principals of Apollo Advisors and each disclaims beneficial ownership of the indicated shares.

(4)	This total represents shares held by Blackstone Management Associates II L.L.C. (“Blackstone Associates”) which serves as general partner for each of Blackstone Capital Partners II Merchant Banking Fund L.P (6,611,545 shares, representing 14%), Blackstone Offshore Capital Partners II L.P. (1,962,386 shares, representing 4%), Blackstone Family Investment Partnership II L.P. (657,937 shares, representing 1%), Blackstone Capital Partners III Merchant Banking Fund L.P. (30,668,235 shares, representing 64%), and Blackstone Offshore Capital Partners III L.P. (5,686,265 shares, representing 12%) and Blackstone Family Investment Partnership III L.P. (2,320,500 shares, representing 5%) (collectively, the “Blackstone Investors”). The total also includes 14,012 shares of restricted stock issued to Blackstone Management Partners III L.L.C. (“Blackstone Advisor”), the investment advisor to certain of the Blackstone Investors, and 125,000 shares that may be acquired on the exercise of options by Blackstone Advisor.

(5)	Includes (a) 200,000 shares of common stock that may be acquired on the exercise of options; and (b) 100,000 shares of restricted stock that are not yet vested but that Mr. Zillmer has the right to vote at the Annual Meeting.

(6)	Includes 65,000 shares of common stock that may be acquired on the exercise of options by Mr. Agate.

(7)	Includes 265,000 shares of common stock that may be acquired on the exercise of options by Mr. Cotros.

(8)	Includes 45,000 shares of common stock that may be acquired on the exercise of options by Mr. Crownover.

(9)	Includes (i) 47,906,868 shares beneficially owned by the Blackstone Investors, (ii) 14,012 shares of restricted stock issued to Blackstone Advisor, and (iii) 125,000 shares that may be acquired on the exercise of options by Blackstone Advisor. Messrs. Foley and Quella are principals of Blackstone Associates and each disclaims beneficial ownership of the shares owned by the Blackstone Investors and Blackstone Advisors.

(10)	This total includes 65,739,579 shares beneficially owned by the Apollo Investors. Each of Messrs. Harris and Martinez disclaim beneficial ownership of shares owned by the Apollo Investors.

(11)	Includes 95,000 shares of common stock that may be acquired on the exercise of options by Mr. Hendrix.

(12)	Includes 90,000 shares of common stock that may be acquired on the exercise of options by Mr. Lehmann.

(13)	Includes 95,000 shares of common stock that may be acquired on the exercise of options by Mr. Ressler. Although Mr. Ressler is a Shareholder Designee, he is not a principal of the Apollo Investors and therefore disclaims any beneficial ownership of the shares owned by the Apollo Investors. This total does not include any shares held by the Apollo Investors.

(14)	Includes 655,104 shares of common stock that may be acquired on the exercise of options or vesting of restricted stock units.

(15)	Includes 572,096 shares of common stock that may be acquired on the exercise of options or vesting of restricted stock units.

(16)	Includes 447,376 shares of common stock that may be acquired on the exercise of options or vesting of restricted stock units.

(17)	Includes 349,286 shares of common stock that may be acquired on the exercise of options or vesting of restricted stock units.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) reports they file.
Based solely on a review of the forms we have received or prepared, we believe that during the year ended December 31, 2005, all filing requirements applicable to our directors, executive officers and greater than 10% stockholders were timely met, except for the late filing of two Form 4’s for Mr. Swierenga, which were filed on January 5, 2006. Mr. Swierenga did not serve as an “executive officer” for purposes of the Exchange Act on December 31, 2005.

THE MANAGEMENT DEVELOPMENT/COMPENSATION COMMITTEE REPORT
The Management Development/Compensation Committee of the Board of Directors (the “Compensation Committee”) discharges the Board’s responsibilities relating to the compensation of our company’s directors, Chief Executive Officer (“CEO”), and other Named Executive Officers listed on the Summary Compensation Table. In this report, we refer to the CEO and the other Named Executive Officers as the “NEOs.”
Each member of the Compensation Committee meets the independence requirements of NYSE listing standards and all other applicable laws. The Compensation Committee’s charter is published on the corporate governance section of our company’s website.
Executive Compensation Philosophy and Policies
Our primary compensation philosophy is (i) to develop a compensation package that attracts highly qualified executives to work for our company; (ii) to provide appropriate incentives and to reward superior executive performance that creates long-term investor value; and (iii) to encourage executives who deliver that performance to remain with our company and to continue that level of performance. Under the supervision of the Compensation Committee, our company has developed and implemented compensation policies, plans, and programs that are designed to closely align the financial interests of our senior executives with those of our stockholders in order to enhance the long-term growth and profitability of our company, and therefore the creation of long-term stockholder value. Our company’s compensation programs provide a balanced mix of cash and equity-based compensation that we believe meets these goals.
We approve all of the policies, plans, and programs under which compensation is paid or awarded to the NEOs. We strive to ensure that executive compensation relates to the measures of our company’s financial performance that are important to investors, such as revenue and earnings growth and return on invested capital. We identify, quantify, and approve performance goals for the NEOs, and we annually review the collective and individual performance of these top executives. We use performance measurements in awarding compensation and in setting new performance goals for the future. We review every compensation action relating to the top executives, and we oversee and evaluate the effectiveness of our company’s executive compensation policies and programs in hiring, motivating, and retaining other key employees.
We retain the services of independent compensation advisors to assist us with the review and evaluation of our compensation policies and proposed new compensation arrangements, including new executive employment agreements. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with our company’s objectives. We regularly meet in executive session, without any management directors or employees present.
Overall Factors We Considered in Making Specific Compensation Decisions
We believe that the quality and dedication of our NEOs is a critical factor affecting the long-term value of our company. We therefore strive to maintain an executive compensation program that will attract, motivate, and retain the highest possible level of executive leadership. As in prior years, in 2005 we ultimately based all of our determinations regarding executive compensation upon our assessment of each NEO’s leadership performance and potential to enhance productivity, growth, and long-term stockholder value.
We rely upon our collective, considered judgment, together with advice from our independent consultant and other advisors, and not upon rigid guidelines, formulas, or short-term changes in our stock price in determining the amount and mix of compensation elements for each NEO. Key factors affecting our judgments included the following:

•	the nature and scope of each NEO’s responsibilities and performance;

•	our subjective assessment of each NEO’s effectiveness in leading our company’s initiatives to enhance long-term stockholder value, productivity, and growth;

•	each NEO’s success in creating a culture of unyielding integrity and compliance with applicable law and our company’s ethics policies; and

•	each NEO’s current salary, prior-year bonus, and other compensation awards.
We also considered the compensation levels and performances of a comparative group of major companies that are most likely to compete with our company for the services of executive officers. Based upon all the factors we considered relevant, and in view of our company’s financial and operating performance, we set the overall level of salary, bonus, and other incentive compensation awards to our NEOs between the 50th and 75th percentiles relative to the comparison group. We also took steps to structure the NEOs’ compensation in a manner that we believe will help ensure the continuity of our company’s leadership.
Our decisions concerning the specific 2005 compensation elements for individual NEOs, including the interim CEO and current CEO, were made within this framework. As noted above, in all cases we ultimately based our specific decisions involving NEO compensation in 2005 upon our judgment about each individual NEO’s leadership performance and potential future contributions, as well as whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.
Elements of Executive Compensation
As described above, we intend that our executive compensation policies and programs include a combination of compensation elements that enable our company to attract, motivate, reward, and retain executives of superior ability who are dedicated to the long-term interests of our investors. Each component of an executive’s compensation is presented, reviewed, and analyzed in the context of all components of the executive’s total compensation. Each of these components of executive compensation is described in greater detail below.
Base Salary
We set base compensation for our CEO and our other NEOs at levels that are intended to achieve two goals:
•	to be competitive (between the 50th and 75th percentile) with that paid in industries that we believe have financial, operational, and risk characteristics that are sufficiently similar to our company to provide a reasonable basis for comparison, including, by way of example, certain employers in the waste, transportation, and service industries; and

•	to provide a reasonable degree of financial security, opportunity, and flexibility in their financial affairs to those individuals who the Board regards as adequately performing the duties associated with their positions.
In furtherance of these objectives, we periodically, though not necessarily annually, review the salary levels of a sampling of comparable solid waste management companies as well as those in other industries that we believe provide a reasonable basis for comparison. An independent comparative compensation survey and analysis, including a review of salary levels, was presented to and accepted by the Compensation Committee in July 2004, and updated for the Compensation Committee in December 2005. Although we do not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, our review provides a useful gauge in administering our company’s base compensation policy. We also exercise subjective judgment in view of our compensation objectives by considering the credentials, length of service, experience, and consistent performance of each of the individual NEOs, relative to the range of executive compensation, when setting compensation levels for those executives.
Our company has employment agreements with each of the NEOs, as described under “Executive Compensation – Employment Agreements”. Each employment agreement provides for a specified base salary, subject to adjustment from time to time by the Board or Compensation Committee. We approved an approximately 12% increase in Mr. Slager’s salary for 2005 over his salary for 2004, to reflect Mr. Slager’s promotion to the position of President of our company in December 2004. We did not increase the salary of any of the other NEOs for 2005. As described under “Executive Compensation – Recent Developments with Respect to Executive Compensation”, in February 2006 we approved increases in the base salaries for the CEO and each of the other current executive officers, effective in April 2006.
Annual Incentive Compensation
Our company pays annual incentive compensation to the CEO and the other executive officers under the Senior Management Incentive Plan, or “Senior MIP,” which was a component of the Management Incentive Plan (formerly, the Corporate Defined Bonus Plan). In February 2005, the Compensation Committee approved the performance goals for each of the components of the Senior MIP for 2005 (the “2005 Senior MIP”). Under the 2005 Senior MIP, the CEO (other than the interim CEO) and other NEOs (other than the Executive Vice President and Chief Personnel Officer), as well as certain other senior executive management personnel, were eligible for annual cash incentive compensation based upon the more favorable outcome of the following two components:
•	A combination of overall company financial performance goals based upon (i) 2005 EBITDA (earnings before interest, taxes, depreciation, and amortization) growth (weighted at 75%), and (ii) individual performance goals (weighted at 25%); or

•	A combination of overall company financial performance goals consisting of (i) year-over-year EBITDA growth and return on invested capital target levels (weighted at 75%), and (ii) individual performance goals (weighted at 25%).
These performance goals are consistent with the performance measures established under the Management Incentive Plan previously approved by our stockholders.
In February 2006, we certified that our company attained the threshold 2005 financial performance goals for 2005 EBITDA and that the current CEO and each of the other participants in the 2005 Senior MIP achieved his individual performance goals for 2005. Accordingly, in February 2006 our company paid annual incentive compensation to the current CEO and to the other participants in the 2005 Senior MIP, as set forth in the Summary Compensation Table. In addition, in February 2006 we awarded a discretionary bonus to one other NEO who joined our company in September 2005. This bonus represented approximately the amount of incentive compensation that would have been payable to this NEO if he had participated in the 2005 Senior MIP, prorated to reflect his period of service with our company during 2005.
In February 2006, we and the Board approved the 2006 Executive Incentive Compensation Plan (the “EICP”), subject to stockholder approval at the Annual Meeting. The EICP is designed to preserve the tax deductibility under Code Section 162(m) of payments made to the CEO and the other four most highly compensated executives in any given year. If our company’s stockholders approve the EICP at the Annual Meeting, we will make annual incentive payments to certain of our executive officers, including all of our executive officers who are subject to Code Section 162(m), pursuant to the EICP in 2006 and thereafter. See “Proposal to Approve the 2006 Executive Incentive Compensation Plan”.

Long-Term Incentive Compensation
The long-term incentive compensation components of our company’s executive compensation package consist of (i) the Long-Term Incentive Plan (“LTIP”), and (ii) various incentive stock plans.
Long-Term Incentive Plan. The LTIP is designed to (a) provide certain management personnel with a long-term cash incentive component of compensation that relies on financial performance of our company; (b) reward certain management personnel with an opportunity to share in our company’s success; (c) strengthen the link between pay and performance; (d) facilitate the retention of key employees; and (e) balance the focus between short-term and long-term corporate objectives. Currently, each LTIP performance cycle is three years, with potential grants made annually through 2005. In February 2006, we decided not to implement a new LTIP performance cycle beginning in 2006.
We identified performance objectives and target awards prior to or at the beginning of each three-year performance cycle. At the end of each performance cycle, we determine actual awards based on achievement of the objectives. The awards for the 2003-2005 performance cycle were payable only if our company achieved, on an overall basis for the three-year cycle, specified levels of (1) EBITDA compound annual growth (weighted at 60%), and (2) average annual net debt reduction (weighted at 40%). In February 2006, we determined that our company had not attained any of the performance objectives for this performance cycle. As a result, our company did not make any payments under the LTIP for the 2003-2005 performance cycle.
In February 2005, we granted LTIP awards to 34 members of management, including the current NEOs (other than the interim CEO) who were employed in January 2005, for the 2005-2007 performance cycle, to provide an emphasis on specified financial performance goals that we consider to be important contributors to long-term stockholder value. In May 2005, we granted LTIP awards to our current CEO for the 2003-2005, 2004-2006, and 2005-2007 performance cycles, on a pro rata basis. The awards will be payable only if our company achieves, on an overall basis for the relevant three-year performance cycle, specified goals for average annual cash flow from operations (weighted at 60%) and return on invested capital (weighted at 40%). These goals are consistent with the performance measures that were established in the LTIP, the material terms of which were previously approved by our stockholders.
Incentive Stock Plans. Our company maintains various incentive stock plans as an important part of its long-term incentive compensation package. These plans are intended to provide a significant non-cash (equity) form of compensation that will benefit our company by (i) enabling it to continue to attract and to retain qualified executive officers and other key management personnel; (ii) providing those personnel with a continuing proprietary interest in our company; and (iii) more fully aligning the interests of the personnel who share the primary responsibility for the management and growth of our company with the interests of our other stockholders.
We are authorized to make awards or grants under the incentive stock plans to eligible employees and consultants. In determining awards or grants under the incentive stock plans, we consider metrics reflecting one or more of the following business measurements: earnings; cash flow; revenues; financial return ratios; debt reduction; risk management; customer satisfaction; and total stockholder returns. Any of the metrics may be measured either in absolute terms or as compared with another company or companies or with prior periods.
In December 2004, we approved grants under the 1991 Incentive Stock Plan (“1991 Employee Stock Plan”) to certain management personnel who were not eligible for participation in the LTIP. These option grants represent an aggregate of 2,121,000 shares of common stock, or approximately 4% of the shares authorized to be awarded under the 1991 Employee Stock Plan. Effective January 2005, we also approved RSU grants under the 1991 Employee Stock Plan to key employees, including the NEOs (but not the interim or current CEO), who were eligible for participation in the LTIP. These RSU grants represented an aggregate of 400,000 RSUs, or approximately 1% of the shares authorized to be awarded under the 1991 Employee Stock Plan, as limited by our Board. The stock options and RSUs granted for 2005 are subject to vesting over a period of five years.

In May 2005, we approved the grant of non-qualified stock options and restricted stock under the 1991 Employee Stock Plan to Mr. Zillmer when he became our CEO and Chairman of the Board. The terms of these options and restricted stock are described under “Chief Executive Officer Compensation,” below. In September 2005, we approved the grant of non-qualified stock options to acquire 150,000 shares of common stock and 20,000 RSUs to Mr. Evans in connection with his employment with our company. These options and RSUs vest in four equal annual installments. The grants to Messrs. Zillmer and Evans represented 6.08% of the shares of common stock authorized to be awarded under the 1991 Employee Stock Plan as limited by our Board.
In December 2005, we approved the grant of 867,240 non-qualified stock options and 595,050 RSUs under the 1991 Employee Stock Plan to certain management personnel other than the CEO and other NEOs. These option and RSU grants represent an aggregate of 1,462,290 shares of common stock, or approximately 7.0% of the shares of common stock authorized to be awarded under the 1991 Employee Stock Plan as limited by our Board. In December 2005, we also approved grants of 370,000 non-qualified stock options and 55,000 RSUs under the 1991 Employee Stock Plan to the NEOs other than the interim CEO and the current CEO. These grants represent an aggregate of 425,000 shares of common stock, or approximately 2.03% of the shares of common stock authorized to be awarded under the 1991 Employee Stock Plan as limited by our Board. In December 2005, we approved grants of 495,000 non-qualified stock options and 160,000 RSUs under the 1991 Employee Stock Plan to the current CEO, representing an aggregate of 655,000 shares of common stock, or approximately 3.14% of the shares of common stock authorized to be awarded under the 1991 Employee Stock Plan as limited by our Board. The grant of options and RSUs to the current CEO was effective in January 2006. The stock options and RSUs granted in December 2005 are subject to vesting over a period of five years.
2005 Transition Plan
Certain of the NEOs and other key employees earned additional cash compensation under the 2005 Transition Plan, as described in Footnote 1 to the Summary Compensation Table. The 2005 Transition Plan was designed to ensure the retention of certain senior management and other key employees while implementing our company’s new operating plan, as well as during a transition from the interim CEO and Chairman of the Board, Charles H. Cotros, to the new CEO and Chairman of the Board of Directors, John J. Zillmer.
Supplemental Executive Retirement Payments
The Supplemental Executive Retirement Plan, or “SERP,” provides for supplemental retirement payments for the NEOs, as well as certain other key employees. Eligible executives who retire from their employment after attaining certain age and service requirements will receive payments equal to 60% of their base salaries over a period of ten years. The SERP was designed to ensure the retention of certain senior management employees.
Deferred Compensation Plans
Our company currently maintains two non-qualified deferred compensation plans, which permit eligible executives to voluntarily elect to defer the payment of some or all of the components of their total compensation from our company. Participants also elect, pursuant to the terms of the deferred compensation plans, the form and timing of their distributions from the plans. Our company does not make any contributions to these deferred compensation plans or provide any earnings or other guarantees with respect to the participants’ deferrals under the plans. The deferred compensation plans were implemented to provide selected key employees greater flexibility in structuring the timing of their compensation payments and, therefore, to motivate and ensure the retention of these employees.

Other Components of Executive Compensation
Our company provides certain other forms of compensation and benefits to the CEO and the other executive officers, including perquisites, 401(k) matching contributions, personal tax and financial planning benefits, and similar items. We have reviewed these other components of compensation in relation to the total compensation of the CEO and the other NEOs, and determined that they are reasonable and appropriate.
Total Executive Compensation
The table shown under the heading “Executive Compensation – Total Executive Compensation for 2005” summarizes certain information with respect to the total compensation payable to the NEOs for 2005. The table shown under the heading “Executive Compensation — Recent Developments with Respect to Executive Compensation — Summary of 2006 Senior Executive Officer Compensation” summarizes certain information with respect to the total compensation payable for 2006 to our current CEO and executive officers.
Executive Employment Agreements
Our company has entered into employment agreements with each of the NEOs and certain other executive officers in order to attract, to create appropriate incentives for, and to ensure the retention of, those officers, and to establish certain protections for our company both during and following employment. The material provisions of the employment agreements with the NEOs are described under “Executive Compensation – Employment Agreements”.
Stock Ownership and Retention Guidelines
At the recommendation of the Compensation Committee, in February 2006 the Board adopted stock ownership and retention guidelines in order to encourage our directors and executive management to acquire and retain ownership of a significant number of shares of our company’s common stock while they serve as directors or officers of our company. The Compensation Committee and Board believe that equity ownership will be a cornerstone of good corporate governance because directors and officers who own substantial equity positions in our company generally are more proprietary in their approach to oversight and management of our company than they would be if they had little or no stake in our company. Equity ownership therefore helps to align the interests of our directors and officers with those of our company and its other stockholders.
The stock ownership and retention guidelines for non-employee directors are described under “Compensation of Directors”. The stock ownership and retention guidelines for persons who are designated by the Board as “executive officers” under the Exchange Act are described under “Executive Compensation – Recent Developments with Respect to Executive Compensation – Adoption of Stock Ownership and Retention Guidelines”.
Chief Executive Officer Compensation
Charles H. Cotros served as our interim Chairman of the Board and CEO from October 4, 2004, through May 27, 2005, and also served as our President from October 25, 2004 until January 3, 2005. John J. Zillmer was named Chairman of the Board and CEO effective as of May 27, 2005.
CEO Compensation of John J. Zillmer. Our company and Mr. Zillmer are parties to an employment agreement, as described in the section entitled “Executive Compensation – Employment Agreements – Employment Agreement with John J. Zillmer.” The employment agreement provides for an initial base salary of $850,000 per year. We also granted Mr. Zillmer 1,000,000 options, 200,000 of which vest on May 27, 2006, and the remainder of which vest pro rata each month thereafter over a period of four years, and 100,000 shares of restricted stock, 50% of which vest based on the attainment of certain levels of EBITDA over a period of not longer than seven years beginning on January 1, 2006. The remaining 50% vest as follows: 10,000 shares on May 27, 2006, and the remaining shares pro rata each month thereafter over a period of four years.
We took steps to link Mr. Zillmer’s pay closely to our company’s performance and to align his interests directly with the long-term interests of our stockholders by approving the participation of Mr. Zillmer in the 2005 Senior MIP and the 2003-2005, 2004-2006, and 2005-2007 LTIP performance cycles on a pro rata basis. In February 2006, we determined that our company attained the threshold 2005 financial performance goals for 2005 EBITDA under the 2005 Senior MIP. In addition, we determined that Mr. Zillmer achieved his individual performance goals, previously approved by the Committee, under the 2005 Senior MIP. Accordingly, our company paid Mr. Zillmer $296,508 of incentive compensation pursuant to the 2005 Senior MIP. In February 2006, we determined that our company did not achieve the goals with respect to EBITDA compound annual growth or average annual debt reduction for the 2003-2005 LTIP performance cycle. Accordingly, our company did not make any LTIP awards to Mr. Zillmer (or the other NEOs) for the 2003-2005 LTIP performance cycle.
When we approved Mr. Zillmer’s employment agreement, we assessed each component of his compensation package as well as his total compensation package relative to current market factors and compensation levels. We also obtained the advice of our independent consultant and other advisors in determining the various elements of Mr. Zillmer’s compensation. Based upon our review of these factors, we determined that Mr. Zillmer’s total compensation package was reasonably aligned with median market practice (i.e., 50th percentile) and that the value and structure of Mr. Zillmer’s initial sign-on equity awards fell within competitive parameters for externally recruited chief executive officers. We therefore concluded that the general terms and provisions of Mr. Zillmer’s employment agreement are reasonable and supportive of the interests of our company’s stockholders.
Interim CEO Compensation of Charles H. Cotros. On October 4, 2004, our company and Charles H. Cotros entered into an employment agreement under which Mr. Cotros served as our company’s interim Chairman of the Board and CEO. In connection with the employment agreement, we approved Mr. Cotros’ base salary of $1,872,000 per annum and granted Mr. Cotros non-qualified stock options with respect to 240,000 shares of common stock under the 1991 Employee Stock Plan. As a result of an amendment to Mr. Cotros employment agreement when Mr. Cotros resigned as CEO and Chairman of the Board in May 2005, all of Mr. Cotros’ options vested on May 27, 2005. Mr. Cotros’ employment agreement did not provide for any severance or retirement payments, and Mr. Cotros was not eligible for any annual incentive, LTIP, or annual equity grant. Mr. Cotros’ employment agreement entitled him to the use of our company’s aircraft for travel between our headquarters in Scottsdale, Arizona and his personal residences. We determined the terms of Mr. Cotros’ employment agreement based upon (a) the interim nature of Mr. Cotros’ role as our CEO and our company’s need for experienced leadership during a period of transition, and (b) the advice of our independent consultant and other advisors. We considered Mr. Cotros’ salary and total compensation to be fair, balanced, and supportive of stockholders’ interests for the following reasons:
•	Mr. Cotros’ experience as a leader who was instrumental in his prior company’s growth and development;

•	Mr. Cotros’ role in analyzing our company’s strengths and weaknesses, in shaping the foundation for future growth and profitability, and in creating long-term investor value;

•	Mr. Cotros’ experience in managing a large services company with national operations and regional operating structure similar to those of our company; and

•	Mr. Cotros’ demonstrated capacity to lead a highly effective and financially performing organization.

Annual Assessment of CEO Performance. Our Corporate Governance Guidelines require an annual evaluation of the CEO’s performance. As part of this process, the Compensation Committee is responsible for conducting an independent assessment of the CEO’s performance that includes soliciting feedback from our company’s directors. In December 2005, the Compensation Committee received and accepted an independent, third-party evaluation of Mr. Zillmer’s performance for 2005 with respect to leadership, strategic planning, financial goals and systems, financial results, succession planning, human resources, communications with stockholders, external and Board relations, and other responsibilities and key business objectives. We will use the results of the 2005 evaluation and future evaluations of Mr. Zillmer as part of our deliberations when considering any adjustments to Mr. Zillmer’s compensation.
Review of All Components of Executive Compensation
The Compensation Committee has reviewed all components of the NEOs’ compensation for 2005 as described above (and, in the case of the severance and change-in-control provisions of their employment agreements, the potential payouts). A tally sheet setting forth all the above components and affixing dollar amounts under various payout scenarios was prepared for and reviewed by the Compensation Committee. Based on this review, the Compensation Committee finds such total compensation, in the aggregate, to be reasonable and not excessive. It should be noted that when we consider any component of these officers’ total compensation, we take into consideration the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option and restricted stock grants, in making our decisions.
Limitations on Deductibility of Certain Compensation for Federal Income Tax Purposes
Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”) provides that compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated executive officers of a public company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Code Section 162(m). Our company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of our company’s strategic goals and to enhance long-term stockholder value. Our company intends to attempt to structure its compensation programs such that compensation paid will be tax deductible by our company whenever that is consistent with our company’s compensation philosophy. The Compensation Committee intends to periodically review the potential impact of Code Section 162(m) in structuring and administering our company’s compensation programs.
The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to the amount that will be fully deductible under Code Section 162(m).
In order to allow annual incentive payments to be fully deductible under Code Section 162(m), our company is seeking stockholder approval of the 2006 Incentive Stock Plan and the 2006 Executive Incentive Compensation Plan at the Annual Meeting. See “Proposal to Approve the 2006 Incentive Stock Plan” and “Proposal to Approve the Executive Incentive Compensation Plan”. The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, as determined by the Compensation Committee to be consistent with our company’s compensation policies and in the best interests of our company and its stockholders.

Compliance With New Deferred Compensation Rules
New Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Although complete guidance regarding Code Section 409A has not been issued, the Compensation Committee intends that our company operate and administer its compensation arrangements in accordance with a reasonable good faith interpretation of the new rules.

Submitted by the Management
Development/Compensation Committee:

Nolan Lehmann (Chairman)
Charles H. Cotros
James A. Quella
Antony P. Ressler

EXECUTIVE OFFICERS
Our executive officers serve at the pleasure of the Board and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of stockholders. Following is a list of all of our current executive officers. Biographical information about each of our current executive officers follows the table.

Name	Age	Position Held
John J. Zillmer	50	Chairman of the Board of Directors and Chief Executive Officer
Donald W. Slager	44	President and Chief Operating Officer
Peter S. Hathaway	50	Executive Vice President and Chief Financial Officer
Steven M. Helm	58	Executive Vice President, General Counsel and Corporate Secretary
Edward A. Evans	53	Executive Vice President and Chief Personnel Officer
See “Directors” for biographical information about Mr. Zillmer.
Donald W. Slager was appointed President in addition to his current role of Chief Operating Officer in January 2005. Prior to that, Mr. Slager served as Executive Vice President and Chief Operating Officer from June 2003 to January 2005, and as Senior Vice President, Operations from December 2001 to June 2003. Previously, Mr. Slager served as Vice President — Operations from February 1998 to December 2001, Assistant Vice President — Operations from June 1997 to February 1998 and Regional Vice President of the Western Region from June 1996 to June 1997. Mr. Slager also served as District Manager for the Chicago Metro District from 1992 to 1996. Before our company’s acquisition of National Waste Services in 1992, he served at National Waste Services as General Manager from 1990 to 1992 and in other management positions with that company since 1985.
Peter S. Hathaway was appointed Executive Vice President and Chief Financial Officer in June 2003. Previously, Mr. Hathaway served as Senior Vice President, Finance from August 2000 to June 2003, Chief Accounting Officer from February 1995 to January 2001, and as a Vice President from May 1996 to August 2000. From May 1996 through April 1997, Mr. Hathaway also served as Treasurer. From September 1991 through February 1995, he was employed by Browning-Ferris Industries, Inc. (“BFI”) as Controller and Finance Director for certain Italian operations. From 1979 through September 1991, Mr. Hathaway served in the audit division of Arthur Andersen LLP in Colorado, Italy, and Connecticut, most recently in the position of Senior Manager.
Steven M. Helm was appointed Executive Vice President, General Counsel and Corporate Secretary in January 2005. Prior to that Mr. Helm served as Senior Vice President, General Counsel and Corporate Secretary between June 2003 and January 2005, and Vice President, Legal and Corporate Counsel from May 1996 to June 2003. Prior to joining our company in July 1995 as Corporate Counsel, Mr. Helm was a partner with the law firm of Dukes, Martin, Helm and Ryan Ltd. in Illinois from 1978 to July 1995.
Edward A. Evans was appointed Executive Vice President, Human Resources and Organizational Development in September 2005. In October 2005, Mr. Evans’ title was changed to Executive Vice President and Chief Personnel Officer. Prior to joining our company, Mr. Evans was the founding director of the Center for Entrepreneurship in the School of Hotel Administration at Cornell University in Ithaca, New York, beginning in November 2004. Mr. Evans served in various senior level positions with ARAMARK Corporation between January 1991 and November 2004, most recently as Senior Vice President – Human Resources for the Uniform and Career Apparel Group. From June 1975 to January 1991, Mr. Evans served in senior management and general management positions with Marriott Corporation and Saga Corporation, which was acquired by Marriott in 1986.

EXECUTIVE COMPENSATION
The following table provides summary information about compensation paid to or earned during the fiscal years ended December 31, 2005, 2004 and 2003 for (a) each person who served as our CEO during 2005; (b) the four most highly compensated executive officers other than the former or current CEO serving at the end of the fiscal year ended December 31, 2005; and (c) one additional individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of fiscal 2005 (collectively, the “Named Executive Officers” or “NEOs”):
SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
						Securities
Name and					Restricted	Underlying
Principal				Other Annual	Stock	Options	All Other
Position(s)	Year	Salary	Bonus(1)	Compensation(2)	Award(3)	SARs(#)	Compensation(4)
John J. Zillmer (5)	2005	$510,000	$296,508	$416,444	$768,000	1,000,000	$—
Chairman of the Board of Directors	2004	—	—	—	—	—	—
and Chief Executive Officer	2003	—	—	—	—	—	—

Charles H. Cotros(6)	2005	968,000	—	220,254	—	—	—
Chairman of the Board of Directors	2004	482,000	—	47,892	—	265,000	—
and Chief Executive Officer	2003	—	—	—	—	—	—

Donald W. Slager	2005	750,000	590,000	24,937	583,850	133,000	62,360
President	2004	688,846	200,400	86,896	574,171	—	110,653
and Chief Operating Officer	2003	587,356	210,000	21,057	—	150,000	55,171

Peter S. Hathaway	2005	580,000	451,600	30,952	351,360	63,000	143,011
Executive Vice President	2004	600,192	174,000	62,198	344,500	—	33,049
and Chief Financial Officer	2003	495,254	157,500	25,629	—	100,000	—

Steven M. Helm	2005	420,900	318,868	9,315	260,460	63,000	38,892
Executive Vice President, General	2004	433,547	126,270	37,856	183,729	—	—
Counsel and Corporate Secretary	2003	405,593	122,324	36,437	—	—	—

Edward A. Evans(7)	2005	121,154	55,000	374,123	312,580	261,000	—
Executive Vice President	2004	—	—	—	—	—	—
and Chief Personnel Officer	2003	—	—	—	—	—	—

Donald A. Swierenga(8)	2005	489,500	339,540	8,895	208,020	20,000	—
Senior Vice President, Operations	2004	504,423	78,320	9,200	—	—	—
	2003	420,308	148,400	12,911	204,504	60,000	—

(1)	Amounts shown under “Bonus” for 2005 include (a) incentive compensation awarded under the 2005 Senior MIP; (b) payments under the 2005 Transition Plan for Senior and Key Management Employees (the “2005 Transition Plan”); and (c) discretionary bonus, as follows:

Name	2005 Senior MIP	2005 Transition Plan	Discretionary Bonus	Total
Mr. Zillmer	$296,508	$—	$—	$296,508
Mr. Cotros	—	—	—	—
Mr. Slager	390,000	200,000	—	590,000
Mr. Hathaway	301,600	150,000	—	451,600
Mr. Helm	218,868	100,000	—	318,868
Mr. Evans	—	—	55,000	55,000
Mr. Swierenga	254,540	85,000	—	339,540
The incentive compensation awarded to Mr. Zillmer under the 2005 Senior MIP was prorated to reflect his period of service with our company in 2005. The discretionary bonus awarded to Mr. Evans represents the approximate amount of incentive compensation that would have been payable to him if he had participated in the 2005 Senior MIP, prorated to reflect his period of service with our company during 2005. The 2005 Transition Plan was designed to ensure the retention of certain executive officers and other key employees during our transition to a new CEO and Chairman of the Board and to ensure retention of key employees while implementing our new operating plan. Awards under the 2005 Senior MIP and discretionary bonus for 2005 were calculated and included as 2005 “Bonus” but were not paid until 2006. The 2004 bonus was calculated and paid in 2005 and is included in 2004 compensation, the year in which it was earned. The 2003 bonus was calculated and paid in 2004 and is included in 2003 compensation, the year in which it was earned.

(2)	Other Annual Compensation consists of the following perquisites provided by or paid for by our company:

								Mr.
		Mr. Zillmer	Mr. Cotros	Mr. Slager	Mr. Hathaway	Mr. Helm	Mr. Evans	Swierenga
Personal use of	2005	$82,788	$182,498	$5,863	$—	$—	$20,166	$—
company	2004	—	35,419	39,868	—	7,033	—	—
aircraft	2003	—	—	—	—	18,074	—	—

Automobile	2005	4,320	—	7,200	7,200	7,200	1,938	7,200
allowance	2004	—	—	7,477	7,477	7,477	—	7,477
	2003	—	—	7,200	7,200	7,200	—	7,200

Club dues	2005	1,548	—	400	4,844	2,115	2,019	878
	2004	—	—	2,683	454	2,475	—	878
	2003	—	—	1,320	2,388	2,480	—	2,592

Relocation	2005	300,000	—	—	—	—	200,000	—
allowance	2004	—	—	—	—	—	—	—
	2003	—	—	—	—	—	—	—

Income tax and	2005	—	7,500	10,760	15,510	—	—	—
planning	2004	—	—	35,502	52,327	17,837	—	—
services	2003	—	—	8,854	11,805	4,209	—	—

Sign on bonus	2005	—	—	—	—	—	150,000	—
	2004	—	—	—	—	—	—	—
	2003	—	—	—	—	—	—	—

Housing and	2005	27,788	29,466	—	—	—	—	—
utilities	2004	—	12,473	—	—	—	—	—
	2003	—	—	—	—	—	—	—

Miscellaneous	2005	—	790	714	3,398	—	—	817
and taxable	2004	—	—	1,366	1,940	3,034	—	845
fringe	2003	—	—	3,683	4,236	4,474	—	3,119

Total	2005	$416,444	$220,254	$24,937	$30,952	$9,315	$374,123	$8,895
	2004	—	47,892	86,896	62,198	37,856	—	9,200
	2003	—	—	21,057	25,629	36,437	—	12,911

Personal use of our aircraft requires approval by the CEO. In our proxy statements for prior years we reported the value of personal use of company aircraft using the Standard Industry Fare Level (“SIFL”) tables published by the Internal Revenue Service. The SIFL tables are used to determine the amount of compensation income that is imputed to the executive for tax purposes for personal use of corporate aircraft. Beginning with this proxy statement, we are using a revised methodology that calculates the incremental cost to our company for personal use of our aircraft based on the cost of fuel and oil per hour of flight; trip-related inspections, repairs, and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hanger fees; supplies; passenger ground transportation; and other variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on personal usage, such as pilots’ salaries, the purchase or leasing costs of company aircraft, and the cost of maintenance not related to trips. We have calculated the incremental cost to our company for personal use of our company aircraft for all NEOs in 2005 and have recalculated the costs in 2003 and 2004 using the incremental cost methodology.

(3)	Amounts shown represent the fair market value of the restricted stock grants, based on the closing prices per share on the relevant dates of grant. All grants made in 2005 vest over five years except as follows: On May 27, 2005, our company granted to Mr. Zillmer 100,000 shares of restricted stock. Fifty percent of the shares of restricted stock are subject to time-based vesting, and vest at the rate of 10,000 shares on May 27, 2006, and 833 shares per month thereafter, until all 50,000 shares are vested. The remaining 50,000 shares are performance-based, and vest upon the achievement of certain levels of EBITDA over a period of not more than seven years beginning on January 1, 2006. On September 19, 2005, our company granted to Mr. Evans 20,000 RSUs, which will vest in four equal installments of 5,000 shares on each anniversary of Mr. Evans’ start date, beginning on September 19, 2006. Our company will pay dividends, if any are paid with respect to our common stock, to holders of restricted stock and RSUs. The following table sets forth the number and value of (a) shares of restricted stock and RSUs that vested during fiscal 2005 and (b) unvested shares of restricted stock and RSUs held by each of the NEOs at December 31, 2005, based on a closing price of $8.74 per share on that date.

	Number of
	Shares of			Number of
	Restricted Stock	Number of RSUs		Shares of	Number of	Total Value of
	Vested During	Vested During	Value Realized at	Unvested	Unvested	Unvested Restricted
	2005(a)	2005(a)	Vesting Date(s)(a)	Restricted Stock	RSUs	Stock and RSUs
Mr. Zillmer	—	—	$—	100,000	—	$874,000
Mr. Cotros	—	—	—	—	—	—
Mr. Slager	—	62,460	505,653	—	335,636	2,933,459
Mr. Hathaway	—	56,905	456,249	—	298,523	2,609,091
Mr. Helm	—	34,730	279,456	—	189,317	1,654,631
Mr. Evans	—	—	—	—	37,000	323,380
Mr. Swierenga	—	29,842	244,362	—	149,983	1,310,851

(a)	The number and value of shares vested includes shares that vested during 2005 but were deferred pursuant to our deferred compensation plans and were not released to the executive.

(4)	All Other Compensation consists of the following:

		Mr. Zillmer	Mr. Cotros	Mr. Slager	Mr. Hathaway	Mr. Helm	Mr. Evans	Mr. Swierenga
Value realized from	2005	$—	$—	$36,269	$143,011	$38,892	$—	$—
exercise of stock	2004	—	—	84,562	33,049	—	—	—
options	2003	—	—	29,080	—	—	—	—

Forgiveness of loan	2005	—	—	26,091	—	—	—	—
principal (a)	2004	—	—	26,091	—	—	—	—
	2003	—	—	26,091	—	—	—	—

Total	2005	—	—	62,360	143,011	38,892	—	—
	2004	—	—	110,653	33,049	—	—	—
	2003	—	—	55,171	—	—	—	—

(a)	For Mr. Slager, principal forgiven is related to a loan made in 1996 for which the final installment was forgiven in 2005.

(5)	Mr. Zillmer became our Chairman of the Board and CEO in May 2005.

(6)	Mr. Cotros served as our Chairman of the Board and CEO from October 2004 to May 2005, and his compensation as an employee is reflected in his compensation amounts shown above. Prior to his appointment as Chairman of the Board and CEO, he served as a non-employee member of the Board, for which he received $14,000 in cash fees and 25,000 options with an exercise price of $12.34 under the 1994 Non-Employee Director Stock Option Plan. These payments are also included in the amounts shown in the Summary Compensation Table for 2004. From May 2005 through December 31, 2005, Mr. Cotros again served as a non-employee director, for which he received $32,000 in cash fees. These payments are also included in the amounts shown in the Summary Compensation Table for 2005.

(7)	Mr. Evans joined our company as an executive officer in September 2005.

(8)	Mr. Swierenga did not serve as an “executive officer” of our company as of December 31, 2005, for purposes of the Exchange Act.

Option Grants in Last Fiscal Year. The following table provides certain information with respect to options granted to each of the NEOs during the fiscal year ended December 31, 2005.
OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Number of	Percent of			Potential Realizable Value
	Securities	Options/SARs	Exercise		at Assumed Annual Rates
	Underlying	Granted to	or		of Stock Price Appreciation
	Options/SARs	Employees in	Base Price	Expiration	for Option Term(1)
Name	Granted(#)	Fiscal Year	(Per Share)	Date	5%	10%
John J. Zillmer	1,000,000	20.6%	$7.68	05/27/2015	$4,829,911	$12,239,942
Charles H. Cotros	—	—	—	—	—	—
Donald W. Slager	133,000	2.7	8.74	12/30/2015	731,040	1,852,598
Peter S. Hathaway	63,000	1.3	8.74	12/30/2015	346,282	877,546
Steven M. Helm	63,000	1.3	8.74	12/30/2015	346,282	877,546
Edward A. Evans	150,000	3.1	8.20	09/19/2015	773,540	1,960,303
	111,000	2.3	8.74	12/30/2015	610,116	1,546,153
Donald A. Swierenga	20,000	0.4	8.74	12/30/2015	109,931	278,586

(1)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% stock price appreciation rates are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year Ended Option Values. The following table provides certain information with respect to options exercised during the fiscal year ended December 31, 2005, by each of the NEOs, and the year-end value of options held by each of the NEOs at December 31, 2005.
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUE

			Number of		Value of Unexercised
	Shares		Securities Underlying		In-the-Money
	Acquired on	Value	Unexercised Options/SARs		Options/SARs at
Name	Exercise(#)	Realized	At Fiscal Year-End (#)		Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John J. Zillmer	—	$—	—	1,000,000	$—	$1,060,000
Charles H. Cotros	—	—	265,000	—	—	—
Donald W. Slager	18,333	36,269	556,533	183,000	—	—
Peter S. Hathaway	45,221	143,011	502,334	96,333	—	—
Steven M. Helm	37,910	38,892	417,090	63,000	—	—
Edward A. Evans	—	—	—	261,000	—	81,000
Donald A. Swierenga	—	—	305,000	40,000	—	—

(1)	Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the closing sales price of our common stock on December 31, 2005 ($8.74 per share) and the exercise price, which ranges between $7.68 and $21.19 per share. Options are in-the-money if the fair market value of the underlying common stock exceeds the exercise price of the option.

Long-Term Incentive Plan – Awards in Last Fiscal Year. The following table provides certain information with respect to our Long-Term Incentive Plan (“LTIP”) during the fiscal year ended December 31, 2005 with respect to the NEOs:
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

	Performance or	Estimated Future Payouts
	Other Period Until	Under Non-Stock Price-Based Plans (2)
Name	Maturation or Payout (1)	Threshold(3)	Target(4)	Maximum(5)
John J. Zillmer(6)	Jan. 1, 2005 to Dec. 31, 2007	$146,389	$731,944	$1,463,889
Charles H. Cotros	Jan. 1, 2005 to Dec. 31, 2007	—	—	—
Donald W. Slager	Jan. 1, 2005 to Dec. 31, 2007	150,000	750,000	1,500,000
Peter S. Hathaway	Jan. 1, 2005 to Dec. 31, 2007	116,000	580,000	1,160,000
Steven M. Helm	Jan. 1, 2005 to Dec. 31, 2007	84,180	420,900	841,800
Edward A. Evans	Jan. 1, 2005 to Dec. 31, 2007	—	—	—
Donald A. Swierenga	Jan. 1, 2005 to Dec. 31, 2007	60,000	300,000	600,000

(1)	The LTIP establishes potential future payouts based on three-year performance cycles. The current three-year cycles are from January 1, 2004 to December 31, 2006 and January 1, 2005 to December 31, 2007. The Compensation Committee did not establish a performance cycle for 2006-2008.

(2)	Based upon actual financial results of our company through 2005 and current projections for future years covered under the LTIP as compared to the goals set forth in each performance cycle, there was no payout under the 2003-2005 performance cycle and it is unlikely that a payout under the 2004-2006 performance cycle will occur.

(3)	The threshold payout is 20% of the target award, if the minimum performance goals specified by the Compensation Committee are satisfied.

(4)	The target payout is 100% of the target award, if the target performance goals specified by the Compensation Committee are satisfied.

(5)	The maximum payout is 200% of the target award and is based on meeting 100% of the performance goals.

(6)	Mr. Zillmer will participate in the 2004-2006 and 2005-2007 performance cycles on a pro rated basis to reflect his service with our company beginning in May 2005. The amounts shown here reflect this pro ration.
Effective January 1, 2003, the Compensation Committee granted long-term performance incentive awards to certain key members of management, including certain of the NEOs shown above, for the 2003-2005 performance cycle under the LTIP. In February 2006, the Compensation Committee certified that our company had not achieved either (a) the goal with respect to EBITDA compound annual growth for the 2003-2005 performance cycle, or (b) the goal with respect to annual average debt reduction for the 2003-2005 performance cycle. Accordingly, our company did not pay any LTIP awards to the NEOs for the 2003-2005 performance cycle.
In 2004, the Compensation Committee granted long-term incentive awards to certain key members of management, including certain of the NEOs, for the 2004-2006 performance cycle. In January 2005, the Compensation Committee granted long-term incentive awards to certain key members of management, including certain of the NEOs, for the 2005-2007 performance cycle. These awards are intended to provide emphasis on specified performance goals that the Compensation Committee considers to be important contributors to long-term stockholder value.

The performance goals set by the Compensation Committee for the LTIP may be based upon the metrics reflecting one or more of the following business measurements: earnings, cash flow, revenues, financial return ratios, debt reduction, risk management, customer satisfaction, and total stockholder returns, any of which may be measured either in absolute terms or as compared with another company or companies or with prior periods.
LTIP awards for the 2004-2006 performance cycle will be payable only if our company achieves specified levels of (1) EBITDA compound annual growth (weighted at 60%), and (2) net average annual debt reduction (weighted at 40%). LTIP awards for the 2005-2007 performance cycle will be payable only if our company achieves, on an overall basis for the three-year performance cycle, specified goals for average annual cash flow from operations (weighted at 60%) and improvements in the return on invested capital (weighted at 40%). The Compensation Committee believes that these performance goals are aligned with the long-term stockholder value creation goals of increasing operating performance and reducing balance sheet leverage. The Compensation Committee will have discretion to adjust the performance goals for one or more affected cycles if a major acquisition, divestiture, or other extraordinary event results in a significant impact on our ability to achieve such goals.
Actual results between the threshold and target or the target and maximum are interpolated to calculate the actual payout. No award will be earned with respect to a goal if performance does not meet the threshold performance level for such goal. The goals are independent, however, and a partial award can be attained even if one threshold is missed. Pro rata awards based on whole months of active participation and based on actual results will be paid at the end of the performance cycle if an executive’s employment terminates due to death, disability, termination without cause, retirement, or a reduction in force. All awards will be forfeited if the executive voluntarily terminates employment or is discharged for cause. Participants may be given the opportunity to elect to receive some or all of any payment in the form of shares of our common stock. Employees who are otherwise eligible to participate in any of our non-qualified deferred compensation plans are permitted to defer LTIP awards in accordance with the terms of those plans.
Total Executive Compensation for 2005
The following table summarizes the total compensation paid to each of the NEOs for fiscal 2005.

							Mr.
	Mr. Zillmer	Mr. Cotros	Mr. Slager	Mr. Hathaway	Mr. Helm	Mr. Evans	Swierenga
Salary	$510,000	$968,000	$750,000	$580,000	$420,900	$121,154	$489,500
Bonus	296,508	—	590,000	451,600	318,868	55,000	339,540
Other Annual Compensation	416,444	220,254	24,937	30,952	9,315	374,123	8,895
Stock Awards(1)	768,000	—	409,050	272,700	181,800	164,000	181,800
Option Awards(1)	3,990,000	—	—	—	—	636,000	—
Forgiveness of loan principal	—	—	26,091	—	—	—	—

Total	$5,980,952	$1,188,254	$1,800,078	$1,335,252	$930,883	$1,350,277	$1,019,735

(1)	Amounts shown represent the grant date fair value of awards determined in accordance with FAS 123 for financial reporting purposes. It includes option, RSU and restricted share awards, as applicable, granted in 2005, except options and RSUs granted on December 30, 2005 because it was the intent of the Compensation Committee that those awards represent compensation for 2006. These awards are reflected under “Summary of 2006 Senior Executive Officer Compensation”.

RECENT DEVELOPMENTS WITH RESPECT TO EXECUTIVE COMPENSATION
2006 Salary Increases
In February 2006, the Compensation Committee, acting through a special subcommittee, approved salary increases for certain of our management personnel, with such increases to be effective April 3, 2006. The following table sets forth the annual salaries for our executive officers as of April 3, 2006:

Name	Title	Salary
John J. Zillmer	Chief Executive Officer and Chairman of the Board	$875,500
Donald W. Slager	President and Chief Operating Officer	$772,500
Peter S. Hathaway	Executive Vice President and Chief Financial Officer	$597,400
Steven M. Helm	Executive Vice President, General Counsel and Corporate Secretary	$433,527
Edward A. Evans	Executive Vice President and Chief Personnel Officer	$432,600
Option Grants
Effective January 3, 2006, the Compensation Committee granted (a) options to acquire 495,000 shares of common stock at an exercise price of $8.90 per share and (b) 160,000 RSUs to John J. Zillmer, our Chairman of the Board and CEO. The options and RSUs will vest over a period of five years from January 3, 2006, and will expire on January 3, 2016.
2006 Executive Incentive Compensation Plan
In February 2006, the Board, acting through a special subcommittee, approved the 2006 Executive Incentive Compensation Plan (the “EICP”), subject to stockholder approval at the Annual Meeting. The EICP is designed to preserve the tax deductibility under Code Section 162(m) of payments made to the CEO and the other four most highly compensated executives in any given year. See “Proposal to Approve the Executive Incentive Compensation Plan”.
As described under “Proposal to Approve the 2006 Executive Incentive Compensation Plan”, the EICP sets maximum limits on awards that can be paid to our CEO and other participants in the EICP in each year. The Compensation Committee may condition payment of an award under the EICP upon the satisfaction of such objective or subjective standards as the Compensation Committee determines to be appropriate, in its sole and absolute discretion, and the Compensation Committee will retain the discretion to reduce the amount of any award that would otherwise be payable to a participant, including reducing such amount to zero.
In February 2006, the Compensation Committee, acting through a special subcommittee, approved the 2006 Senior Management Incentive Plan (the “2006 Senior MIP”). The Compensation Committee will use the 2006 Senior MIP as part of its objective and subjective standards to determine whether or not to exercise its discretion to reduce the amount of any award that would otherwise be payable to a participant with respect to 2006 under the EICP.
Adoption of Stock Ownership and Retention Guidelines
In February 2006, our Board, acting through a special subcommittee, approved stock ownership and retention guidelines in order to encourage our directors and executive officers to acquire and retain ownership of a significant number of shares of common stock while they serve as directors or officers of our company. Under the guidelines, persons who are designated by the Board as “executive officers” of our company under the Exchange Act are expected to hold shares of common stock having a value as set forth in the table below. Each person designated as an executive officer will be expected to retain 50% of all shares (after deducting shares to satisfy applicable tax obligations incurred as a result of any exercise or vesting event) received from our company in any manner until their ownership threshold is met.

Multiple of
Position (1)	Base Salary (2)
Chairman of the Board	3x
Chief Executive Officer	3x
President	3x
Executive Vice President	2.5x

(1)	An officer’s highest position will determine the ownership guideline that s/he must attain.

(2)	“Base salary” is determined as of the date the guidelines were adopted and thereafter at the beginning of each year of the executive’s employment term. The stock price initially is a fixed price of $8.00 per share. The stock price will be reviewed at the beginning of each year and adjusted when necessary. Therefore, the impact of changes in both base salary and stock price will be reviewed at the beginning of each year.
Summary of 2006 Senior Executive Officer Compensation
The following table sets forth certain information with respect to compensation payable for fiscal 2006 to our CEO and other current executive officers as a result of the actions taken by the Compensation Committee prior to the date of this proxy statement.

	Mr. Zillmer	Mr. Slager	Mr. Hathaway	Mr. Helm	Mr. Evans
Base Salary(1)	$869,125	$766,875	$593,050	$430,370	$429,450

2006 Senior	0 to	0 to	0 to	0 to	0 to
MIP(2)	2,013,650	1,158,750	896,100	650,291	648,900

2004-2006 LTIP	0 to	0 to	0 to	0 to
Cycle(3)	897,222	1,000,000	950,000	800,000	—

2005-2007 LTIP	0 to	0 to	0 to	0 to
Cycle(4)	1,463,889	1,500,000	1,160,000	841,800	—

Restricted Stock Units (5)	1,424,000	174,800	78,660	78,660	148,580

Options (5)	2,133,450	601,160	284,760	284,760	501,720

Total(6)	$4,426,575	$1,542,835	$956,470	$793,790	$1,079,750
	to	to	to	to	to
	$8,801,336	$5,201,585	$3,962,570	$3,085,881	$1,728,650

(1)	Amount shown reflects the increase in base salary effective on April 3, 2006.

(2)	Amounts shown represent the range from minimum to maximum potential incentive compensation under the plan. The actual amounts of incentive compensation to be paid for 2006, if any, will not be determined and paid until early 2007.

(3)	Amounts shown represent the range from minimum to maximum potential LTIP awards payable under the 2004-2006 performance cycle. The actual amounts of LTIP awards, if any, will not be determined and paid until early 2007. Amounts for Mr. Zillmer are pro rated to reflect his service with our company beginning in May 2005.

(4)	Amounts shown represent the range from minimum to maximum potential LTIP awards payable under the 2005-2007 performance cycle. The actual amounts of LTIP awards, if any, will not be determined and paid until early 2008. Amounts for Mr. Zillmer are pro rated to reflect his service with our company beginning in May 2005.

(5)	Amounts shown represent the grant date fair value of such awards determined in accordance with FAS 123 for awards granted at December 30, 2005 and in accordance with SFAS 123R, Share Based Payment , for awards granted at January 3, 2006 for financial reporting purposes. They include options and RSUs awarded to Mr. Zillmer on January 3, 2006 and the options and RSUs granted to the other NEOs on December 30, 2005 because it was the intent of the Compensation Committee that the December 30, 2005 awards represent 2006 compensation.

(6)	Amounts shown do not include other components of total compensation that may be earned or payable in 2006. Such amounts may include additional grants of options or RSUs, perquisites, the value realized from stock option exercises or sales of restricted stock, and other amounts.

EMPLOYMENT AGREEMENTS
We have employment agreements with our NEOs, as described below.
Employment Agreement with John J. Zillmer
On May 27, 2005, we entered into an employment agreement with John J. Zillmer to serve as our CEO. The term of the employment agreement is a period of two years, beginning on May 27, 2005. Thereafter, the agreement will automatically renew for one-year periods, unless either party gives notice of its intent not to renew the agreement at least 90 days prior to the end of the then-current term.
Under the employment agreement, we will pay Mr. Zillmer a base salary of $850,000 per year, subject to increase at the discretion of the Board or the Compensation Committee. Mr. Zillmer also will participate in the Senior MIP, providing for targeted annual incentive compensation equal to 115% of his base salary, which may increase to the maximum percentage permitted by the Senior MIP (currently 150% of base salary, subject to increase to 230% under the 2006 Senior MIP if stockholders approve the EICP at the Annual Meeting) if targets are exceeded. The annual incentive compensation will be based on the financial performance of our company, as well as the attainment of individual goals agreed to on an annual basis. Our company has agreed to use its reasonable best efforts to obtain stockholder approval of the EICP at the Annual Meeting in order to increase the maximum amount of incentive compensation that may be paid to Mr. Zillmer and other executives. Mr. Zillmer participated in the 2003-2005 LTIP performance cycle on a pro-rated basis, although we did not make any payments for that performance cycle. Mr. Zillmer also is a participant in the 2004-2006 and 2005-2007 LTIP performance cycles on a pro-rated basis.
In addition, under the employment agreement we granted to Mr. Zillmer options to acquire up to 1,000,000 shares of common stock and 100,000 shares of restricted stock. An aggregate of 200,000 options vest on May 27, 2006, and the remainder vest pro rata each month thereafter over a period of four years. An aggregate of 50,000 shares of restricted stock vest based upon the attainment of performance goals. The remaining 50,000 vest as follows: 10,000 shares on May 27, 2006, and the remainder pro rata each month thereafter over a period of four years. Mr. Zillmer will be eligible to receive additional annual grants of options, restricted stock, and RSUs, as determined by the Compensation Committee. The employment agreement provides that while Mr. Zillmer remains employed by our company, he will retain at least 50% of the net shares received upon the exercise of options or vesting of restricted stock (after deducting shares to satisfy applicable tax obligations incurred as the result of any exercise or vesting event) until such time as he has accumulated stock with a value of at least three times his annual salary.
The employment agreement also provides that Mr. Zillmer is entitled to (a) four weeks paid leave; (b) an automobile allowance of $600 per month; (c) club membership dues of $600 per month; (d) participation in incentive, savings, retirement, deferral, and stock plans maintained by our company for its similarly situated executive officers; (e) participation in welfare benefit plans maintained by our company for the benefit of its employees generally; (f) reimbursement of business expenses; and (g) indemnification and directors’ and officers’ insurance coverage. In addition, our company paid Mr. Zillmer $300,000 to be used to cover expenses associated with relocating to the Phoenix-Scottsdale metropolitan area.
Employment Agreement with Charles H. Cotros
On October 4, 2004, we entered into an employment agreement with Charles H. Cotros under which Mr. Cotros served as our interim Chairman of the Board and CEO. As compensation for his service as interim Chairman and CEO, we paid Mr. Cotros an annual base salary of $1,872,000 and granted to Mr. Cotros options to acquire 240,000 shares of common stock at an exercise price of $9.06 per share, which was the closing price of the common stock on October 4, 2004. The options are now fully vested and will remain exercisable until October 4, 2010.
As the result of Mr. Zillmer’s employment as CEO and his election as the Chairman of the Board, Mr. Cotros and our company agreed to terminate Mr. Cotros’ employment agreement by mutual consent on May 27, 2005. Mr. Cotros has agreed to continue serving as a director for at least three years after the termination of his employment, subject to nomination by the Board based on the recommendation of the Governance Committee and election by stockholders. Mr. Cotros will remain subject to provisions in his employment agreement regarding confidentiality and proprietary information, non-competition, and non-solicitation obligations until May 27, 2007.
Employment Agreements with Messrs. Slager, Hathaway, Helm, Swierenga, and Evans
Effective January 1, 2004, we entered into new employment agreements with Donald W. Slager, Peter S. Hathaway, and Steven M. Helm. These agreements superseded our prior employment agreements with each of these executive officers. Effective June 1, 2004, we entered into a new employment agreement with Donald A. Swierenga, which superseded our prior employment agreement with Mr. Swierenga. On September 19, 2005, we entered into an employment agreement with Edward A. Evans.
Under these agreements, (a) Mr. Slager currently serves as our President and Chief Operating Officer; (b) Mr. Hathaway currently serves as our Executive Vice President and Chief Financial Officer; (c) Mr. Helm currently serves as our Executive Vice President, General Counsel, and Corporate Secretary; (d) Mr. Swierenga served during 2005 as our Senior Vice President, Operations; and (e) Mr. Evans currently serves as our Executive Vice President and Chief Personnel Officer. Under the agreements, Mr. Slager’s base salary was $750,000 for 2005, Mr. Hathaway’s base salary was $580,000 for 2005, Mr. Helm’s base salary was $420,900 for 2005, Mr. Swierenga’s base salary was $489,500 for 2005, and Mr. Evans’ base salary was $420,000 for 2005. Mr. Evans also received a one-time signing bonus of $150,000 in connection with his employment agreement. Except with respect to Mr. Evans, the term of each employment agreement is a continuous period of two years, such that at any given time the remaining term of the agreement is two years. Mr. Evans’ employment agreement has an initial term of two years, beginning on September 19, 2005. Thereafter, the agreement will automatically renew for one-year periods, unless the agreement is terminated by either party pursuant to the terms of that agreement.
The employment agreements provide that each executive is entitled to (a) annual cash incentive compensation in an amount to be determined by the Board, with a target goal equal to 100% of the executive’s base salary (80% in the case of Mr. Swierenga, and up to the maximum amount permitted under our annual incentive compensation plan(s) in the case of Mr. Evans); (b) four weeks paid vacation; (c) an automobile allowance of $600 per month; (d) club membership dues; (e) participation in incentive, savings, retirement, and stock plans maintained by our company for its executive officers; (f) participation in welfare benefit plans maintained by our company for the benefit of its employees generally; (g) reimbursement of business expenses; and (h) indemnification and directors’ and officers’ insurance coverage.
Mr. Evans’ employment agreement provides that while Mr. Evans remains employed by our company, he will retain at least 50% of the net shares received upon the exercise of options or vesting of RSUs (after deducting shares to satisfy applicable tax obligations incurred as the result of any exercise or vesting event) until such time as he has accumulated stock with a value of at least two and one-half times his annual salary. In addition, our company paid Mr. Evans $200,000 to be used to cover expenses associated with relocating to the Phoenix-Scottsdale metropolitan area.

Payment Obligations Upon Termination of Executive Employment Agreements
The following table sets forth our payment obligations upon termination of the employment agreement with each of the NEOs, other than Mr. Cotros. Our company and Mr. Cotros terminated his employment agreement by mutual consent when Mr. Zillmer became our CEO and Chairman of the Board in May 2005.

Termination as a Result of
	For Cause or		Good
	Without		Reason or		Change
	Good	Death or	Without		in
	Reason	Disability	Cause	Retirement	Control(1)
Unpaid base salary through date of termination	X	X	X	X	X
Accrued but unpaid vacation or paid leave	X	X	X	X	X
Earned but unpaid annual incentive compensation	X	X	X	X	X
Unpaid deferred compensation	X	X	X	X	X
Reimbursements	X	X	X	X	X
Multiple of (1) base salary in effect at termination plus (2) target annual incentive compensation for year in which termination occurs		X (2)	X (3)		X (4)
Continued medical, dental, and vision benefits(5)		X	X	X	X
Continued vesting under stock plans(6)		X	X	X
Full and immediate vesting under stock plans					X
Retirement benefits(7)				X
Outplacement benefits			X		X

(1)	Messrs. Slager, Hathaway, Helm, and Swierenga will be entitled to these payments if the executive’s employment agreement is terminated by the executive for “good reason” or by our company “without cause” within one year preceding or 18 months following the date on which a “change in control” (as defined in their respective employment agreements) occurs. Messrs. Zillmer and Evans will be entitled to these payments if the executive’s employment agreement is terminated by the executive for “good reason” or by our company “without cause” within six months preceding or 12 months following the date on which a “change in control” occurs.

(2)	The multiple is 2x in the case of death or disability and the payments are to be made in bi-weekly installments over a two-year period following the date of the executive’s termination. The following table sets forth the projected present value of such payments for each of the officers named in the table based on 2006 salaries and 2006 target annual incentive compensation, assuming (a) termination occurs on December 31, 2006, and (b) an annual discount rate of 6%.

Mr. Zillmer	Mr. Slager	Mr. Hathaway	Mr. Helm	Mr. Evans	Mr. Swierenga
$3,543,695	$2,908,641	$2,249,349	$1,632,329	$1,628,839	$1,506,093

(3)	The multiple is 2x for Messrs. Zillmer, Evans, and Swierenga and the payments are to be made in bi-weekly installments over a two-year period following the date of the executive’s termination. The multiple is 3x for Messrs. Slager, Hathaway, and Helm and the payments are to be made in bi-weekly installments over a three-year period following the date of the executive’s termination. The following table sets forth the projected present value of such payments for each of the officers named in the table based on 2006 salaries and 2006 target annual incentive compensation, assuming (a) termination occurs on December 31, 2006, and (b) an annual discount rate of 6%.

Mr. Zillmer	Mr. Slager	Mr. Hathaway	Mr. Helm	Mr. Evans	Mr. Swierenga
$3,543,695	$4,237,331	$3,276,870	$2,377,990	$1,628,839	$1,506,093

(4)	The multiple is 3x for Messrs. Zillmer, Slager, Hathaway, Helm, and Evans. The multiple is 2x for Mr. Swierenga. Such payments in connection with a change in control are to be paid in a lump sum within 30 days after the later of the date of termination or the date of the change in control. The following table sets forth the value of such payments for each of the officers named in the table based on 2006 salaries and 2006 target annual incentive compensation, assuming termination occurs during 2006.

Mr. Zillmer	Mr. Slager	Mr. Hathaway	Mr. Helm	Mr. Evans	Mr. Swierenga
$5,646,975	$4,635,000	$3,584,400	$2,601,162	$2,595,600	$1,600,000

In connection with the cash payments made in the event of a termination of an employment agreement by the executive for “good reason” or by our company “without cause” in connection with a change in control, each of the employment agreements also provides for a gross-up for excise taxes under Code Section 280G, provided that the price of our common stock equals or exceeds a threshold specified in the employment agreement.

(5)	The executive employment agreements generally provide that our company will continue providing medical, dental, and/or vision coverage to the executive and/or the executive’s spouse and dependents at least equal to that which would have been provided if the executive’s employment had not terminated, if such coverage continues to be available to our company, until the earlier of (a) the date the executive becomes eligible for any comparable medical, dental, or vision coverage provided by any other employer, (b) the date the executive becomes eligible for Medicare or any similar government-sponsored or provided health care program, or (c) in the case of termination as a result of death, disability, for good reason or without cause, the fifth anniversary of the executive’s date of termination. The following table sets forth the projected present value of continued medical, dental, and/or vision coverage for each of the officers named in the table for five years after the date of termination, assuming (a) termination occurs on December 31, 2006, (b) an annual discount rate of 6%, and (c) our health care costs increase at the rate of 9% per year.

Mr. Zillmer	Mr. Slager	Mr. Hathaway	Mr. Helm	Mr. Evans	Mr. Swierenga
$40,480	$33,738	$40,480	$50,658	$43,876	$37,028

(6)	For Messrs. Slager, Hathaway, Helm, and Swierenga, the continued vesting period is three years after the date of termination. For Messrs. Zillmer and Evans, the continued vesting period is two years after the date of termination. In all cases, if the remaining term of the rights or interests is shorter than the continued vesting period, the continued vesting is limited by the remaining term.

(7)	If the employment agreement is terminated upon the executive’s retirement, he may be eligible to participate in the SERP. Each executive’s respective qualification requirements to participate in the SERP are as follows:

	Years of Service	Age	Sum of Age and Years of Service
Mr. Zillmer	10	N/A	N/A
Mr. Slager	20	55	63
Mr. Hathaway	9	55	63
Mr. Helm	9	55	63
Mr. Swierenga	10	58	65
Mr. Evans	10	N/A	N/A
If an executive qualifies to participate under the SERP, he will be paid an annual retirement benefit equal to 60% of his average base salary for the three years immediately preceding the date of retirement. Such payments will continue for a period of ten years after retirement. See “Executive Compensation – Supplemental Executive Retirement Plan.”
Mr. Zillmer’s employment agreement also provides that if his employment agreement is terminated by our company as a result of “non-renewal” (as that term is defined in his agreement), Mr. Zillmer will be entitled to receive (i) his earned but unpaid base salary and annual incentive compensation as of the date of termination; (ii) an amount equal to one times the sum of the annual base salary and annual incentive compensation earned in the last year of his employment term; (iii) his accrued but unused paid leave as of the date of termination; (iv) reimbursement of business expenses incurred prior to the date of termination; and (v) certain other benefits specified in the employment agreement. In addition, awards granted to Mr. Zillmer under our equity compensation plans will continue to vest and remain exercisable until the earlier of (A) one year after the date of termination, or (B) the remaining terms of such awards. If Mr. Zillmer terminates his agreement for “non-renewal,” our payment obligations will be the same as described under the heading “For Cause or Without Good Reason,” above.
Each of the employment agreements contains standard provisions relating to confidentiality and proprietary information, as well as non-competition and non-solicitation obligations during the employment term and for up to three years after termination of employment.
Supplemental Executive Retirement Plan
Under our Supplemental Executive Retirement Plan (“SERP”), which was adopted by the Board effective August 1, 2003, and amended and restated most recently on February 9, 2006, we will pay retirement benefits to certain executives employed by us. The Board selects executives that participate in the SERP. Qualifications to receive retirement payments under the SERP are outlined in schedules attached to the SERP or in each executive’s employment agreement and are summarized under “Executive Compensation – Employment Agreements – Payment Obligations Upon Termination of Executive Employment Agreements,” above.

Subject to certain contingencies, executives who qualify to participate in the SERP will be entitled to maximum retirement payments for each year during the ten years following retirement in an amount equal to 60% of his or her average base salary during the three consecutive full calendar years of employment immediately preceding the date of retirement. For purposes of the SERP, years of service include all whole years of employment with our company and with any entity acquired by us beginning with the executive’s initial date of employment with our company or the acquired entity. In the event of the executive’s death prior to the payment of all of the retirement payments under the SERP, the balance of the payments will be made to the executive’s surviving spouse or to any other beneficiary named by the executive.
The following table illustrates the potential annual retirement benefit payable to an executive who participates in the SERP based on a sample final average compensation. The benefits shown below are not subject to reduction for Social Security benefits.

Annual Retirement Benefit
Final Average	After Required Years of
Compensation (1)	Service(2)
$400,000	$240,000
600,000	360,000
800,000	480,000
1,000,000	600,000
1,200,000	720,000
1,400,000	840,000

(1)	Final average compensation is the average base salary for the three consecutive full calendar years immediately preceding the date of retirement.

(2)	This column represents the maximum annual benefits payable under the SERP. The required years of service for the maximum benefits for Messrs. Zillmer, Slager, Hathaway, Helm, Swierenga, and Evans are 10, 20, 9, 9, 10, and 10, respectively. As of December 31, 2005, Messrs. Zillmer, Slager, Hathaway, Helm, Swierenga, and Evans had 0, 20, 14, 10, 9, and 0 years of service, respectively, for purposes of the SERP. In addition to the required years of service, Messrs. Slager, Hathaway, Helm and Swierenga are subject to additional requirements involving age and service as described under “Payment Obligations Upon Termination of Executive Employment Agreements”.
EQUITY COMPENSATION PLAN INFORMATION AS OF FISCAL YEAR-END
We currently maintain (a) the Amended and Restated 1991 Incentive Stock Plan, as amended (the “1991 Employee Stock Plan”); (b) the 1993 Incentive Stock Plan, as amended (the “1993 Plan”); and (c) the Amended and Restated 1994 Incentive Stock Plan, as amended (the “1994 Plan”). The 1991 Employee Stock Plan, 1993 Plan, and 1994 Plan provide for the grant of non-qualified stock options, incentive stock options, shares of restricted stock, shares of phantom stock, stock bonuses, and certain cash bonuses. The 1991 Employee Stock Plan also provides for the grant of restricted stock units (“RSUs”). We also maintain the 2005 Directors’ Plan, as described under “Compensation of Directors.”
The 1991 Employee Stock Plan limits the maximum number of shares of common stock that may be granted to not more than 10.5% of the number of fully diluted shares of common stock on the date of an award. The 1991 Employee Stock Plan also limits awards in the form of restricted stock, RSUs, stock bonuses, performance awards, and phantom stock to not more than 25% of the aggregate shares available to be awarded or granted under the plan and limits the maximum number of options granted to any individual under the plan to 500,000 per year except in the case of initial grants.
In April 2005, our Board elected to limit the total number of shares available for grant after April 2005 under the 1991 Employee Stock Plan to 24,388,761 shares, notwithstanding that the number of shares available for grant under the 1991 Employee Stock Plan would have been greater than that amount. As of December 31, 2005, we had issued a total of 6,990,285 shares of common stock under the 1991 Employee Stock Plan, there were outstanding awards covering an aggregate of 22,313,807 shares under the 1991 Employee Stock Plan, and an aggregate of approximately 20,886,905 shares remain available for grant under the 1991 Employee Stock Plan. In February 2006, the Board amended and restated the 1991 Employee Stock Plan to create the 2006 Incentive Stock Plan, subject to stockholder approval at the Annual Meeting. See “Proposal to Amend and Restate the 1991 Incentive Stock Plan into the 2006 Incentive Stock Plan”.
No further awards may be granted under the 1993 Plan. Outstanding awards under the 1993 Plan, however, will remain in effect until exercise or expiration pursuant to their respective terms. A maximum of 2,000,000 shares of common stock may be granted under the 1994 Plan. The 1994 Plan limits the maximum number of awards that may be granted to any individual under the 1994 Plan to 1,000,000 shares of common stock per year. No further awards may be granted under the 1994 Plan after May 1, 2006. Outstanding awards under the 1994 Plan, however, will remain in effect until exercise or expiration pursuant to their respective terms.
The following table provides information as of December 31, 2005, with respect to compensation plans under which our equity securities are authorized for issuance, which includes the 1991 Employee Stock Plan, the 1993 Plan, and the 1994 Plan (collectively, the “Incentive Stock Plans”) and the 2005 Directors’ Plan.
EQUITY COMPENSATION PLAN INFORMATION

(c)
Number of Securities
	(a)	(b)	Remaining Available
	Number of Securities to	Weighted-Average	For Future Issuance
	Be Issued upon Exercise	Exercise Price of	Under Equity
	Of Outstanding Options,	Outstanding	Compensation Plans
	RSUs, Warrants and	Options, Warrants	(excluding securities
Plan Category	Rights (1) (2) (3)	and Rights(1) (2)	reflected in column (a))(2)
Equity compensation plan approved by security holders(1)	23,645,571	$11.57	22,394,317

Equity compensation plans not approved by security holders	—	—	—

Total	23,645,571	$11.57	22,394,317

(1)	There are 77,230 stock options outstanding under the American Disposal Services, Inc. 1996 Stock Option Plan (the “American Disposal Plan”), which were assumed as part of the merger of American Disposal and our company in October 1998. These stock options are held by 10 former employees and consultants of American Disposal and are exercisable for 127,430 shares of our common stock (after giving effect to the exchange ratio provided in the merger). These 127,430 shares are included in column (a), and are reflected in the weighted average exercise price in column (b). These options have a weighted average exercise price of $19.87 per share. No further awards will be made under the American Disposal Plan.

(2)	The 1991 Employee Stock Plan limits the maximum number of shares that may be granted under that plan to not more than 10.5% of the number of fully diluted shares of our common stock on the date of grant. Notwithstanding this provision, our Board elected in April 2005 not to utilize all of the shares which would otherwise be available for grant under the 1991 Employee Stock Plan as the result of increases in the number of fully diluted shares, and to limit the number of remaining shares available for issuance under the 1991 Employee Stock Plan to 24,388,761 shares. Column (c) reflects the limitation approved by the Board.

(3)	The numbers reflected in this column include 19,774,368 stock options and 3,871,203 RSUs.
As of December 31, 2005, (a) there were a total of 19,774,368 stock options outstanding under our equity compensation plans with a weighted-average exercise price of $11.57 and a weighted-average term of approximately six years; (b) there were a total of 3,871,203 RSUs outstanding under our equity compensation plans; and (c) there were a total of 1,300,197 unvested shares of restricted stock outstanding under our equity compensation plans. As of December 31, 2005, there were 22,394,317 shares available for future issuance under the Company’s current equity compensation plans. This figure represents 20,886,905 shares available under the 1991 Employee Stock Plan (reflecting the limitation adopted by the Board in 2005), 1,305,412 shares available under the 2005 Directors Plan, and 202,000 shares available under the 1994 Plan. The 1,305,412 shares available under the 2005 Directors Plan will continue to remain available for grant under that plan. No grants have been made under the 1994 Plan subsequent to December 31, 2005; and our company will not make any further grants under the 1994 Plan if Proposal 3 is approved at the Annual Meeting.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We enter into transactions with related parties only with the approval of a majority of the independent and disinterested members of the Board. We enter into such transactions only on terms we believe to be comparable to or better than those that would be available from unaffiliated parties, with the exception of items that are intended to be additional compensation. All of the loans we made to executive officers or directors, including loans that have been repaid, were approved by the Board prior to the adoption of the Sarbanes-Oxley Act, in full compliance with our loan policies. All loan repayments were completed in accordance with our loan policies and in compliance with the Sarbanes-Oxley Act.
Donald W. Slager, our President and Chief Operating Officer, received a relocation loan from us in the amount of $150,000 in connection with his employment agreement dated April 8, 1996. The term of the loan is ten years, with 10% of the original principal balance forgiven by us each year and no interest accruing on the outstanding balance during Mr. Slager’s employment with us. The forgiveness of the loan is reported annually as a component of Mr. Slager’s compensation.
Our Shareholders’ Agreement with the Apollo/Blackstone Investors includes various agreements with the Apollo/Blackstone Investors relating to their original investment in our company in 1997 and their investment in connection with our acquisition of BFI in 1999. These agreements, among other things, grant the Apollo/Blackstone Investors rights to representation on the Board and to register under the Securities Act of 1933 the offer and sale of the securities of our company that they hold, and also govern the voting of these company securities. The Shareholders’ Agreement is described in more detail under “Voting Agreements Regarding the Election of Directors.”

PERFORMANCE GRAPH
The following performance graph compares the performance of our common stock to the Standard and Poor’s 500 Stock Index and to the Dow Jones Waste & Disposal Services Index. The graph covers the period from December 31, 2000 to December 31, 2005. The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 2000, and that all dividends were reinvested.

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2000	2001	2002	2003	2004	2005
Allied Waste Industries, Inc.	$14.56	$14.06	$10.00	$13.88	$9.28	$8.74
Index	100.00	96.57	68.68	95.33	63.74	60.03

Standard and Poor’s 500 Stock Index	$1,320.28	$1,148.04	$879.82	$1,111.92	$1,211.92	$1,248.29
Index	100.00	86.95	66.64	84.22	91.79	94.55

Dow Jones Waste & Disposal Services Index*	$70.66	$79.23	$62.19	$82.56	$84.03	$87.46
Index	100.00	112.13	88.01	116.84	118.92	123.78

*	Formerly the Dow Jones Pollution Control Index

RATIFICATION OF INDEPENDENT AUDITOR
(Proposal 2)
The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditor for the 2006 fiscal year.
Our by-laws do not require that our stockholders ratify the appointment of our independent auditor. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent auditor next year, but it is not bound by the stockholders’ decision. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our company and its stockholders.
A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.
Required Vote
The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of PricewatershouseCoopers LLP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR 2006.
PROPOSAL TO AMEND AND RESTATE THE 1991 INCENTIVE STOCK PLAN INTO THE
2006 INCENTIVE STOCK PLAN
(Proposal 3)
The third proposal to be considered and voted upon at the Annual Meeting is to approve the amendment and restatement of our 1991 Incentive Stock Plan, as most recently amended and restated effective February 5, 2004 (“1991 Employee Stock Plan”), into the proposed 2006 Incentive Stock Plan (the “2006 Employee Stock Plan”). The 2006 Employee Stock Plan is attached as Appendix A to this proxy statement.
If approved by our stockholders, the 2006 Employee Stock Plan will replace the 1991 Employee Stock Plan. Any awards that were granted under the 1991 Employee Stock Plan will remain outstanding and subject to the terms of the 2006 Employee Stock Plan. If our stockholders do not approve the 2006 Employee Stock Plan, we will continue to grant awards pursuant to the 1991 Employee Stock Plan.
Reasons for the Amendment and Restatement of the 1991 Employee Stock Plan into the 2006 Employee Stock Plan
Both the Compensation Committee and the Board believe that our stock incentive plans should have the capacity and flexibility to provide meaningful awards in order to provide current and new employees and consultants with appropriate stock-based incentives, to encourage them to remain with our company, and to further motivate them to help increase stockholder value. As of December 31, 2005, all of our incentive stock plans, including the 1991 Employee Stock Plan (as limited by our Board in 2005), permit awards covering an aggregate of approximately 22,394,317 shares of common stock. The Compensation Committee and Board believe greater capacity is necessary to assure that the purposes of our stock incentive plans can be achieved. In addition, recent trends in the types of stock-based compensation granted to employees and consultants, as well as recent changes in accounting rules for publicly held companies, have resulted in publicly held companies using a wider variety of stock-based compensation for employees and consultants.
The Compensation Committee and Board have carefully reviewed the 1991 Employee Stock Plan and determined that an amendment and restatement of the plan will provide our company with (a) a sufficient number of shares available to enable us to continue making awards to key employees and consultants, and (b) the flexibility to issue a variety of stock-based compensation to our employees and consultants in keeping with current and future trends in stock-based compensation, which will enable us to attract and retain highly qualified individuals. The Board believes that amending and restating the 1991 Employee Stock Plan into the 2006 Employee Stock Plan will provide a means through which our company and its subsidiaries can achieve the goals of the 2006 Employee Stock Plan, which are to (a) attract able persons to provide valuable services to our company as employees or consultants, (b) promote the interests of our company by providing employees and consultants with a proprietary interest in our company, thereby strengthening their concern for the welfare of our company and their desire to continue to provide their services to our company, and (c) provide such persons with additional incentives and reward opportunities to enhance the profitable growth of our company.
The Board unanimously recommends approval of the 2006 Employee Stock Plan because it believes strongly in encouraging selected employees and consultants to acquire a proprietary and vested interest in the growth and performance of our company, thus enhancing the value of our company for the benefit of our stockholders.
Description of the 1991 Employee Stock Plan
The 1991 Employee Stock Plan currently provides for the grant of (a) non-qualified stock options, (b) incentive stock options, (c) shares of restricted stock, (d) restricted stock units (“RSUs”), (e) performance awards, (f) shares of phantom stock, (g) stock bonuses, and (h) cash bonuses. Employees of our company and its subsidiaries, including officers (whether or not they are directors), and consultants who are engaged by our company and its subsidiaries are eligible to participate in the 1991 Employee Stock Plan.
The 1991 Employee Stock Plan currently is administered by the Compensation Committee. The Compensation Committee determines which employees and consultants receive grants of awards, the type of awards and bonuses granted, and the number of shares subject to each award granted under the 1991 Employee Stock Plan. Subject to the terms of the 1991 Employee Stock Plan, the Compensation Committee also determines the prices, expiration dates, and other material features of the awards granted under the 1991 Employee Stock Plan. The Compensation Committee has the authority to interpret and construe any provision of the 1991 Employee Stock Plan and to adopt such rules and regulations for administering the 1991 Employee Stock Plan, as it deems necessary. All decisions and determinations of the Compensation Committee are final and binding on all parties.
In April 2005, our Board elected to limit the total number of shares available for grant after April 2005 under the 1991 Employee Stock Plan to 24,388,761 shares of common stock. As of December 31, 2005, we had issued a total of 6,990,285 shares of common stock under the 1991 Employee Stock Plan, there were outstanding awards covering an aggregate of 22,313,807 shares under the 1991 Employee Stock Plan, and an aggregate of approximately 20,886,905 shares remain available for grant under the 1991 Employee Stock Plan.
Description of the 2006 Employee Stock Plan
A summary of the most significant features of the 2006 Employee Stock Plan is provided below. This summary is qualified in its entirety by the full text of the 2006 Employee Stock Plan attached as Appendix A to this proxy statement.

Administration and Eligibility
Administration. The 2006 Employee Stock Plan will be administered by the Board or Compensation Committee (referred to in the 2006 Employee Stock Plan as the “Committee”). The Committee generally will have the authority, in its discretion, to determine all matters relating to awards under the 2006 Employee Stock Plan, including the selection of the individuals to be granted awards, the time or times of grant, the type of awards, the number of shares of common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an award. The Committee also will have full authority and discretion (a) to administer, interpret, and construe the 2006 Employee Stock Plan and the terms of any award issued under it, (b) to establish, amend, and rescind any rules and regulations relating to the 2006 Employee Stock Plan, (c) to determine, interpret, and construe the terms and provisions of any award agreement made pursuant to the 2006 Employee Stock Plan, and (d) to make all other determinations that may be necessary or advisable for the administration of the 2006 Employee Stock Plan and any awards made under the 2006 Employee Stock Plan. The Committee also is permitted to authorize a pool of cash or shares of common stock to be available for awards under the 2006 Employee Stock Plan and then delegate any or all of its powers and duties to one or more subcommittees consisting of one or more officers of our company. The Committee, however, may not delegate its authority with respect to awards that are or will be subject to Section 16 of the Exchange Act or Code Section 162(m).
Adjustment of Awards Upon the Occurrence of Certain Events. The Committee will have authority to proportionately adjust the aggregate number and type of shares available for awards under the 2006 Employee Stock Plan, the maximum number and type of shares or other securities that may be subject to awards granted to any individual under the 2006 Employee Stock Plan, the number and type of shares or other securities covered by each outstanding award, and the exercise price per share (but not the total price) for awards outstanding under the 2006 Employee Stock Plan as a result of any increase or decrease in the number of issued shares of common stock resulting from the payment of any stock dividend or from any stock split, reverse stock split, split-up, combination or exchange of shares, merger, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment in order to prevent the enlargement or dilution of rights of the participants under such awards.
No Repricing Without Stockholder Approval. Notwithstanding any other provision of the 2006 Employee Stock Plan to the contrary, no options or stock appreciation rights (“SARs”) may be repriced without the approval of our stockholders. For purposes of the 2006 Employee Stock Plan, “repricing” includes (a) amendments or adjustments to options or SARs that reduce their exercise price, (b) situations in which new options or SARs are issued to a participant in place of cancelled options or SARs with a higher exercise price, and (c) any other amendment, adjustment, cancellation or replacement grant or other means of repricing an outstanding option or SAR, including a buyout for a payment of cash or cash equivalents.
Persons Eligible for Grants. The persons who will be eligible to receive awards under the 2006 Employee Stock Plan will be (a) employees of our company or its subsidiaries who are largely responsible for the management, growth, and protection of the business of our company (including officers, whether or not they are directors of our company), and (b) any consultant engaged by our company or its subsidiaries, as the Committee, in its absolute discretion, will select from time to time. However, incentive stock options may be granted only to employees.
Types of Awards; Limit on Number of Awards
The Committee has the authority to grant options, shares of restricted stock, RSUs, SARs, performance awards, dividend equivalents, stock bonuses, cash awards, or other stock-based awards under the 2006 Employee Stock Plan. Such awards may be granted either alone, in addition to, or in tandem with any other types of award granted under the 2006 Employee Stock Plan. The characteristics of each of these awards are summarized below.

The following limitations apply to the following types of awards other than Substitute Awards (as described below) made under the 2006 Employee Stock Plan:
•	The aggregate number of shares of common stock that may be covered by awards granted to any one individual in any year will not exceed the following:
o	1,500,000 shares in the case of options and SARs; and

o	750,000 shares in the case of restricted stock, RSUs, performance awards denominated in shares of common stock, and stock bonuses.
•	The aggregate dollar value of awards that may be granted to any one individual in any year will not exceed the following:
o	$5,000,000 in the case of cash awards; and

o	$10,000,000 in the case of performance awards denominated in dollars.
A participant may pay the exercise price of an award, if applicable, by using such means as the Committee may from time to time approve, whether in the agreement evidencing the award or otherwise.
Vesting of Awards
Except for options or SARs issued as Substitute Awards, each option and SAR will be subject to a vesting period of not less than one year from the grant date. Awards other than options, SARs, or performance awards will be subject to a vesting period of not less than three years from the grant date, provided that up to 5% of awards other than options, SARs, or performance awards may have a vesting period of not less than one year from the grant date.
Shares Subject to the 2006 Employee Stock Plan
As of December 31, 2005, there were 20,886,905 shares available under the 1991 Employee Stock Plan (reflecting the limitation adopted by the Board in 2005, as described above). This proposal will increase the shares available as of December 31, 2005, by 14,000,000 shares of common stock to a maximum of 34,886,905 shares, that may be issued pursuant to awards, including incentive stock options, that are granted under the 2006 Employee Stock Plan (the “Share Limit”). The shares offered under the 2006 Employee Stock Plan may be unissued shares or shares now held or subsequently acquired by our company as treasury shares, as the Committee from time to time may determine. Subject to approval of this proposal, all grants made from the 1991 Employee Stock Plan after December 31, 2005, and prior to stockholder approval of the 2006 Employee Stock Plan will be subject to the share counting rules described in the next paragraph (i.e., the 34,886,905 shares available at December 31, 2005 represent options or option equivalents subject to shareholder approval). For example, a grant of one share of restricted stock made subsequent to December 31, 2005, will count against the Share Limit as one and one-half shares of common stock.
Any shares of common stock that are subject to awards of options or SARs will be counted against the Share Limit as one share for every one share granted. Any shares of common stock that are subject to awards other than options or SARs will be counted against the Share Limit as one and one-half shares for every one share granted. Any shares subject to an award granted under the 2006 Employee Stock Plan (including shares subject to prior awards made under the 1991 Employee Stock Plan) that are not delivered because the award expires unexercised or is forfeited, terminated, canceled, or exchanged for awards that do not involve common stock, or any shares of common stock that are not delivered because the award is settled in cash will immediately be added back to the Share Limit and will be available for future awards. The number of shares that are added back to the Share Limit will be calculated in the same manner as when shares were deducted from the Share Limit for the award.

The following awards or payments will not reduce or be counted against the Share Limit: (a) the grant of a cash award under the 2006 Employee Stock Plan; or, (b) the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards. Shares of common stock delivered under the 2006 Employee Stock Plan upon the assumption, substitution, conversion, adjustment or replacement of outstanding awards under a plan or arrangement of an entity acquired by our company in a merger or other acquisition will not reduce or be counted against the Share Limit to the extent that the rules and regulations of any stock exchange or other trading market on which our common stock is listed or traded provide an exemption from stockholder approval for assumption, substitution, conversion, adjustment or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.
Stock Options
The Committee may grant (a) options that are intended to qualify as “incentive stock options” under the Code, and/or (b) non-qualified stock options. The Committee will determine the exercise price of each option on the grant date, provided that the exercise price will not be less than 100% of the fair market value of the common stock on the grant date (110% of the fair market value if incentive stock options are granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of our company or of any parent or subsidiary of our company on the grant date).
The Committee will set the term of each option, provided that except as described under “Termination of Awards Upon Termination of Service”, below, no option will be exercisable more than 10 years after the grant date (five years in the case of an incentive stock option granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of our company or of any parent or subsidiary of our company on the grant date).
Restricted Stock and Restricted Stock Units
The Committee may grant awards consisting of shares of restricted stock or denominated in RSUs in such amounts and for such consideration as the Committee may determine in its discretion. Such awards may be subject to (a) forfeiture of such shares or RSUs upon termination of the participant’s service with our company during the applicable restriction period, (b) restrictions on transferability, (c) limitations on the right to vote such shares, (d) limitations on the right to receive dividends with respect to such shares, (e) attainment of certain performance goals, such as those described under “Performance Awards,” below, and (f) such other conditions, limitations, and restrictions as determined by the Committee, in its discretion, and as set forth in the instrument evidencing the award.
Stock Appreciation Rights
The Committee may grant SARs pursuant to the 2006 Employee Stock Plan, either in tandem with another award granted under the 2006 Employee Stock Plan or independent of any other award grant. The Committee may establish a maximum appreciation value payable for SARs and such other terms and conditions for such SARs as the Committee may determine in its discretion. The exercise price of an SAR will not be less than the fair market value per share of common stock on the grant date of the SAR. The holder of an SAR granted in tandem with an option may elect to exercise either the option or the SAR, but not both. Except as described below under “Termination of Awards Upon Termination of Service,” the maximum exercise period for an SAR will be 10 years. Upon the exercise of a vested SAR, the participant will be entitled to receive cash, shares of common stock, or both, as determined by the Committee. The amount of cash payable or the value of shares issuable upon exercise of an SAR will be equal to the difference between (a) the exercise price of the SAR, and (b) the fair market value of one share of common stock of our company on the exercise date.

Performance Awards
Performance Period and Amount of Performance Award. With respect to each grant of a performance award, the Committee will establish a performance period over which the performance of our company and/or of the applicable participant will be measured, provided that each performance period will be at least one year. In determining the amount of the performance award to be granted to a particular participant, the Committee may take into account such factors as the participant’s responsibility level and growth potential, the amount of other awards granted or received by such participant, and such other considerations as the Committee deems appropriate.
Non-Qualified Performance Awards. Non-qualified performance awards are not intended to qualify as qualified performance-based compensation under Code Section 162(m). These awards may be based on achievement of such goals and may be subject to such terms, conditions, and restrictions as determined by the Committee.
Qualified Performance Awards. Qualified performance awards are intended to qualify as qualified performance-based compensation under Code Section 162(m). These awards may be paid, vested or otherwise deliverable solely upon attainment of one or more pre-established, objective performance goals established by the Committee. Such performance goals will be based on any one or any combination of the following business criteria, as determined by the Committee:
•	total or net revenue;

•	revenue growth;

•	EBIT;

•	EBITDA;

•	operating income;

•	net operating income after tax;

•	pre-tax or after-tax income;

•	cash flow;

•	cash flow per share;

•	net earnings;

•	earnings per share;

•	profit growth;

•	return on equity;

•	return on capital employed;

•	return on assets;

•	economic value added (or an equivalent metric);

•	share price performance;

•	other earnings criteria or profit-related return ratios;

•	successful acquisitions of other companies or assets;

•	successful dispositions of subsidiaries, divisions or departments of our company or any of its subsidiaries;

•	successful financing efforts;

•	total stockholder return;

•	market share;

•	improvement in or attainment of expense levels;

•	improvement in or attainment of working capital levels; or

•	debt reduction.
Such performance goals may be (a) stated in absolute terms, (b) based on one or more business criteria that apply to the participant, one or more subsidiaries, business units or divisions of our company, or our company as a whole, (c) relative to other companies or specified indices, (d) achieved during a period of time, or (e) as otherwise determined by the Committee. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring a performance goal, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that the Committee states such exclusions at the time the performance goals are determined.
The Committee will establish, in writing, the applicable performance goal(s) and the specific targets related to such goal(s) prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the performance goal relates and (b) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain within the meaning of Code Section 162(m), subject to adjustment by the Committee as it deems appropriate to reflect significant unforeseen events or changes.
Payment. Upon the expiration of the performance period relating to a performance award granted to a participant, the participant will be entitled to receive payment of an amount not exceeding the maximum value of the performance award, based on the achievement of the performance goals for such performance period, as determined by the Committee. The Committee may, in its discretion, pay a performance award under any one or more of the performance goals established by the Committee with respect to such performance award. The Committee will certify in writing prior to the payment of a performance award that the applicable performance goals and any other material terms of the grant have been satisfied. Payment of a performance award may be made in cash, shares of common stock, other awards, other property, or a combination thereof, as determined by the Committee.
Dividends and Dividend Equivalents
The Committee may grant, as a separate award or at the time of granting any other award granted under the 2006 Employee Stock Plan (other than options or SARs), awards that entitle the participant to receive dividends or dividend equivalents with respect to all or a portion of the number of shares of common stock subject to such award. Dividends or dividend equivalents may accrue interest and the instrument evidencing the award will specify whether dividends or dividend equivalents will be (a) paid currently (b) paid at a later, specified date, (c) deferrable by the participant under and subject to the terms of one of our deferred compensation plans, (d) subject to the same vesting as the award to which the dividends or dividend equivalents relate, if applicable, and/or (e) deemed to have been reinvested in additional shares of common stock or otherwise reinvested. Where dividend equivalents are deferred or subject to vesting, the Committee may permit for, or require, the conversion of dividend equivalents into RSUs. RSUs arising from such a conversion of dividend equivalents at the election of the participant will not count against the Share Limit, but RSUs arising from a conversion of dividend equivalents that is required by the Committee will count against the Share Limit.
Stock Bonuses
The Committee may, in its discretion, grant stock bonuses in such amounts as it may determine from time to time. A stock bonus will be paid at such time and subject to such terms, conditions, and limitations as determined by the Committee on the grant date. Except for stock bonuses granted in lieu of cash compensation actually earned by a participant, stock bonuses will be subject to the same vesting requirements described under “Vesting of Awards”, above.
Cash Awards
The Committee may, in its discretion, grant cash awards in such amounts as it determines from time to time. A cash award may be granted (a) as a separate award, (b) in connection with the grant, issuance, vesting, exercise, or payment of another award under the 2006 Employee Stock Plan or at any time thereafter, or (c) to enable the participant to pay federal income tax liabilities incurred in connection with the grant, issuance, vesting, exercise, or payment of another award under the 2006 Employee Stock Plan. Cash awards will be subject to such terms, conditions, and limitations as the Committee may determine on the grant date. Cash awards that are intended to qualify as performance-based compensation under Code Section 162(m) will be subject to the same terms and conditions as in the case of the qualified performance awards described above.
Other Stock-Based Awards
The Committee may grant such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock as the Committee deems to be consistent with the purposes of the 2006 Employee Stock Plan. Such other awards may include, without limitation, (a) shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions, (b) convertible or exchangeable debt or equity securities, (c) other rights convertible or exchangeable into shares of common stock, and (d) awards valued by reference to the value of shares of our common stock or the value of securities of or the performance of specified subsidiaries of our company. Except for other stock-based awards granted in lieu of cash compensation actually earned by a participant, such awards will be subject to the same vesting requirements described under “Vesting of Awards”, above.
Transferability of Awards
No award may be assigned or transferred for value. Except as specifically allowed by the Committee, any incentive stock option granted under the 2006 Employee Stock Plan will, during the participant’s lifetime, be exercisable only by such participant and may not be assigned or transferred by such participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Except as specifically allowed by the Committee, any non-qualified stock option and any other award granted under the 2006 Employee Stock Plan may not be assigned or transferred by the participant other than (a) by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, or (b) to certain family members or for estate planning purposes.
Termination of Awards Upon Termination of Service
The 2006 Employee Stock Plan contains provisions regarding the vesting and post-termination exercisability of awards held by participants whose employment with or provision of services to our company terminates. The following provisions apply unless otherwise determined by the Committee or provided in an individual award or employment agreement or pursuant to a company policy:
(a)	if a participant’s service is terminated other than by reason of “Cause” (as defined), Disability (as defined), death, or Retirement (as defined), then (i) vested options will remain exercisable for the longer of (A) 90 days or (B) 30 days following the end of any blackout period to which the participant may be subject on the date of termination, (ii) unvested options will expire as of the close of business on the date of termination, and (iii) a portion of any unvested restricted stock, RSUs, SARs, dividend equivalents, stock bonuses, cash awards, and other stock-based awards will vest in such amount as determined by the Committee while the remainder of such unvested awards will expire;

(b)	except as described in (e), below, if a participant’s service is terminated for “Cause”, all outstanding awards will expire and be forfeited as of the commencement of business on the date of such termination;

(c)	if a participant’s service is terminated by reason of death or Disability, (i) all unvested options and SARs will vest and become exercisable, (ii) all incentive stock options will remain exercisable until the earlier of (A) one year after the date of such termination, or (B) the original expiration date of such options, (iii) all non-qualified options and SARs granted to the participant will remain exercisable for one year after the date of termination, and (iv) all other awards will be forfeited as of the commencement of business on the date of termination;

(d)	if a participant’s service is terminated by reason of Retirement, the terms of the participant’s award agreement will control the treatment of the awards (or, if no such provisions exist, such awards will be treated as described in (a) above); and

(e)	all performance awards will be forfeited immediately upon a participant’s termination of service for any reason unless otherwise determined by the Committee or provided in the award agreements.
Change in Control
Upon a “Change in Control”, as defined under the 2006 Employee Stock Plan, unless otherwise determined by the Committee or provided in an individual award or employment agreement or a company policy (a) all unvested options and SARs will vest and remain exercisable until their expiration, termination or cancellation, (b) all unvested shares of restricted stock, RSUs, dividend equivalents, stock bonuses, cash awards and other stock-based awards will vest, (c) the Committee will determine whether performance awards for which the requisite performance goals have not been satisfied or the performance period has not expired will be immediately paid or remain outstanding, and (d) awards will either be assumed by the acquiring entity or substituted with equivalent awards of the acquiring entity’s stock.
Amendment and Termination
The Committee may amend, change, make additions to, or suspend or terminate the 2006 Employee Stock Plan as it may, from time to time, deem necessary or appropriate and in the best interests of our company. Without the consent of the affected participant, however, the Committee may not take any action that disqualifies any incentive stock option previously granted under the 2006 Employee Stock Plan for treatment as an incentive stock option or that adversely affects or impairs the rights of any award outstanding under the 2006 Employee Stock Plan. In addition, to the extent that stockholder approval of an amendment to the 2006 Employee Stock Plan is required by applicable law or the requirements of any securities exchange or trading market on which our common stock is listed or traded, such amendment will not be effective prior to approval by our stockholders.
Effective Date and Term of 2006 Employee Stock Plan
If our stockholders approve the 2006 Employee Stock Plan at the Annual Meeting, the 2006 Employee Stock Plan will be effective as of the date of the Annual Meeting (the “Effective Date”). Upon stockholder approval at the Annual Meeting, (a) the terms and conditions of the 2006 Employee Stock Plan (as the 2006 Employee Stock Plan may be subsequently amended) will control all awards granted under the 1991 Employee Stock Plan prior to the Effective Date or under the 2006 Employee Stock Plan on or after the Effective Date, provided that, without the consent of the affected participant, the terms and conditions of the 2006 Employee Stock Plan will not be interpreted in a manner that disqualifies any incentive stock option granted under the 1991 Employee Stock Plan prior to the Effective Date for treatment as an incentive stock option or that adversely affects or impairs the rights of any award outstanding under the 1991 Employee Stock Plan prior to the Effective Date; and (b) the 2006 Employee Stock Plan will remain in full force and effect through the tenth anniversary of the Effective Date, unless sooner terminated by the Committee. After the 2006 Employee Stock Plan is terminated, no future awards may be granted under the 2006 Employee Stock Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the 2006 Employee Stock Plan’s terms and conditions.
If the 2006 Employee Stock Plan is not approved by our stockholders, (a) the 2006 Employee Stock Plan will become null and void, (b) the 1991 Employee Stock Plan will remain in full force and effect to the same extent and with the same effect as though the 2006 Employee Stock Plan had never been adopted, and (c) we will continue to grant awards to participants pursuant to the 1991 Employee Stock Plan.

Federal Income Tax Consequences
The following is a brief summary of the material United States federal income tax consequences associated with awards granted under the 2006 Employee Stock Plan. This summary is based upon existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of any state, local, or foreign income tax laws. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Furthermore, this summary does not address the new federal tax provisions of Code Section 409A. Although final guidance regarding Code Section 409A has not been issued, to the extent applicable, we intend that the 2006 Employee Stock Plan and any awards granted thereunder will comply with the requirements of Code Section 409A. The new rules imposed by Code Section 409A change the way certain types of deferred compensation are taxed. In the event that the 2006 Employee Stock Plan is amended solely to conform with certain provisions of Code Section 409A, it will not be necessary to obtain further stockholder approval.
Non-Qualified Stock Options. No taxable income is recognized when a non-qualified stock option is granted to a participant with an exercise price equal to (or in excess of) the fair market value on the date of grant. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any taxable income recognized in connection with the exercise of a non-qualified stock option by an employee is subject to wage and employment tax withholding by our company. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.
Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. If the participant exercises the option and then later sells or disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sales price and the exercise price generally will be taxable as long-term capital gain or loss. If either of these holding periods is not satisfied, the participant will recognize ordinary income at the time of sale or other disposition equal to the difference between the exercise price and the lower of (a) the fair market value of the shares at the date of exercise, or (b) the sale price of the shares. Any gain or loss recognized on a premature disposition of shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period.
Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income upon the grant of restricted stock or RSUs. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares or cash received minus any amount paid. For restricted stock only, a participant may elect to be taxed at the time of grant.
Stock Appreciation Rights. Upon the exercise of an SAR, the participant will recognize ordinary income equal to the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the SAR. Upon the sale of a share of common stock acquired upon exercise of an SAR, the participant will recognize long-term or short-term capital gain or loss, depending on whether the participant has held the stock for more than one year from the date of exercise.
Performance Awards. A participant will not recognize taxable income at the time performance awards are granted. The participant will recognize ordinary income for the year in which the performance award is earned.
Cash Awards. A participant generally will recognize income upon the receipt of a cash award.

Stock Bonuses and Other Stock-Based Awards. A participant generally will recognize taxable income upon receipt of the shares subject to the award or bonus (or, if later, on the date such shares are no longer subject to a substantial risk of forfeiture).
Withholding Taxes. Because the amount of ordinary income a participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state, and local income taxes and social security taxes, our company may require the participant to pay the amount required to be withheld by our company before delivering to the participant any shares or other payment to be received under the 2006 Employee Stock Plan. We will have the right to deduct from any grant, issuance, vesting, exercise, or payment of an award under the 2006 Employee Stock Plan an amount of cash or shares of common stock having a value sufficient to cover such withholding. The Committee, in its discretion, also may permit the participant to deliver to our company shares of common stock owned by such participant and having an aggregate fair market value up to or equal to (but not in excess of) the amount of the withholding or other taxes due. We also may deduct the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.
Tax Effect for Our Company. Our company generally will be entitled to a tax deduction in connection with an award under the 2006 Employee Stock Plan in an amount equal to the ordinary income, if any, realized by the participant and at the time the participant recognizes such income (for example, upon the exercise of a non-qualified stock option). Special rules limit the deductibility of compensation paid to the CEO and to each of the next four most highly compensated executive officers. Under Code Section 162(m), unless various conditions are met that enable compensation to qualify as “performance-based”, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1.0 million. However, the 2006 Employee Stock Plan has been designed to permit the Committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Code Section 162(m), thereby permitting our company to receive a federal income tax deduction in connection with such awards, even to the extent that they exceed $1.0 million. For purposes of Code Section 162(m), stockholder approval of the 2006 Employee Stock Plan constitutes approval of the material terms of the performance goals set forth in the plan and will ensure that any performance awards paid or granted under the plan to employees subject to the Code Section 162(m) limits will be deductible by our company to the maximum extent permitted under the federal tax laws. In addition see “Proposal to Approve the 2006 Executive Incentive Compensation Plan”.
New Awards
As of the date of this proxy statement, the Committee has not yet made any determination as to the nature, amount or recipients of awards under the 2006 Employee Stock Plan (if the 2006 Employee Stock Plan is approved by stockholders) or the 1991 Employee Stock Plan (if the 2006 Employee Stock Plan is not approved by stockholders) during 2006 or thereafter.
Required Vote
The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the adoption of the 2006 Employee Stock Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE THE 1991 INCENTIVE STOCK PLAN INTO THE 2006 INCENTIVE STOCK PLAN.

PROPOSAL TO APPROVE THE 2006 EXECUTIVE INCENTIVE COMPENSATION PLAN
(Proposal 4)
The Board is asking stockholders to approve the 2006 Executive Incentive Compensation Plan (the “EICP”). The Board adopted the EICP subject to stockholder approval at the Annual Meeting. Stockholder approval of the EICP will allow our company to pay incentive compensation to our executive officers that will qualify as deductible “performance-based compensation” within the meaning of Code Section 162(m). The EICP is attached as Appendix B to this proxy statement.
Background
Code Section 162(m) generally limits our federal income tax deduction for compensation paid to our executive officers who are subject to Code Section 162(m) to $1.0 million each, unless all amounts in excess of $1.0 million qualify for an exception to the limit. For purposes of Code Section 162(m), our executive officers who are subject to Code Section 162(m) currently are our CEO and the other four most highly compensated executive officers in any given year. The EICP is designed to enable our company to pay tax-deductible compensation to our executive officers in excess of $1.0 million per year.
One of the exceptions to the limits in Code Section 162(m) is any compensation that is paid under a performance-based compensation plan that has been approved by stockholders. In 2001, our stockholders approved the material terms for annual bonuses or incentive compensation that our company could pay to executives subject to Code Section 162(m) during the five-year period beginning with the 2001 calendar year. The stockholders authorized the Committee to set performance goals for annual bonuses during that five-year period based upon metrics reflecting one or more of the following business measurements: earnings, cash flow, revenues, financial return ratios, debt reduction, risk management, customer satisfaction, and total stockholder returns, any of which could be measured either in absolute terms or as compared to another company or companies or as compared to prior periods. The proposal approved by our stockholders also limited the amount of any annual bonus paid to any executive officer for any year to the lesser of 150% of the executive officer’s annual base salary or $5,000,000. That stockholder authorization expired at the end of 2005.
In accordance with the requirements for an exemption from the limits of Code Section 162(m), the Board is recommending that our stockholders approve the EICP, which establishes (a) the employees eligible to receive the performance-based compensation (here, the “Participants,” as described below); (b) the business measurements on which each performance goal is based (here, “Operating Income Before Depreciation and Amortization,” as described below), and (c) the maximum amount of compensation that could be awarded or paid to any eligible employee upon attainment of the performance goals (as described under “Awards,” below). Although the Committee will have the discretion to choose who may participate in the EICP, for purposes of Code Section 162(m), stockholder approval of the EICP constitutes approval of a performance-based compensation plan and will ensure that any compensation that we pay to employees subject to the Code Section 162(m) limits will be deductible to the maximum extent permitted under the federal tax laws.
Summary of the EICP
The following summary of the principal features of the EICP does not purport to be complete. Instead, this summary is subject to, and qualified in its entirety by, the provisions of the EICP. Capitalized terms used but not defined in this proxy statement have the same meanings as set forth in the EICP.
Purpose. The purpose of the EICP is to enhance our company’s ability to attract and retain highly qualified executives and to provide such executives with additional financial incentives (“Awards”) to promote the success of our company and its affiliates and subsidiaries. Awards payable under the EICP are intended to qualify as performance-based compensation within the meaning of Code Section 162(m).
Administration. The EICP will be administered by the Compensation Committee or another committee appointed by the Board that satisfies the requirements of Code Section 162(m) (the “Committee”). The

Board has designated the Compensation Committee as the Committee for the EICP. The Committee has the authority to (i) select the Participants to whom Awards are granted; (ii) designate the Performance Periods; and (iii) specify the terms and conditions for the determination and payment of each Award. Except as otherwise provided by the Board and subject to applicable laws, the Committee has the full and final authority in its discretion to establish rules and take all actions determined by the Committee to be necessary in the administration of the EICP including, without limitation, interpreting the terms of the EICP, Awards, and any related rules, regulations or other documents enacted under the EICP and deciding all questions of fact arising in their application. All decisions, determinations and interpretations of the Committee will be final, binding, and conclusive on all persons, including our company, its subsidiaries, its stockholders, the Participants, and their estates and beneficiaries.
Eligibility. Participation in the EICP is limited to any person that the Committee determines, in its discretion, is or may be a “covered employee” of our company within the meaning of Code Section 162(m) and regulations promulgated thereunder and who is selected by the Committee to participate in the EICP, as well as any other employee(s) of our company and its subsidiaries and affiliates who the Committee may select to participate in the EICP for one or more specified Performance Periods (collectively, the “Participants”). Generally, our CEO and the four other most highly compensated executive officers of our company will be “covered employees” for purposes of Code Section 162(m). Consequently, our CEO and four other most highly compensated executive officers initially will be eligible to participate in the EICP.
Performance Goal. “Operating Income Before Depreciation and Amortization” is the measure of performance necessary for the payment of Awards under the EICP. For purposes of the EICP, Operating Income Before Depreciation and Amortization consists of our company’s revenue less (a) cost of operations, and (b) selling, general, and administrative expenses, as adjusted to exclude the effect of restructurings, discontinued operations, extraordinary items, write-offs associated with goodwill, the gain or loss associated with the sale of a business, the transition costs associated with the acquisition of a business, and the cumulative effect of tax and accounting changes, as each of those items is calculated in accordance with generally accepted accounting principles, if applicable, as of the date on which the calculation is made.
Performance Period. The Performance Period under the EICP is our company’s fiscal year or such other period as may be designated by the Committee. In no event, however, will any Performance Period be less than six months or more than five years.
Selection of Participants and Designation of Performance Period and Terms of Awards. Within 90 days after the commencement of each Performance Period (or, if the Performance Period is shorter than one year, the number of days that is equal to 25% of such Performance Period and, in any event, while the outcome is substantially uncertain), the Committee will, in writing, select the Participants to whom Awards are granted, designate the Performance Period, and specify the terms and conditions for the determination and payment of such Awards. The terms and conditions for the determination and payment of each Award need not be uniform among all Awards, and may reflect distinctions based on such criteria as the Committee determines in its sole discretion.
Awards. Our CEO is eligible for an Award for each Performance Period in an amount equal to 0.50% of Operating Income Before Depreciation and Amortization for that Performance Period. Each of the Participants other than our CEO is eligible for an Award for each Performance Period in an amount equal to 0.25% of Operating Income Before Depreciation and Amortization for such Performance Period. Notwithstanding the foregoing, the maximum Award that may be paid under the EICP to our CEO for any fiscal year of our company is the lesser of (a) an amount equal to 0.50% of Operating Income Before Depreciation and Amortization, or (b) $5.0 million, and the maximum Award that may be paid to any Participant other than our CEO for any fiscal year of our company is the lesser of (i) an amount equal to 0.25% of Operating Income Before Depreciation and Amortization, or (ii) $3.0 million.
Subject to the foregoing limitations, the Committee may condition payment of an Award upon the satisfaction of such objective or subjective standards as the Committee determines to be appropriate, in its sole and absolute discretion, and the Committee will retain the discretion to reduce the amount of any Award that would otherwise be payable to a Participant, including reducing such amount to zero. In February 2006, the Compensation Committee approved the 2006 Senior MIP. The Compensation Committee will use the 2006 Senior MIP as part of its objective and subjective standards to determine whether or not to exercise its discretion to reduce the amount of any award that would otherwise be payable to a participant with respect to 2006 under the EICP.
Committee Certification. As soon as practicable after the end of each Performance Period, the Committee must determine the amount of the Awards to be paid to each Participant for the Performance Period and certify such determination in writing. We will pay Awards to the Participants within 70 days following the close of the Performance Period with respect to which the Awards are made, unless a Participant makes a timely election to defer all or a portion of his or her Award pursuant to one of our deferred compensation plans in which he or she is eligible to participate.
Payment of Awards. All Awards will be paid in cash, shares of our common stock, or a combination thereof. Award payments made in shares of common stock will be made from shares authorized to be issued under our 2006 Employee Stock Plan (or its successor). If, however, our stockholders do not approve the 2006 Employee Stock Plan at the Annual Meeting, then Award payments made in shares of common stock will be made from the shares authorized to be issued under the 1991 Employee Stock Plan (or its successor).
Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award granted under the EICP may not be sold, transferred, assigned, pledged, encumbered or hypothecated in any manner by any Participant. An Award may be paid only to a Participant during the Participant’s lifetime. The Committee, however, may establish such procedures that it deems necessary for a Participant to designate a beneficiary to whom any amounts will be payable in the event of the Participant’s death.
Effective Date and Term. If our stockholders approve the EICP, it will be effective as of January 1, 2006, and will remain in effect until such time as the Board terminates it.
Amendment and Termination. The Board at any time and from time to time may alter, amend, suspend or terminate the EICP, in whole or in part, provided, however, that no amendment that requires stockholder approval in order to maintain qualification of the Awards as performance-based compensation under Code Section 162(m) will be made without such approval. If changes are made to Code Section 162(m) or the related regulations that permit greater flexibility with respect to any Award, the Committee may make adjustments to the EICP and/or Awards, as it deems appropriate.
Non-Exclusive Plan. Stockholder approval of the EICP will not limit our right to award or pay other forms of compensation to eligible employees. While the Board and Committee intend to prevent Code Section 162(m) from limiting our ability to deduct annual incentive compensation payments, unforeseen future events make it impossible to be certain that all annual incentive compensation paid by our company to the Participants will be tax deductible. Accordingly, stockholder approval of the EICP will not preclude the Committee from making other compensation payments under different terms, even if such payments do not qualify for tax deductibility under Code Section 162(m), if the Committee determines that the award or payment of such other forms of compensation is in the best interests of our stockholders.
Benefits to Be Received Upon Approval. The Compensation Committee has adopted the 2006 Senior MIP under the EICP, as described under “Executive Compensation – Recent Developments with Respect to Executive Compensation — 2006 Executive Incentive Compensation Plan and 2006 Senior Management Incentive Plan,” subject to stockholder approval of the EICP at the Annual Meeting. Awards that will be earned by Participants in the 2006 Senior MIP or any Awards granted under the EICP in the future will be determined based upon future performance and, therefore, future actual Award payments cannot now be determined. However, had the plan been in effect for 2005, the maximum amount payable to our CEO would have been $5.0 million and the maximum amount payable to each of the other Participants would have been $3.0 million.

Federal Income Tax Consequences
The following is a brief summary of the material United States federal income tax consequences associated with Awards granted under the EICP. The summary is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a Participant’s death, or the provisions of any state, local or foreign income tax laws in which the Participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Furthermore, this summary does not address the federal tax provisions of Code Section 409A. Although complete guidance regarding Code Section 409A has not yet been issued, to the extent applicable, it is intended that the EICP and any Awards granted thereunder will comply with the requirements of Code Section 409A. The new rules imposed by Code Section 409A change the way certain types of deferred compensation are taxed. In the event that the EICP is amended solely to conform certain provisions with Code Section 409A, it will not be necessary to obtain further stockholder approval.
Participants will recognize ordinary income equal to the amount of the Award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by our company. If and to the extent that the EICP payments satisfy the requirements of Code Section 162(m) and otherwise satisfy the requirements of deductibility under federal income tax law, our company will receive a deduction for the amount constituting ordinary income to the Participant.
Vote Required
The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the EICP.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2006 EXECUTIVE INCENTIVE COMPENSATION PLAN.
STOCKHOLDER PROPOSALS
Proposal 5: Proposal on Majority Voting for Director Nominees
The International Brotherhood of Teamsters, located at 25 Louisiana Avenue, NW, Washington, DC 20001, is the beneficial owner of approximately 310 shares of the Company’s common stock and submits the following proposal:
Stockholder Proposal
Resolved, that the shareholders of Allied Waste Industries, Inc. (“Allied Waste” or “the Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance document (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.
Statement of Support
Our Company is incorporated in Delaware. Delaware law provides that a Company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in a corporations’ certificate or bylaws, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election standard to provide that nominees for the Board of Directors must receive a majority of the votes cast to be elected or re-elected to the Board.
We believe a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast is “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.
Similar proposals to this one received high levels of support last year, winning majority support at Advanced Micro Devices, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon and others. Leading proxy advisory firms also recommended voting in favor of the proposal.
Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignation; however, this policy is valid only if the Board accepts the resignations. We believe that these policies are inadequate for they are based on the continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.
Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instances, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available Board seats.
We urge your support FOR this important director election reform.
Management’s Position
The Board of Directors has carefully considered the proposal submitted by the International Brotherhood of Teamsters General Fund and does not believe the proposal is in the best interests of our company or its stockholders at this time. The Board is committed to strong corporate governance policies. The Board has always believed that stockholders should actively participate and play a meaningful role in the election of directors and our company has established procedures by which stockholders may recommend director candidates. The Governance Committee will consider all stockholders recommended director candidates on the same basis as candidates nominated by the Board. Additionally, Allied also has a history of electing, by a plurality, strong and independent Boards. For the past 2 years, every director nominee has received an affirmative vote of greater than 82% of the shares voted through the plurality process. For the years 2001 through 2003, the holders of the Series A Senior Convertible Preferred Stock (“Preferred Stockholders”), voting separately as a class, had the right to elect five persons to the Board. Each of these director nominees received an affirmative vote of 100% of the shares voted by the Preferred Stockholders. The remaining director nominees each received an affirmative vote of greater than 87% of the shares voted through the plurality process. The outcome of our election process during the last 5 years would not have been different if the proposed majority voting standard had been used.
While the Board is sensitive to the concerns underlying the stockholder’s proposal, the Board believes that implementation of a majority vote standard as proposed by the stockholder is premature at this time and would result in ambiguity and uncertainty in the conduct of elections to the Board. The plurality voting threshold is the accepted standard for the election of directors of publicly traded companies and is the default under Delaware law. This voting procedure is widespread, longstanding and well understood. The Board believes that while the proposed approach appears to be simple conceptually, the implementation of this proposal would establish a potentially disruptive vote requirement. For example, the proposal does not address what would happen if one or more candidates who are incumbent directors fails to receive a majority of the votes cast. Consistent with the provisions of the Delaware General Corporation Law, our bylaws provide that directors shall hold office from the date of their election until their successors have been elected and qualified. An incumbent director who did not receive a majority of the votes cast would nonetheless remain in office until such person’s successor was elected and qualified. As a result, it is possible that an incumbent director would not be re-elected, but nevertheless continue to serve as a director because no successor was properly named. Similarly, the requirement that directors be elected by majority vote makes it possible for there to be a number of nominees who do not receive a majority of the votes cast, thereby leaving one or more positions on the Board open and unable to be filled. In this circumstance, the Board would be permitted to appoint a director to fill the open position, bypassing the election process until the next annual meeting of stockholders. Both of these alternatives are less democratic and, in our view, less desirable, than the election of directors by a plurality vote. Currently, a number of legal scholars, corporations and various task forces, including the Committee on Corporate Laws of the American Bar Association are looking into this issue, as well as various other consequences that are associated with a majority voting standard and considering whether changes should be made to Delaware law. In the meantime, the Board believes that implementation of this proposal is premature as there is currently no consensus on the best corporate governance practice in this area.
Another consequence of the proposal may be to unnecessarily increase the cost of soliciting stockholder votes. Implementation of this proposal could provide special interest stockholder groups with the power to promote “vote-no” campaigns that are not in the best interest of all stockholders, forcing our company to employ a proactive telephone solicitation, a second mailing, or other vote-getting strategies to obtain the required votes. The end result may be increased spending for routine elections. We do not think that this is a good expenditure of company funds.
With the exception of the CEO, our Board is comprised solely of independent directors, as defined by the New York Stock Exchange. In the event that an independent director or an audit committee financial expert fails to receive majority support and is not elected, our ability to comply with the New York Stock Exchange’s corporate governance listing requirements could be impacted.
The Board believes that at this time the plurality voting standard is fair, democratic and impartial and serves the best interests of Allied’s stockholders. The majority voting standard suggested by the Teamsters Proposal does not provide significant advantages to Allied and its stockholders over the plurality voting standard.
For these reasons, the Board believes that this proposal will not improve Allied’s corporate governance and is not in the best interests of our stockholders.
Accordingly, your Board unanimously recommends that stockholders vote “AGAINST” this proposal.
Required Vote
The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST APPROVAL OF THE PROPOSAL ON MAJORITY VOTING FOR DIRECTOR NOMINEES.
Proposal 6: Proposal on Approval of Severance Agreements by Stockholders
The Amalgamated Bank LongView Collective Investment Fund, located at 11-15 Union Square, New York, NY 10003, is the beneficial owner of approximately 80,804 shares of the Company’s common stock and submits the following proposal:

Stockholder Proposal
Resolved: The shareholders of Allied Waste Industries, Inc. (the “Company”) urge the board of directors to seek shareholder approval for future severance agreements with senior executives that could provide benefits in an amount exceeding 2.99 times the sum of the executive’s base salary plus cash bonus.
“Severance agreements” include any agreements or arrangements that provide for payments or awards in connection with a senior executive’s severance from the Company, including employment agreements; retirement agreements; settlement agreements; change in control agreements; and agreements renewing, modifying or extending such agreements.
“Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of periodic retirement payments; any stock or option awards that are awarded under any severance agreements; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.
Statement of Support
Allied Waste has entered into agreements with certain senior executives that provide what are commonly known as “golden parachutes” if the executives are terminated or leave the company in certain situations.
When former Chairman Thomas H. Van Weelden left the Company in late 2004, he received severance benefits worth $8.8 million exclusive of the value of his equity awards, which would continue to vest for another three years. Some current senior executives also have golden parachutes promising them payments of three times their annual salary plus bonus plus partial “gross-up” payments for excise tax in certain situations.
Severance agreements may be appropriate in some circumstances. Nonetheless, we believe that the potential cost of such agreements entitles shareholders to be heard when a company may find itself paying out more than 2.99 times a senior executive’s salary and cash bonus.
We believe that shareholder approval of severance packages is warranted at Allied Waste, given the size of the recent awards and lag in performance. Although performance has improved in recent months, the fact remains that for each of the one-, three- and five year periods ending December 16, 2005, Allied Waste’s performance had trailed the S&P 500 and its peers in the Dow Jones US Waste and Disposal Services Index.
It may not always be practical to obtain shareholder approval, in which case we believe that Allied Waste should have the option, in implementing this proposal, to seek approval after the material terms of the agreement are reached.
We urge shareholders to vote FOR this proposal.
Management’s Position
The Board concurs with the proponent that unreasonably large severance agreements are not appropriate. However, the adoption of this proposal would limit Allied’s ability to design employment arrangements as needed in order to attract and retain qualified executives.
The Board believes that this stockholder proposal interferes with the Board’s ability to attract and compensate senior executives. The Compensation Committee of our Board is responsible for the oversight of all compensation and benefits matters of our company generally and is specifically responsible for the approval of all compensation and severance arrangements for our executive officers and senior management. The Compensation Committee must have the flexibility to offer competitive employment packages to retain our own executives, as well as motivate other valuable executives to join

Allied. The Compensation Committee, comprised entirely of independent, non-employee directors, makes its decisions regarding senior executives’ compensation in a manner it believes to be in the best interests of our company and its stockholders. In making its decisions regarding employment compensation, the Compensation Committee takes into account individual circumstances that include, but are not limited to, the executive’s term of employment and the nature and scope of his or her responsibilities and performance, past accomplishments and reasons for separation from our company.
In the competitive recruiting environment in which our company operates, severance agreements are an integral part of the employment of senior executives. Severance agreements, in particular, are critical in order to attract, motivate and retain the most highly talented executives with a demonstrated history of leadership and operating performance. In many instances, the best candidates must relocate and forfeit accumulated equity compensation, retirement and pension benefits with their current employer in order to accept a new position. Consequently, executives are unwilling to accept the risks inherent in a new position and the loss of accumulated benefits without the protection of competitive severance arrangements. Requiring stockholder approval of severance agreements could put our company at a competitive disadvantage as compared to companies without this requirement. It will be imperative to our success to have the compensation tools necessary to competitively attract and maintain the very best leadership in our industry.
The executive compensation process needs to be sufficiently flexible to allow our Board to make binding offers and commitments on a timely basis. Obtaining stockholder approval for severance agreements that exceed 2.99 times an executive’s salary and bonus would prevent this and in the Board’s view, could be disruptive to the executive compensation process for several reasons. First, the proposed limit of 2.99 times of an executive’s salary and bonus is arbitrary and is not based on any market data. It also fails to take into account the judgment of the Compensation Committee. Second, it would be more difficult to recruit the best candidates under these circumstances because the stockholder approval process would make any negotiations public and would jeopardize the executive’s current employment arrangement. Third, stockholder meetings are held annually and requiring stockholder approval could prevent us from hiring or retaining leadership talent at the time when these opportunities become available. This would seriously undermine the flexibility that the Compensation Committee needs. Finally, adoption of this proposal could, in some instances, require Allied to consider convening a special stockholders’ meeting for the sole purpose of voting on this type of agreement, which would entail the Company incurring additional expenses. Alternatively, as the proponent’s supporting statement suggests, we could obtain stockholder approval at the next regular stockholders’ meeting after the material terms of the candidate’s arrangement were agreed upon. However, this alternative would require us to enter into an agreement that is contingent on such approval, meaning that the Compensation Committee cannot guarantee to the executive that the parties negotiated. In the latter circumstance, it is likely executive candidates will demand increased payments that are not tied to severance to make up for the loss of the severance payments if not approved by stockholders. The Board believes that this would be a poor use of stockholder assets.
Accordingly, your Board of Directors unanimously recommends that you vote “AGAINST” this stockholder proposal.
Required Vote
The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL ON APPROVAL OF SEVERANCE AGREEMENTS BY STOCKHOLDERS.

EXPENSES OF SOLICITATIONS
The cost of soliciting proxies will be borne by our company. In addition to solicitations by mail, regular employees of our company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone without additional compensation. We will pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, D. F. King and Co., Inc. has been hired to help in the solicitation of proxies for the 2006 Annual Meeting for a fee of approximately $9,500 plus associated costs and expenses.
MISCELLANEOUS MATTERS
The annual report to stockholders covering the fiscal year ended December 31, 2005 is included with this proxy statement. Our annual report contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the “Report of the Audit Committee”, “Management Development/Compensation Committee Report”, and “Performance Graph” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
We will provide upon written request, without charge to each stockholder of record as of the Record Date, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our company secretary at our executive office as set forth in this proxy statement. These documents are also available on our website at www.alliedwaste.com.
Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2007 Annual Meeting of stockholders is required to submit such proposals:
•	No later than December 21, 2006, if the proposal is submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934.

•	Between January 20, 2007 and March 6, 2007, if the proposal is submitted under our company’s bylaws, in which case we are not required to include the proposal in our proxy materials.
The Board is not aware of any other business to be considered or acted upon at the Annual Meeting other than those described above. If other business requiring a vote of stockholders is properly presented at the Annual Meeting, proxies will be voted on such matters in accordance with the judgment of the person or persons acting as proxy. If any matter not appropriate for action at the Annual Meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

By Order of the Board of Directors

/s/ John J. Zillmer

John J. Zillmer
Chairman of the Board and
Chief Executive Officer

APPENDIX A
ALLIED WASTE INDUSTRIES, INC.
2006 INCENTIVE STOCK PLAN
Adopted by the Board of Directors on February 9, 2006
Approved by the Stockholders on May 25, 2006
     1. Purpose. The purpose of this Plan is to provide a means through which Allied Waste Industries, Inc. and its Subsidiaries may (a) attract able persons to provide valuable services to the Company as Employees or Consultants, (b) promote the interests of the Company by providing Employees and Consultants with a proprietary interest in the Company, thereby strengthening their concern for the welfare of the Company and their desire to continue to provide their services to the Company, and (c) provide such persons with additional incentive and reward opportunities to enhance the profitable growth of the Company. The Plan amends and restates the Company’s 1991 Incentive Stock Plan, as previously amended and restated in 2004 and as subsequently amended. Capitalized terms shall have the meanings set forth in Section 2.
     2. Definitions. As used in the Plan, the following definitions apply to the terms indicated below.
          (a) “Acquiror” means the surviving, continuing, successor or purchasing person or entity, as the case may be, in a Change in Control.
          (b) “Award” means an Option, a share of Restricted Stock, an RSU, an SAR, a Performance Award, a Dividend Equivalent, a Stock Bonus, a Cash Award, or other stock-based Awards granted pursuant to the terms of the Plan.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Cash Award” means an Award of a bonus payable in cash pursuant to Section 13.
          (e) “Cause,” when used in connection with the termination of a Participant’s Service with the Company, means the termination of the Participant’s Service by the Company by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken, or a guilty plea or plea of nolo contendere by the Participant, with respect to a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any material amount of funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to the Participant and agreed to by the Participant; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company’s conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board, in any activity that competes with the business of the Company or that would result in a material injury to the Company; or (vii) the knowing engagement in any activity that would constitute a material violation of the provisions of the Company’s Policies and Procedures Manual, if any, then in effect.

1

APPENDIX A
          (f) “Change in Control” means
               (i) a “change in control” of the Company of a nature that would be required to be reported (A) in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act (or any successor provisions or reports thereunder), (B) in response to Item 1.01 or Item 2.01 of Form 8-K as in effect on the date of this Plan, as promulgated under the Exchange Act (or any successor provisions or reports thereunder), or (C) in any other filing by the Company with the Securities and Exchange Commission; or
               (ii) the occurrence of any of the following events:
                         (A) a transaction or series of transactions after the Effective Date in which any “person” (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, or any successor provisions thereunder) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act, or any successor provisions thereunder), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding voting securities; provided, however, that for purposes of this Section 2(f)(ii)(A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition of voting securities by the Company, including any acquisition that, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the percentage set forth above; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (4) any acquisition by any Person pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 2(f)(ii)(C); (5) the acquisition of additional voting securities after the Effective Date by any Person who is, as of the Effective Date, the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company’s then-outstanding securities; or (6) any transaction, acquisition, or other event that the Board (as constituted immediately prior to such Person becoming such a beneficial owner) determines, in its sole discretion, does not constitute a Change in Control in such a situation; or
                         (B) individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the Company’s stockholders involving a contest for the election of directors do not constitute a majority of the Board following such election; or
                         (C) consummation by the Company of a Business Combination unless, following such Business Combination, (1) more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or managers of the entity resulting from such Business Combination (including without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by voting securities into which such previously outstanding voting securities of the Company were converted pursuant to such Business Combination) and such ownership of voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s voting securities, (2) no Person (excluding any employee benefit plan (or related

2

APPENDIX A
trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then-outstanding voting securities of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or managers of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
                         (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or
                         (E) the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company.
For purposes of this Section 2(f), “Business Combination” means a reorganization, merger or consolidation of the Company with another Person or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation.
Notwithstanding the foregoing, however, with respect to any Section 409A Award the term “Change in Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as defined under Proposed Treasury Regulations Section 1.409A-3(g)(5), as such definition may be modified by subsequent Treasury Regulations or other guidance.
               (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any Code section shall be deemed to include any amendments or successor provisions to such section and any Treasury Regulations promulgated thereunder.
               (h) “Committee” means the Management Development/Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan.
               (i) “Common Stock” means the Company’s common stock, par value $.01 per share.
               (j) “Company” means Allied Waste Industries, Inc., a Delaware corporation, each of its Subsidiaries, and its successors. With respect to Incentive Stock Options, the “Company” includes any Parent.
               (k) “Consultant” means any person who is engaged by the Company to render consulting services and is compensated for such services.
               (l) “Deferred Compensation Plan” means any nonqualified deferred compensation plan of the Company that is currently in effect or subsequently adopted by the Company.
               (m) “Disability” means (i) with respect to Incentive Stock Options, a Participant’s “permanent and total disability” within the meaning of Code Section 22(e)(3), and

3

APPENDIX A
(ii) with respect to all other Awards, a Participant is “totally disabled” as determined by the Social Security Administration.
               (n) “Dividend Equivalents” means an amount of cash equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record.
               (o) “EBIT” means earnings before interest and taxes.
               (p) “EBITDA” means earnings before interest, taxes, depreciation and amortization.
               (q) “Effective Date” means the date on which the Company’s stockholders approve the Plan pursuant to Section 21.
               (r) “Employee” means any person who is an employee of the Company within the meaning of Code Section 3401(c) and the applicable interpretive authority thereunder.
               (s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
               (t) “Exercise Date” means the date on which a Participant exercises an Award.
               (u) “Exercise Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.
               (v) “Fair Market Value” of a share of Common Stock on any date is (i) the closing sales price on that date (or if that date is not a business day, on the immediately preceding business day) of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading; (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on that date (or if that date is not a business day, on the immediately preceding business day) as quoted on Nasdaq; or (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If the price of a share of Common Stock is not so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.
               (w) “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan as determined by the Committee.
               (x) “Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Code Section 422 and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.
               (y) “Initial Award” means any and all Awards granted to a Participant in connection with such Participant’s commencement of Service with the Company.

4

APPENDIX A
               (z) “Nasdaq” means the Nasdaq Stock Market, Inc.
               (aa) “Non-Employee Director” means a member of the Board who (i) is not at the time in question an officer or Employee of the Company; (ii) has not received compensation for serving as a consultant or in any other non-director capacity or who had an interest in any transaction with the Company that would exceed the threshold for which disclosure would be required under Regulation S-K; or (iii) has not been engaged through another party in a business relationship with the Company that would be disclosable under Regulation S-K.
               (bb) “Non-Qualified Performance Award” means an Award payable in cash or Common Stock upon achievement of certain Performance Goals established by the Committee that do not satisfy the requirements of Section 10(c).
               (cc) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option and that is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced, or an Option identified as an Incentive Stock Option that fails to satisfy the requirements of Code Section 422.
               (dd) “Option” means an option to purchase shares of Common Stock of the Company granted pursuant to Section 7. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.
               (ee) “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Code Section 424(e).
               (ff) “Participant” means an Employee or Consultant who is eligible to participate in the Plan and to whom an Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, to the extent permitted herein.
               (gg) “Performance Award” means either a Qualified Performance Award or a Non-Qualified Performance Award granted pursuant to Section 10, which may be denominated either in dollars or in a number of shares of Common Stock.
               (hh) “Performance Goal” means one or more standards established by the Committee pursuant to Section 10 to determine, in whole or in part, whether a Performance Award shall be earned.
               (ii) “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations in effect from time to time thereunder.
               (jj) “Plan” means the Allied Waste Industries, Inc. 2006 Incentive Stock Plan (which amended and restated the Company’s Amended and Restated 1991 Incentive Stock Plan), as such plan subsequently may be amended from time to time.
               (kk) “Qualified Domestic Relations Order” means a qualified domestic relations order as defined in Code Section 414(p), Section 206(d)(3) of Title I of the Employee

5

APPENDIX A
Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder.
               (ll) “Qualified Performance Award” means an Award payable in cash or Common Stock upon achievement of certain Performance Goals established by the Committee that satisfy the requirements of Section 10(c).
               (mm) “Retirement” means, with respect to Awards granted prior to the Effective Date, termination of employment with the Company by a Participant at a time when the sum of the Participant’s total whole years (a “whole year” means 12 calendar months) of employment with the Company (including whole years of employment with any business which was acquired by the Company) and the Participant’s age is at least 55. For Awards granted on or after the Effective Date, “Retirement” shall have the meaning set forth in the respective agreements for such Awards or, if there is no agreement or no such definition in the agreement for any Award, then the term “Retirement” shall be inapplicable to such Award.
               (nn) “Restricted Stock” means a share of Common Stock that is granted pursuant to the terms of Section 8 and that is subject to the restrictions established by the Committee with respect to such share for so long as such restrictions continue to apply to such share.
               (oo) “Restricted Stock Unit” or “RSU” means the Company’s unfunded promise to pay one share of Common Stock or its cash equivalent that is granted pursuant to the terms of Section 8 and that is subject to the restrictions established by the Committee with respect to such unit for so long as such restrictions continue to apply to such unit.
               (pp) “SAR” or “Stock Appreciation Right” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of one share of Common Stock on the Exercise Date over a specified Exercise Price, in each case as determined by the Committee subject to Section 9.
               (qq) “Section 409A Award” has the meaning set forth in Section 23(c).
               (rr) “Securities Act” means the Securities Act of 1933, as amended from time to time.
               (ss) “Service” has the meaning set forth in Section 18(a).
               (tt) “Share Limit” has the meaning set forth in Section 5(a).
               (uu) “Stock Bonus” means a grant of a bonus payable in shares of Common Stock pursuant to Section 12 and subject to the terms and conditions contained therein.
               (vv) “Subsidiary” or “Subsidiaries” mean any and all corporations or other entities in which, at the pertinent time, the Company owns, directly or indirectly, equity interests vested with more than 50% of the total combined voting power of all classes of stock of such entities within the meaning of Code Section 424(f).

6

APPENDIX A
               (ww) “Substitute Award” means an Award issued or made upon the assumption, substitution, conversion, adjustment, or replacement of outstanding awards under a plan or arrangement of an entity acquired by the Company in a merger or other acquisition.
               (xx) “Vesting Date” means the date established by the Committee on which an Award may vest.
     3. Plan Administration.
               (a) In General. The Plan shall be administered by the Company’s Board. The Board, in its sole discretion, may delegate all or any portion of its authority and duties under the Plan to the Committee under such conditions and limitations as the Board may from time to time establish. The Board and/or any Committee that has been delegated the authority to administer the Plan shall be referred to throughout this Plan as the “Committee.” Except as otherwise explicitly set forth in the Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of the individuals to be granted Awards, the time or times of grant, the type of Awards, the number of shares of Common Stock subject to an Award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an Award.
               (b) Committee’s Authority and Discretion with Respect to the Plan. The Committee shall have full authority and discretion (i) to administer, interpret, and construe the Plan and the terms of any Award issued under it, (ii) to establish, amend, and rescind any rules and regulations relating to the Plan, (iii) to determine, interpret, and construe the terms and provisions of any Award agreement made pursuant to the Plan, and (iv) to make all other determinations that may be necessary or advisable for the administration of the Plan and any Awards made under the Plan. In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Certificate of Incorporation and Bylaws of the Company, as amended from time to time, and applicable law. Subject to (A) the limitations with respect to Incentive Stock Options under Code Section 422 and the Plan and (B) Section 3(c), the Committee may, in its absolute discretion (1) accelerate the date on which any Award becomes vested, exercisable, or issuable, but only in connection with the termination of the Participant’s Service with the Company or upon a Change in Control; (2) extend the date on which any Award ceases to be exercisable or on which it terminates or expires; (3) waive, make less restrictive, or eliminate any restriction on or condition imposed with respect to any Award, and (4) amend the Plan as set forth in Section 19. In addition, the Committee may, in its absolute discretion, grant Awards to Participants on the condition that such Participants surrender to the Company for cancellation such other awards under the Plan or another plan of the Company (including, without limitation, Awards with higher Exercise Prices, but subject to Section 3(c)) as the Committee specifies. Notwithstanding Section 5, Awards granted on the condition of surrender of outstanding Awards shall not count against the limits set forth in Section 5 until such time as such Awards are surrendered. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. All decisions made by the Committee in connection with the interpretation and administration of the Plan or with respect to any Awards made under the Plan and related orders and resolutions shall be final, conclusive, and binding on all persons.

7

APPENDIX A
               (c) No Repricing Without Stockholder Approval. Notwithstanding any other provision of the Plan to the contrary, no Options or SARs may be repriced without the approval of the stockholders of the Company. Stockholder approval shall be evidenced by the affirmative vote of the holders of the majority of the shares of the Company’s capital stock present in person or by proxy and voting at the meeting. For purposes of the Plan, “repricing” shall include (i) amendments or adjustments to Options or SARs that reduce the Exercise Price of such Options or SARs, (ii) situations in which new Options or SARS are issued to a Participant in place of cancelled Options or SARs with a higher Exercise Price, and (iii) any other amendment, adjustment, cancellation or replacement grant or other means of repricing an outstanding Option or SAR, including a buyout for a payment of cash or cash equivalents.
               (d) Delegation to Officers. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Committee may delegate to one or more subcommittees consisting of one or more officers of the Company any or all of its power and duties under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate to such officers its authority to (i) amend or modify the Plan pursuant to Section 19, (ii) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act, or otherwise take any action or fail to act in a manner that would cause any Award or other transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act, or (iii) determine the extent to which Awards will conform to the requirements of Code Section 162(m). The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
               (e) Other Plans. The Committee also shall have authority to grant Awards as an alternative to, as a replacement of, or as the form of payment for grants or rights earned or due under the Plan or other compensation plans or arrangements of the Company, including Substitute Awards granted with respect to an equity compensation plan of any entity acquired by the Company.
               (f) Limitation of Liability. No member of the Committee or any person to whom the Committee delegates authority pursuant to Section 3(b) or 3(d) shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan unless, in either case, such action, omission or determination was taken or made by such Committee member or other person in bad faith and without reasonable belief that it was in the best interests of the Company.
     4. Eligibility. The persons who shall be eligible to receive Awards pursuant to the Plan shall be (a) those Employees who are largely responsible for the management, growth, and protection of the business of the Company (including officers of the Company, whether or not they are directors of the Company), and (b) any Consultant, as the Committee, in its absolute discretion, shall select from time to time; provided, however, that Incentive Stock Options may only be granted to Employees. An Award may be granted to a proposed Employee or Consultant

8

APPENDIX A
prior to the date the proposed Employee or Consultant first performs services for the Company, provided that the grant of such Awards shall not become effective prior to the date the proposed Employee or Consultant first performs such services. Subject to the foregoing, the Committee, in its discretion, may grant any Award permitted under the provisions of the Plan to any eligible person and may grant more than one Award to any eligible person.
     5. Shares Subject to the Plan.
               (a) Number and Source. The shares offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Committee from time to time may determine. Subject to adjustment as provided in Section 20, the aggregate number of shares of Common Stock for which Awards, including Options that are intended to be Incentive Stock Options, may be granted during the term of the Plan shall not exceed an absolute maximum of 34,886,905 shares of Common Stock as of December 31, 2005 (the “Share Limit”).
               (b) Determination of Shares Remaining Available Under the Share Limit. Any shares of Common Stock that are subject to Awards of Options or SARs shall be counted against the Share Limit as one (1) share for every one (1) share granted, regardless of the number of shares of Common Stock actually issued upon the exercise of an Option or SAR. Any shares of Common Stock that are subject to Awards other than Options or SARs shall be counted against the Share Limit as one and one-half (1-1/2) shares for every one (1) share granted or issued, including in the case of Performance Awards denominated in dollars but settled in shares of Common Stock.
                         (i) Any shares subject to an Award granted under the Plan that are not delivered because the Award expires unexercised or is forfeited, terminated, canceled, or exchanged for Awards that do not involve Common Stock, or any shares of Common Stock that are not delivered because the Award is settled in cash, shall not be deemed to have been delivered for purposes of determining the Share Limit. Instead, such shares shall immediately be added back to the Share Limit and shall be available for future Awards; provided that (A) any shares of Common Stock that are subject to Awards of Options or SARs shall be added back as one (1) share for every one (1) share granted; and (B) any shares of Common Stock that are subject to Awards other than Options or SARs shall be added back as one and one-half (1-1/2) shares for every one (1) share granted.
                         (ii) The grant of a Cash Award shall not reduce or be counted against the Share Limit. The payment of cash dividends and Dividend Equivalents paid in cash in conjunction with outstanding Awards shall not reduce or be counted against the Share Limit. Shares of Common Stock delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Share Limit to the extent that the rules and regulations of any stock exchange or other trading market on which the Common Stock is listed or traded provide an exemption from stockholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.
                         (iii) The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Share Limit or any sublimit as

9

APPENDIX A
it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange or other trading market on which the Common Stock is listed or traded or any applicable regulatory requirement.
     6. Terms of Awards.
               (a) Types of Awards. Awards granted under the Plan may include, but are not limited to, the types of Awards described in Sections 7 through 14. Such Awards may be granted either alone, in addition to, or in tandem with any other types of Award granted under the Plan.
               (b) Limit on Number of Awards. Notwithstanding any other provision of this Plan to the contrary, the following limitations shall apply to the following types of Awards made hereunder, other than Substitute Awards:
                         (i) The aggregate number of shares of Common Stock that may be covered by Awards granted to any one individual in any year shall not exceed the following:
                                   (A) 1,500,000 shares in the case of Options and SARs; and
                                   (B) 750,000 shares in the case of Restricted Stock and RSUs (including Restricted Stock and RSUs granted subject to the terms and conditions contained in Section 10), Performance Awards denominated in shares of Common Stock, and Stock Bonuses.
                         (ii) The aggregate dollar value of Awards that may be paid to any one individual in any year shall not exceed the following:
                                   (A) $5,000,000 in the case of Cash Awards; and
                                   (B) $10,000,000 in the case of Performance Awards denominated in dollars.
               (c) Vesting. Except for Options and SARs issued as Substitute Awards, each Option and SAR shall be subject to a minimum vesting period of not less than one year from the Grant Date of such Option or SAR. Except as provided in the following sentence, Awards other than Options, SARs, or Performance Awards shall be subject to a minimum vesting period of not less than three years from the Grant Date for such Awards, provided that such Awards may vest ratably over the vesting period determined by the Committee at the time of grant. Notwithstanding the foregoing, up to 5% of Awards other than Options, SARs, or Performance Awards may have a vesting period of not less than one year from the Grant Date.
               (d) Individual Award Agreements. Options shall and other Awards may be evidenced by agreements between the Company and the Participant in such form and content as the Committee from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. Such individual agreements (i) may contain such provisions or conditions as the Committee deems necessary or appropriate to effectuate the sense and purpose of the Plan and (ii) may be amended from time to time in accordance with the terms thereof.

10

APPENDIX A
               (e) Payment; Deferral. Awards granted under the Plan may be settled through exercise, as set forth in Section 15, cash payments, the delivery of Common Stock (valued at Fair Market Value), through the granting of replacement Awards, or through combinations thereof as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to the terms of the applicable Deferred Compensation Plan and to such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits to deferred Awards. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions, and contingencies as the Committee shall determine. A Participant’s deferral election must be made in accordance with the terms of the Deferred Compensation Plan. When the deferral occurs, the deferred Award(s) will be transferred into or credited to a deferred compensation account established under the Deferred Compensation Plan and will be subject to the terms of the Deferred Compensation Plan.
               (f) Buyout of Awards. The Committee may at any time (i) offer to buy out an outstanding Award for a payment of cash or cash equivalents, or (ii) authorize a Participant to elect to cash out an outstanding Award, in either case at such time and based upon such terms and conditions (but subject to Section 3(c)) as the Committee shall establish.
     7. Options. The Committee may grant Options designated as Incentive Stock Options or as Non-Qualified Stock Options. In the absence of any such designation, however, such Option shall be treated as a Non-Qualified Stock Option. A Participant and the Committee can agree at any time to convert an Incentive Stock Option to a Non-Qualified Stock Option.
               (a) Limitations on Grants of Incentive Stock Options. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Code Section 422, but shall be treated as a Non-Qualified Stock Option. Options that are granted to a particular individual and that are intended to be Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent that the aggregate Fair Market Value of the Common Stock issuable upon exercise of such Options plus all other Incentive Stock Options held by such individual (whether granted under the Plan or any other plans of the Company) that become exercisable for the first time during any calendar year exceeds $100,000 (or such corresponding amount as may be set by the Code). Such Fair Market Value shall be determined as of the Grant Date of each such Incentive Stock Option.
               (b) Exercise Price of Options. The Exercise Price of a particular Option shall be determined by the Committee on the Grant Date; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date (110% of the Fair Market Value if Incentive Stock Options are granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company on the Grant Date).
               (c) Term of Options. The Committee shall set the term of each Option, provided, however, that except as set forth in Section 18(b), no Option shall be exercisable more than 10 years after the Grant Date (five years in the case of an Incentive Stock Option granted to a stockholder who owns or is deemed to own stock possessing more than 10% of the total

11

APPENDIX A
combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company on the Grant Date); and provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the Option agreement.
     8. Restricted Stock and Restricted Stock Units. The Committee may grant Awards consisting of shares of Restricted Stock or denominated in Restricted Stock Units in such amounts and for such consideration as the Committee may determine in its discretion. Such Awards may be subject to (a) forfeiture of such shares or RSUs upon termination of Service during the applicable restriction period, (b) restrictions on transferability (which may be in addition to or in lieu of those specified in Section 16), (c) limitations on the right to vote such shares, (d) limitations on the right to receive dividends with respect to such shares, (e) attainment of certain Performance Goals, such as those described in Section 10, and (f) such other conditions, limitations, and restrictions as determined by the Committee, in its discretion, and as set forth in the instrument evidencing the Award. Certificates representing shares of Restricted Stock or shares of Common Stock issued upon vesting of RSUs shall bear an appropriate legend and may be held subject to escrow and such other conditions as determined by the Committee until such time as all applicable restrictions lapse.
     9. Stock Appreciation Rights. The Committee may grant SARs pursuant to the Plan, either in tandem with another Award granted under the Plan or independent of any other Award grant. Each grant of SARs shall be evidenced by an agreement in such form as the Committee shall from time to time approve. The Committee may establish a maximum appreciation value payable for SARs and such other terms and conditions for such SARs as the Committee may determine in its discretion. The Exercise Price of an SAR shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. The holder of an SAR granted in tandem with an Option may elect to exercise either the Option or the SAR, but not both. Except as set forth in Section 18(b), the exercise period for a SAR shall extend no more than 10 years after the Grant Date. In addition, each grant of SARs shall comply with and be subject to the following terms and conditions:
               (a) Vesting Date and Conditions to Vesting. Upon the grant of SARs, the Committee may (i) establish a Vesting Date or Vesting Dates and expiration dates with respect to such rights, (ii) divide such rights into classes and assign a different Vesting Date for each class, and (iii) impose such restrictions or conditions, not inconsistent with the provisions herein, with respect to the vesting of such rights as the Committee, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of SARs, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee on the Grant Date of such rights. Provided that all conditions to the vesting of SARs are satisfied, and except as provided in Section 18, upon the occurrence of the Vesting Date with respect to such SARs, such rights shall vest and the Participant shall be entitled to exercise such rights prior to their termination or expiration.
               (b) Benefit Upon Exercise of Stock Appreciation Rights. Upon the exercise of a vested SAR, the Participant shall be entitled to receive one or more of the following benefits, as determined by the Committee on the Grant Date of such SAR and set forth in the agreement evidencing the SAR:

12

APPENDIX A
                         (i) Within 90 days of the Exercise Date for the SAR, the Company shall pay to the Participant an amount in cash in a lump sum equal to the difference between (A) the Fair Market Value of one share of Common Stock of the Company on the Exercise Date, over (B) the Exercise Price of the SAR.
                         (ii) At the discretion of the Committee, the agreement evidencing the SAR may give the Participant the right to elect to receive, in lieu of cash as set forth in Section 9(b)(i), shares of the Company’s Common Stock having a Fair Market Value as of the Exercise Date equal to the difference between (A) the Fair Market Value of one share of Common Stock of the Company on the Exercise Date, over (B) the Exercise Price of the SAR.
     10. Performance Awards. The Committee may grant Performance Awards pursuant to the Plan. Each grant of Performance Awards shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of Performance Awards shall comply with and be subject to the following terms and conditions:
               (a) Performance Period and Amount of Performance Award. With respect to each grant of a Performance Award, the Committee shall establish a performance period over which the performance of the Company and/or of the applicable Participant shall be measured, provided that no performance period shall be shorter than one year. In determining the amount of the Performance Award to be granted to a particular Participant, the Committee may take into account such factors as the Participant’s responsibility level and growth potential, the amount of other Awards granted to or received by such Participant, and such other considerations as the Committee deems appropriate; provided, however, the maximum value that can be granted as a Performance Award to any one individual during any calendar year shall be limited to the amount set forth in Section 6(b).
               (b) Non-Qualified Performance Awards and Qualified Performance Awards. Non-Qualified Performance Awards, which are not intended to qualify as qualified performance-based compensation under Code Section 162(m), shall be based on achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee or its delegate shall determine. Qualified Performance Awards, which are intended to qualify as qualified performance-based compensation under Code Section 162(m), shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee as set forth in Section 10(c).
               (c) Performance Goals. A Qualified Performance Award shall be paid solely on the attainment of certain pre-established, objective performance goals (within the meaning of Code Section 162(m)). Such Performance Goals shall be based on any one or any combination of the following business criteria, as determined by the Committee: total or net revenue; revenue growth; EBIT; EBITDA; operating income; net operating income after tax; pre-tax or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; profit growth; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; other earnings criteria or profit-related return ratios; successful acquisitions of other companies or assets; successful dispositions of Subsidiaries, divisions or departments of the Company or any of its Subsidiaries; successful financing efforts; total stockholder return; market share; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction. Such

13

APPENDIX A
Performance Goals may be (i) stated in absolute terms, (ii) based on one or more business criteria that apply to the Participant, one or more Subsidiaries, business units or divisions of the Company, or the Company as a whole, (iii) relative to other companies or specified indices, (iv) achieved during a period of time, or (v) as otherwise determined by the Committee. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring a Performance Goal, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Committee at the time the Performance Goals are determined. In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) and Treasury Regulation §1.162-27(e) with respect to grants to those Participants whose compensation is, or is likely to be, subject to Code Section 162(m), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. The Committee shall establish, in writing, the applicable Performance Goal(s) and the specific targets related to such goal(s) prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the Performance Goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain within the meaning of Code Section 162(m), subject to adjustment by the Committee as it deems appropriate to reflect significant unforeseen events or changes. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.
               (d) Payment. Upon the expiration of the performance period relating to a Performance Award granted to a Participant, such Participant shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Goals for such performance period, as determined by the Committee. The Committee may, within its sole discretion, pay a Performance Award under any one or more of the Performance Goals established by the Committee with respect to such Performance Award. The Committee shall certify in writing prior to the payment of a Performance Award that the applicable Performance Goals and any other material terms of the grant have been satisfied. Subject to Sections 5 and 6, payment of a Performance Award may be made in cash, shares of Common Stock, other Awards, other property, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee.
     11. Dividends and Dividend Equivalents. The Committee may grant, as a separate Award or at the time of granting any other Award granted under the Plan (other than Options or SARs), Awards that entitle the Participant to receive dividends or Dividend Equivalents with respect to all or a portion of the number of shares of Common Stock subject to such Award, in each case subject to such terms as the Committee may establish in its discretion and as set forth in the instrument evidencing the Award. Dividends or Dividend Equivalents may accrue interest and the instrument evidencing the Award will specify whether dividends or Dividend Equivalents will be (a) paid currently (b) paid at a later, specified date (such as if, and when, and to the extent such related Award, if any, is paid), (c) deferrable by the Participant under and subject to the terms of the applicable Deferred Compensation Plan, (d) subject to the same vesting as the Award to which the dividends or Dividend Equivalents relate, if applicable, and/or

14

APPENDIX A
(e) deemed to have been reinvested in shares of Common Stock or otherwise reinvested. Where Dividend Equivalents are deferred or subject to vesting, the Committee may permit for, or require, the conversion of Dividend Equivalents into RSUs. RSUs arising from such a conversion of Dividend Equivalents at the election of the Participant shall not count against the Share Limit, while RSUs arising from a conversion of Dividend Equivalents that is required by the Committee will count against the Share Limit.
     12. Stock Bonuses. The Committee may, in its absolute discretion, grant Stock Bonuses in such amounts as it shall determine from time to time. Subject to the last sentence of this Section 12, a Stock Bonus shall be paid at such time and subject to such terms, conditions, and limitations as the Committee shall determine on the Grant Date of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid. Notwithstanding the foregoing, unless a Stock Bonus is granted only in lieu of cash compensation otherwise earned by the Participant, a Stock Bonus granted pursuant to this Section 12 shall be subject to the same minimum vesting periods as set forth in Section 6(c).
     13. Cash Awards. The Committee may, in its absolute discretion, grant Cash Awards in such amounts as it shall determine from time to time. A Cash Award may be granted (a) as a separate Award, (b) in connection with the grant, issuance, vesting, exercise, or payment of another Award under the Plan or at any time thereafter, or (c) on or after the date on which the Participant is required to recognize income for federal income tax purposes in connection with the grant, issuance, vesting, exercise, or payment of another Award under the Plan. Cash Awards shall be subject to such terms, conditions, and limitations as the Committee shall determine on the Grant Date of such Cash Award. Cash Awards intended to qualify as performance-based compensation under Code Section 162(m) shall be subject to the same terms and conditions as in the case of the Qualified Performance Awards described in Section 10.
     14. Other Stock-Based Awards. The Committee may grant such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as may be deemed by the Committee to be consistent with the purposes of the Plan. Such other Awards may include, without limitation, (a) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (b) convertible or exchangeable debt or equity securities, (c) other rights convertible or exchangeable into shares of Common Stock, and (d) Awards valued by reference to the value of shares of Common Stock or the value of securities of or the performance of specified Subsidiaries of the Company. Notwithstanding the foregoing, unless a stock-based Award granted under this Section 14 is granted only in lieu of cash compensation otherwise earned by the Participant, such Award shall be subject to the same minimum vesting periods as set forth in Section 6(c).
     15. Award Exercise.
               (a) Precondition to Stock Issuance. Awards shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. No shares of Common Stock shall be delivered pursuant to the exercise of any

15

APPENDIX A
Award, in whole or in part, until the Company receives payment in full of the Exercise Price, if any, as provided in Section 15(c). No Participant or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares of Common Stock subject to such Award unless and until such Award is exercised, the full Exercise Price is paid, and such shares are issued.
               (b) No Vesting or Exercise of Fractional Amounts. With respect to any Award that vests in a manner that would result in fractional shares of Common Stock being issued, any fractional share that would be one-half of one share or greater shall be rounded up to a full share, and any fractional share that would be less than one-half of one share shall not be vested or issued unless and until the last increment of such Award becomes vested. No Award may at any time be exercised with respect to a fractional share. Instead the Company shall pay to the holder of such Award cash in an amount equal to the Fair Market Value of such fractional share on the Exercise Date.
               (c) Form of Payment. A Participant may exercise an Award using as the form of payment such means as the Committee may, from time to time, approve, whether in the agreement evidencing the Award or otherwise.
               (d) Form and Time of Exercises. Except as otherwise (i) set forth in the Plan, (ii) determined by the Committee, or (iii) set forth in the agreement or other documents evidencing the Award, each exercise required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing delivered to the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, and any other agreement, as the Committee shall require.
     16. Transferability. Awards may be assigned or transferred only as permitted pursuant to this Section 16. No Award may be assigned or transferred for value.
               (a) Restrictions on Transfer. Except as specifically allowed by the Committee, any Incentive Stock Option granted under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant and shall not be assignable or transferable by such Participant other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Except as specifically allowed by the Committee, any Non-Qualified Stock Option and any other Award granted under the Plan and any of the rights and privileges conferred thereby shall not be assignable or transferable by the Participant other than (i) pursuant to Section 16(b), or (ii) by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, and such Award shall be exercisable during the Participant’s lifetime only by the Participant.
               (b) Permitted Transfers. Awards other than Incentive Stock Options may be assigned to (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Participant’s household (other than a tenant or employee), (iii) a trust in which the Participant or the persons described in (i) or (ii) hold more than 50% of the beneficial interest, or (iv) a private foundation in which the Participant or the persons described in (i) or (ii) own more than 50% of the voting interests. A transfer to any entity

16

APPENDIX A
in which more than 50% of the voting interests are owned by the Participant or the persons described in (i) or (ii) in exchange for an interest in that entity shall not constitute a transfer for value.
               (c) Transfers Upon Death. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution or by assignment or transfer from the Participant as contemplated by Section 16(b) above. No transfer by will or the laws of descent and distribution, or as contemplated by Section 16(b) above, of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will, assignment, or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.
     17. Withholding Taxes; Other Deductions. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Awards, cash, shares of Common Stock, or other benefits under the Plan upon satisfaction of the applicable withholding obligations. The Company shall have the right to deduct from any grant, issuance, vesting, exercise, or payment of an Award under the Plan (a) an amount of cash or shares of Common Stock having a value sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any other amounts due from the Participant to the Company or to any Parent or Subsidiary of the Company, or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such Participant an amount equal to such taxes or obligations. The Committee, in its discretion, also may permit the Participant to deliver to the Company, at the time of grant, issuance, vesting, exercise, or payment of an Award, one or more shares of Common Stock owned by such Participant and having an aggregate Fair Market Value (as of the date of such grant, issuance, vesting, exercise, or payment, as the case may be) up to or equal to (but not in excess of) the amount of the taxes incurred in connection with such grant, issuance, vesting, exercise, or payment, as the case may be.
     18. Termination of Services.
               (a) Definition of “Service.” For purposes of the Plan, unless otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the Award, or (iii) set forth in an employment agreement or any other written agreement with or policy of the Company, a Participant will be deemed to be in “Service” to the Company so long as such individual renders continuous services on a periodic basis to the Company (or to any Parent or Subsidiary of the Company) in the capacity of an Employee, Consultant, director, or other advisor. In the discretion of the Committee, a Participant will be considered to be rendering continuous services to the Company even if the type of services change, e.g., from Employee to Consultant. A Participant will be considered to be an Employee for so long as such individual remains in the employ of the Company or any Parent or Subsidiary of the Company. Except as otherwise (A) determined by the Committee, (B) set forth in the agreement or other

17

APPENDIX A
documents evidencing the Award, or (C) set forth in an employment agreement or any other written agreement with or policy of the Company, a Participant’s Service with the Company shall be deemed terminated if the Participant’s leave of absence (including military or other bona fide leave of absence) extends for more than 90 days and the Participant’s continued Service with the Company is not guaranteed by contract or statute; provided that whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Service shall be determined by the Committee in its absolute discretion.
               (b) Termination of Awards Upon Termination of Service. Except as otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the Award, or (iii) set forth in an employment agreement or any other written agreement with or policy of the Company:
                         (i) Termination of Service Other than for Cause, Disability, Death, or Retirement. If the Participant’s Service with the Company is terminated for any reason other than Cause, or other than as the result of the Participant’s Disability, death, or Retirement, then (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of the longer of (1) 90 days after such termination, or (2) 30 days following the end of any blackout period to which the Participant may be subject, on which date they shall expire, provided, however, that no Option shall be exercisable after the expiration of its term; (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; (C) a portion of any unvested shares of Restricted Stock, RSUs, SARs, Dividend Equivalents, Stock Bonuses, Cash Awards, or other stock-based Awards, to the extent not otherwise forfeited or canceled on or prior to such termination, shall vest on the date of such termination in such amount (which may be equal to zero) as determined by the Committee (1) pursuant to a formula, (2) based on the achievement of any conditions imposed by the Committee on the Grant Date of such Awards, or (3) otherwise in the Committee’s discretion; and (D) all other unvested shares of Restricted Stock, RSUs, SARs, Dividend Equivalents, Stock Bonuses, Cash Awards, or other stock-based Awards shall be forfeited as of the commencement of business on the date of the Participant’s termination of Service.
                         (ii) Termination of Service for Cause. Except as set forth in Section 18(b)(v), in the event of the termination of a Participant’s Service for Cause, all outstanding Awards granted to such Participant shall immediately expire and be forfeited as of the commencement of business on the date of such termination.
                         (iii) Termination of Service Upon Disability or Death. If the Participant’s Service with the Company is terminated as the result of the Participant’s Disability or death, (A) all of the unvested Options and SARs granted to such Participant shall become fully and immediately exercisable, (B) all Incentive Stock Options granted to such Participant shall remain exercisable until the expiration of one year after such termination or, if earlier, until the expiration of their term(s), on which date they shall expire, (C) all Non-Qualified Stock Options, and SARs granted to such Participant shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (D) all other Awards granted to such Participant shall immediately be forfeited as of the commencement of business on the date of such termination.

18

APPENDIX A
                         (iv) Termination of Service Upon Retirement. To the extent provided in the agreement evidencing a Participant’s Award, if the Participant’s Service with the Company is terminated as a result of the Participant’s Retirement, the Participant’s Award will terminate in the manner set forth in the agreement governing the Award. If the agreement governing the Award does not address Retirement, this Section 18(b)(iv) shall not apply to the Award and, with respect to such Award, Section 18(b)(i) shall be applied without regard to the term “Retirement” contained therein.
                         (v) Termination of Performance Awards Upon Termination of Service. With respect to Performance Awards, if the Participant’s Service is terminated for any reason prior to the expiration of the applicable performance period then such Performance Awards shall immediately be forfeited as of the commencement of business on the date of such termination, except (i) as may be determined by the Committee in its sole and absolute discretion, or (ii) as may be otherwise provided in the agreement evidencing such Performance Award.
               (c) Limitations with Respect to Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, the period in which any Options that are intended to be Incentive Stock Options may remain exercisable following the termination of a Participant’s Service with the Company shall not exceed the maximum period of time that such Options may remain exercisable pursuant to Code Section 422.
               (d) Definitions. For purposes of this Section 18, the term “year” means 365 calendar days beginning with the calendar day on which the relevant event occurs.
     19. Plan Amendment and Termination; Bifurcation of the Plan. The Committee may amend, change, make additions to, or suspend or terminate the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided that the Committee may not, without the consent of the affected Participant, take any action that disqualifies any Incentive Stock Option previously granted under the Plan for treatment as an Incentive Stock Option or that adversely affects or impairs the rights of any Award outstanding under the Plan; and provided further that, to the extent that stockholder approval of an amendment to the Plan is required by applicable law or the requirements of any securities exchange or trading market on which the Common Stock is listed or traded, such amendment shall not be effective prior to approval by the Company’s stockholders. Notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

19

APPENDIX A
     20. Adjustment of Awards Upon the Occurrence of Certain Events.
               (a) Adjustment of Shares Available. The Committee shall have authority to proportionately adjust the aggregate number and type of shares available for Awards under the Plan, the maximum number and type of shares or other securities that may be subject to Awards to any individual under the Plan, the number and type of shares or other securities covered by each outstanding Award, and the Exercise Price per share (but not the total price) for Awards outstanding under the Plan as a result of any increase or decrease in the number of issued shares of Common Stock resulting from the payment of any stock dividend or from any stock split, reverse stock split, split-up, combination or exchange of shares, merger, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment in order to prevent the enlargement or dilution of rights of the Participants under such Awards.
               (b) Change in Control. Except as otherwise (i) determined by the Committee, (ii) set forth in the agreement or other documents evidencing the Award, or (iii) set forth in an employment agreement or any other written agreement between a Participant and the Company or any policy of the Company, upon the occurrence of a Change in Control, (A) all unvested Options and SARs granted to each Participant shall become vested and fully and immediately exercisable and shall remain exercisable until their expiration, termination, or cancellation, (B) all shares of Restricted Stock, RSUs, Dividend Equivalents, Stock Bonuses, Cash Awards, and other stock-based Awards granted pursuant to the terms of the Plan that have not yet vested shall immediately vest, (C) the Committee (as constituted immediately prior to such Change in Control) shall determine, in its sole discretion, whether Performance Awards, for which the requisite Performance Goals have not been satisfied or for which the performance period has not expired, shall immediately be paid or whether such Performance Awards shall remain outstanding according to their respective terms, and (D) the Acquiror shall either assume the Company’s rights and obligations under all outstanding Awards or substitute for outstanding Awards substantially equivalent Awards for the Acquiror’s stock. The vesting and/or exercise of any Award that is permissible solely by reason of this Section 20(b) shall be conditioned upon the consummation of the Change in Control.
               (c) Adjustments to Outstanding Restricted Stock, RSUs, and SARs. If a Participant receives any securities or other property (including dividends paid in cash) with respect to a share of Restricted Stock, RSU, or SAR that has not vested as of the date of the payment of any stock dividend or any stock split, reverse stock split, split-up, combination or exchange of shares, merger, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment, then such securities or other property will not vest until such share of Restricted Stock, RSU, or SAR vests and shall be held by the Company as if such securities or other property were non-vested shares of Restricted Stock, RSUs, or SARs.
               (d) Adjustment Upon Certain Mergers, etc. Subject to any required action by the stockholders of the Company, if the Company is the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise, if applicable, the securities that a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

20

APPENDIX A
               (e) Adjustment Upon Certain Other Transactions. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another entity and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to (i) cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the Exercise Price, if any, of such Award; or (ii) provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the Exercise Price of the Award, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in full or partial consideration for the exchange of the Award.
               (f) No Other Rights. Except as expressly provided in the Plan, or in any agreement governing the Award, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other entity. Except as expressly provided in the Plan, or in any agreement governing the Award, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or the Exercise Price of any Award.
     21. Approval by Stockholders; Effective Date and Term of Plan. The Plan was originally adopted by the Board on March 8, 1991, and has subsequently been amended and restated on several occasions. The Plan was most recently amended and restated by the Board on February 9, 2006. The Plan shall be submitted to the stockholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of this Plan by the Board. Stockholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present in person or by proxy and voting at the meeting. Upon stockholder approval, (a) the terms and conditions of the Plan as of the Effective Date (as the Plan may be subsequently amended) shall control all Awards granted under the Plan prior to or after the Effective Date, provided that, without the consent of the affected Participant, the terms and conditions of the Plan shall not be interpreted in a manner that disqualifies any Incentive Stock Option granted under the Plan prior to the Effective Date for treatment as an Incentive Stock Option or that adversely affects or impairs the rights of any Award outstanding under the Plan prior to the Effective Date, and (b) the Plan shall remain in full force and effect through the tenth anniversary of the Effective Date, unless sooner terminated by the Committee. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their

21

APPENDIX A
applicable terms and conditions and the Plan’s terms and conditions. If this Plan is not approved by the stockholders within 12 months after its adoption by the Board, this Plan shall automatically terminate and the Company’s Amended and Restated 1991 Incentive Stock Plan, as then amended, shall remain in full force and effect to the same extent and with the same effect as though this Plan had never been adopted.
     22. General Restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or other trading market on which the Common Stock is listed or traded. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange or other trading market on which the Common Stock is listed or traded.
     23. Compliance With Applicable Law.
               (a) Exchange Act Section 16. Notwithstanding any provision of this Plan to the contrary, only the entire Board or a Committee composed of two or more Non-Employee Directors may make determinations regarding grants of Awards to persons subject to Section 16 under the Exchange Act.
               (b) Code Section 162(m). The Committee shall have the authority and discretion to determine the extent to which Awards will conform to the requirements of Code Section 162(m) and to take such action, establish such procedures, and impose such restrictions as the Committee determines to be necessary or appropriate to conform to such requirements. To the extent any provisions of the Plan or action by the Committee or Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or Board.
               (c) Code Section 409A. To the extent an Award granted under this Plan is subject to Code Section 409A because it both falls within the scope of Code Section 409A and does not satisfy an applicable exemption from Code Section 409A (“Section 409A Award”), the Section 409A Award is intended to comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
     24. No Rights as a Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares or the date of issuance of shares on a non-certificated basis pursuant to policies adopted by the Company from time to time.
     25. No Special Employment Rights; No Right to Awards. Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her Service by the Company or interfere in any way with the right of the

22

APPENDIX A
Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence on the Grant Date of an Award. No person shall have any claim or right to receive any Award under this Plan. The grant of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any other time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.
     26. Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.
     27. Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Award, unless such failure is remedied by such Participant within 10 days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part as the Committee, in its absolute discretion, may determine.
     28. Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Company may issue options, warrants, or other rights to acquire shares of Common Stock.
     29. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Arizona.
     30. Limitation of Implied Rights. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever including, without limitation, any specific funds, assets, or other property that the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute an obligation to pay any benefits to any person.
     31. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

23

APPENDIX A
     32. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     33. Substitution of Awards. Subject to Sections 3, 19, and 20, at the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. The Grant Date for any Award granted pursuant to the substitution provisions of this Section 33 will have the Grant Date of the original Award.

ALLIED WASTE INDUSTRIES, INC.,
a Delaware corporation

By

Title:

24

APPENDIX B
ALLIED WASTE INDUSTRIES, INC.
EXECUTIVE INCENTIVE COMPENSATION PLAN
Approved by the Board of Directors on February 9, 2006
Approved by the Stockholders on May 25, 2006
1. Establishment, Objectives, Duration.
     Allied Waste Industries, Inc. (“Company”) hereby establishes a short-term incentive compensation plan to be known as the “Allied Waste Industries, Inc. Executive Incentive Compensation Plan” (“Plan”).
     The purpose of the Plan is to enhance the Company’s ability to attract and retain highly qualified executives and to provide such executives with additional financial incentives to promote the success of the Company and its Affiliates and Subsidiaries. Awards payable under the Plan are intended to constitute “performance-based compensation” under Code Section 162(m) and regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.
     The Plan is effective as of January 1, 2006, subject to the approval of the Plan by the stockholders of the Company at the 2006 Annual Meeting. The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Section 11 herein.
2. Definitions.
     The following terms, when capitalized, shall have the meanings set forth below:
     (a) “Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
     (b) “Award” means a bonus or other incentive compensation award payable in cash, Shares or any combination thereof, granted to a Participant under or pursuant to this Plan with respect to a particular Performance Period, in accordance with any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Committee” means the Management Development/Compensation Committee of the Board or another committee appointed by the Board that satisfies the requirements of Code Section 162(m).

1

APPENDIX B
     (f) “Company” means Allied Waste Industries, Inc., a Delaware corporation.
     (g) “Employee” means any person who is employed by the Company or any of its Affiliates or Subsidiaries.
     (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (i) “Fair Market Value” means, as of any date, the value of a Share determined as follows:
     (i) Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the principal securities exchange on which the Share is then listed for trading, or (B) if not so reported, the average of the closing bid and asked prices of a Share on that date (or if that date is not a business day, on the immediately preceding business day) as quoted on the NASDAQ National Market, or (C) if not quoted on the NASDAQ National Market, the average of the closing bid and asked prices of a Share on that date (or if that date is not a business day, on the immediately preceding business day) as quoted on the NASDAQ Small Cap Market, the National Quotation Bureau’s “Pink Sheets”, or the National Association of Securities Dealers’ OTC Bulletin Board System, or such other source as the Committee deems reliable; or
     (ii) In the absence of an established market of the type described above for the Share, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.
     (j) “Operating Income Before Depreciation and Amortization” means revenue minus (i) the cost of operations, and (ii) selling, general and administrative expenses, as adjusted to exclude the effect of restructurings, discontinued operations, extraordinary items, write-offs associated with goodwill, the gain or loss associated with the sale of a business, the transition costs associated with the acquisition of a business, and the cumulative effect of tax and accounting changes, as each of those items is calculated in accordance with generally accepted accounting principles, if applicable, as of the date on which the calculation is made.
     (k) “Participant” means any person that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Code Section 162(m) and regulations promulgated thereunder and who is selected by the Committee to participate in the Plan. “Participant” also means any other Employee(s) who the Committee may select to participate in the Plan for one or more specified Performance Periods.

2

APPENDIX B
     (l) “Performance Period” means the fiscal year of the Company, or such shorter or longer period as designated by the Committee; provided, however, that a Performance Period shall in no event be less than six (6) months or more than five (5) years.
     (m) “Plan” means the Allied Waste Industries, Inc. Executive Incentive Compensation Plan.
     (n) “Share” means a share of common stock of the Company, par value one cent ($.01) per share.
     (o) “Section 409A” means Code Section 409A and any related regulations or other guidance promulgated thereunder by the U.S. Department of Treasury or the Internal Revenue Service.
     (p) “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.
3. Administration of the Plan.
     (a) The Committee. The Plan shall be administered by the Committee.
     (b) Authority of the Committee. Subject to applicable laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to establish rules and take all actions, including, without limitation, interpreting the terms of the Plan and Awards, and any related rules or regulations or other documents enacted hereunder and deciding all questions of fact arising in their application, determined by the Committee to be necessary in the administration of the Plan.
     (c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries.
     (d) Limit on Liability. No member of the Committee or any Employee or committee of the Company to whom the Committee has delegated authority under this Plan will be liable for anything done or omitted to be done by him, by any member of the Committee or by any Employee of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

3

APPENDIX B
4. Eligibility.
     Eligibility under this Plan is limited to Participants designated by the Committee, in its sole and absolute discretion. Except as otherwise specified in a written agreement between the Company and an Employee, no Employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Performance Period, (b) if so selected, to be entitled to an Award, or (c) if selected as a Participant in one Performance Period, to be selected as a Participant in any subsequent Performance Period.
5. Form of Payment of Awards.
     Payment of Awards under the Plan shall be made in cash, Shares or a combination thereof, as the Committee shall determine, subject to the limitations set forth in Sections 6 and 7 herein.
6. Shares Subject to the Plan.
     Award payments that are made in the form of Shares, in whole or in part, shall be made from the aggregate number of Shares authorized to be issued under and otherwise in accordance with the terms of the Allied Waste Industries, Inc. 2006 Incentive Stock Plan (or any successor stock incentive plan approved by the stockholders of the Company); provided, however, that if the Company’s stockholders do not approve the 2006 Incentive Stock Plan, then Award payments that are made in the form of Shares, in whole or in part, shall be made from the aggregate number of Shares authorized to be issued under and otherwise in accordance with the terms of the Allied Waste Industries, Inc. Amended and Restated 1991 Incentive Stock Plan (or any successor incentive stock plan approved by the Company’s stockholders).
7. Awards.
     (a) Selection of Participants and Designation of Performance Period and Terms of Award. Within ninety (90) days after the beginning of each Performance Period or, if less than ninety (90) days, the number of days which is equal to twenty-five percent (25%) of the relevant Performance Period applicable to an Award, the Committee shall, in writing, (i) select the Participants to whom Awards shall be granted, (ii) designate the applicable Performance Period, and (iii) specify terms and conditions for the determination and payment of the Award for each Participant for such Performance Period, including, without limitation, the extent to which the Participant shall have the right to receive an Award following termination of the Participant’s employment. The terms and conditions for the determination and payment of each Award shall be determined in the sole discretion of the Committee, need not be uniform among all Awards, and may reflect distinctions based on such criteria as the Committee determines in its sole discretion.
     (b) Awards. The Company’s Chief Executive Officer shall be eligible to receive an Award for each designated Performance Period equal to one-half percent (0.50%) of

4

APPENDIX B
Operating Income Before Depreciation and Amortization for such Performance Period. Each of the Participants other than the Company’s Chief Executive Officer shall be eligible to receive an Award for each designated Performance Period equal to one quarter percent (0.25%) of Operating Income Before Depreciation and Amortization for such Performance Period. Notwithstanding the foregoing, the maximum Award that may be paid under the Plan to the Company’s Chief Executive Officer for any fiscal year of the Company shall be the lesser of (i) one-half percent (0.50%) of Operating Income Before Depreciation and Amortization for such Performance Period, or (ii) five million dollars ($5,000,000.00), and the maximum Award that may be paid under the Plan to any Participant other than the Company’s Chief Executive Officer for any fiscal year of the Company shall be the lesser of (A) one-quarter percent (0.25%) of Operating Income Before Depreciation and Amortization for such Performance Period, or (B) three million dollars ($3,000,000.00). Notwithstanding the foregoing, the Committee may condition payment of an Award upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate, in its sole and absolute discretion, and the Committee shall retain the discretion to reduce the amount of any Award that would otherwise be payable to a Participant, including a reduction in such amount to zero.
8. Committee Certification and Payment of Awards.
     As soon as reasonably practicable following the end of each Performance Period, the Committee shall determine the amount of the Award to be paid to each Participant for such Performance Period and shall certify such determination in writing. Awards shall be paid to the Participants following such certification by the Committee no later than seventy (70) days following the close of the Performance Period with respect to which the Awards are made, unless all or a portion of a Participant’s Award is deferred pursuant to the Participant’s timely and validly made election made in accordance with such terms of any Company sponsored deferred compensation plan in which the Participant is eligible to participate.
9. Termination of Employment.
     Except as may be specifically provided in an Award pursuant to Section 7(a), a Participant shall have no right to an Award under the Plan for any Performance Period in which the Participant is not actively employed by the Company, an Affiliate or a Subsidiary on the last day of the Performance Period to which such Award relates. In establishing Awards under Section 7(a), the Committee may provide that in the event a Participant is not employed by the Company, an Affiliate or a Subsidiary on the date on which the Award is paid, the Participant may receive a pro rata portion of the Award or forfeit all or a portion of his or her right to the Award paid under the Plan.
10. Taxes.
     The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company (or an Affiliate or Subsidiary), an amount (in cash, or in Shares valued at Fair Market Value), sufficient to satisfy any applicable tax

5

APPENDIX B
withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements relating to Awards payable in Shares by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld.
11. Amendment or Termination of the Plan.
     The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m) and regulations promulgated thereunder shall be made without such stockholder approval. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 11, make any adjustments to the Plan and/or Awards it deems appropriate.
12. No Rights to Employment.
     The Plan shall not confer upon any Participant any right with respect to continuation of employment with the Company, any Affiliate, or Subsidiary, nor shall it interfere in any way with his right or the Company’s right to terminate his or her employment at any time, with or without cause.
13. No Assignment.
     Except as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void. During the lifetime of any Participant, payment of an Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant’s death.
14. Legal Construction.
     (a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a section of the Plan either in the Plan or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such section of the

6

APPENDIX B
Plan, act, code, section, rule or regulation, as it may be amended from time to time, or to any successor section of the Plan, act, code, section, rule or regulation.
     (b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     (c) Requirements of Law. The granting of Awards and the issuance of cash or Shares under the Plan shall be subject to all applicable laws and to such approvals by any governmental agencies or national securities exchanges as may be required.
     (d) Unfunded Plan. Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.
     (e) Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Arizona, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
     (f) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
     (g) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A.

ALLIED WASTE INDUSTRIES, INC.,
a Delaware corporation

By

Title:

7

APPENDIX C
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
(“Committee”)
OF
ALLIED WASTE INDUSTRIES, INC.
(“Company”)
CHARTER
Purpose
The Committee’s purpose is to assist the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent auditor and (iv) the performance of the Company’s internal audit function and independent auditors.
The Committee shall prepare the annual audit committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
Committee Membership
The Committee shall consist of a minimum of three and not more than five members. Each member of the Committee shall meet the requirements of the New York Stock Exchange (“NYSE”) listing standards and all other applicable laws. The Committee shall report to the Board. A majority of the members of the Committee shall constitute a quorum. Members shall be appointed by the Board upon recommendation of the Governance Committee and may be removed by the Board in its discretion.
Authority and Responsibilities
The Committee has the following authority and responsibilities:
▪	Retain and terminate the Company’s independent auditor in its sole authority, subject, if applicable, to shareholder ratification. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work.

▪	Pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, in accordance with the requirements, exceptions and delegation authority provided by applicable laws. The terms of the retention of the independent auditor will require the auditor to report directly to the Committee.

1 of 3

APPENDIX C
▪	At least annually, obtain and review a report by the independent auditor describing: such firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

▪	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of the Financial Condition and Results of Operations.”

▪	Discuss generally earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (i.e., discuss the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which a company may provide earnings guidance.

▪	To investigate any matter within its scope of duties and, as appropriate, to obtain advice and assistance from outside legal, accounting and other advisors. The Committee specifically has the independent authority to engage these advisors without seeking Board approval.

▪	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

▪	Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditor.

▪	Review with the independent auditor any problems or difficulties encountered in performing the audit and management’s response thereto.

▪	Set clear hiring policies for employees or former employees of the independent auditor.

▪	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees regarding questionable accounting or auditing matters.

▪	Evaluate annually the Committee’s performance in accordance with the NYSE listing standards and all other applicable laws.

2 of 3

APPENDIX C
▪	Report regularly to the Board upon the Committee’s recommendations, actions and other matters as the Board shall from time to time specify to the Committee.
Limitation of Audit Committee’s Role
While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

3 of 3

ANNUAL MEETING OF STOCKHOLDERS OF
ALLIED WASTE INDUSTRIES, INC.
MAY 25, 2006
PROXY VOTING INSTRUCTION

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
-or-
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-or-
INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

—Please Detach and Mail in the Envelope Provided
If you are not voting via Telephone or the Internet—
The Board of Directors recommends a vote “For” Proposals 1, 2, 3 & 4 and “Against” Proposals 5 & 6. Please sign, date and return promptly in the enclosed envelope.
PLEASE MARK YOUR PROXY CARDS AS IN THIS EXAMPLE. ☒
1.  Election of Directors by holders of Common Stock.
NOMINEES: Robert M. Agate, Charles H. Cotros, James W. Crownover, David I. Foley, Joshua J. Harris, Dennis R. Hendrix, Nolan Lehmann, Steven Martinez, James A. Quella, Antony P. Ressler and John J. Zillmer.

☐	FOR	☐	AGAINST	☐	WITHHOLD

For, except vote withheld from the following nominees:
2.  Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (independent auditor) for fiscal year 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.  Proposal to Amend and Restate the 1991 Incentive Stock Plan into the 2006 Incentive Stock Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. Proposal to Approve the 2006 Executive Incentive Compensation Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
5. Proposal on Majority Voting for Director Nominees.

☐	FOR	☐	AGAINST	☐	ABSTAIN

6. Proposal on Approval of Severance Agreements by Stockholders.

☐	FOR	☐	AGAINST	☐	ABSTAIN
7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

☐	FOR	☐	AGAINST	☐	ABSTAIN
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 & 4; AGAINST PROPOSALS 5 & 6; AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.
STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)	DATE

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer; giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
ALLIED WASTE INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2006
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints John J. Zillmer and Steven M. Helm as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, all shares of common stock of Allied Waste Industries, Inc. (the “Company”) held of record by the undersigned on April 3, 2006, at the Annual Meeting of Stockholders to be held on May 25, 2006, or any adjournment thereof.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)